Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 4, REFINANCING AMENDMENT AND JOINDER AGREEMENT

AMENDMENT NO. 4, REFINANCING AMENDMENT AND JOINDER AGREEMENT (this “Agreement”) dated as of March 7, 2014 relating to the Amended and Restated Credit Agreement dated as of April 29, 2011 and amended and restated as of March 6, 2013 (as otherwise heretofore amended or modified, the “Credit Agreement”) among VERINT SYSTEMS INC., a Delaware corporation (the “Company”), the SUBSIDIARY BORROWERS from time to time party thereto, the LENDERS from time to time party thereto, and CREDIT SUISSE AG, as administrative agent (in such capacity, the “Administrative Agent”) and collateral agent.

RECITALS:

WHEREAS, the Company has, by notice to the Administrative Agent (the date of such notice, the “Notice Date”), requested Refinancing Term Loans in an aggregate principal amount of $643,500,000.

WHEREAS, Credit Suisse Securities (USA) LLC has agreed to act as sole lead arranger and sole bookrunner in connection with the Refinancing Term Loans (in such capacities, the “Lead Arranger”) pursuant to that certain Engagement Letter dated as of January 21, 2014 (the “Engagement Letter”) entered into in connection herewith.

WHEREAS, each financial institution identified on the signature pages hereto as a “Refinancing Term Loan Lender” (each, a “Refinancing Term Loan Lender”) has agreed severally, on the terms and conditions set forth herein and in the Credit Agreement, to provide a portion of such Refinancing Term Loans and to become, if not already, a Lender for all purposes under the Credit Agreement.

The parties hereto therefore agree as follows:

SECTION 1. Defined Terms; References. Unless otherwise specifically defined herein, each capitalized term used herein (including in the preamble and recitals hereto) that is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement. Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Credit Agreement shall, after this Agreement becomes effective, refer to the Credit Agreement as amended hereby. For the avoidance of doubt, after the Refinancing Facility Closing Date (as defined below), any references to “date hereof” or “date of this Agreement” in the Credit Agreement shall continue to refer to March 6, 2013.

SECTION 2. Refinancing Term Loans. Subject to and upon the terms and conditions set forth herein, each Refinancing Term Loan Lender party hereto severally agrees to make, on the Refinancing Facility Closing Date, a single loan of term loans (each, a “Refinancing Term Loan”) in Dollars to the Company in an amount equal to the commitment amount set forth next to such Refinancing Term Loan Lender’s name in Schedule 1 hereto under the caption “Refinancing Term Loan Commitment”. The Refinancing Term Loans hereunder constitute Term Loans (as defined in the Credit Agreement). Notwithstanding any other provision contained herein or in any other Loan Document, the obligations of the Refinancing Term Loan Lenders to make Refinancing Term Loans to the Company on the Refinancing Facility Closing Date and the obligations of the Administrative Agent to make such Refinancing Term Loans available to the Company shall be subject to the terms and conditions set forth in the Existing Lenders Agreement (as defined below).

SECTION 3. Use of Proceeds. The proceeds of the Refinancing Term Loans shall be used solely to refinance in full the Initial Term Loans outstanding immediately prior to the Refinancing Facility Closing Date.

SECTION 4. Applicable Margin and Interest Period. (a) The “Applicable Margin” for each Refinancing Term Loan shall be (i) for Eurodollar Loans, 2.75% per annum and (ii) for Base Rate Loans, 1.75% per annum. The “Adjusted LIBO Rate” for each Refinancing Term Loan shall mean with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum equal to the greater of (i) 0.75% per annum and (ii) the product of (x) the LIBO Rate in effect for such Interest Period and (y) Statutory Reserves.

(b) The Refinancing Term Loans shall be funded on the Refinancing Facility Closing Date as Eurodollar Loans and shall have an initial Interest Period that ends on May 1, 2014 (or such other date as determined by the Company and the Administrative Agent in order to synchronize the Interest Period for the Refinancing Term Loans with the Interest Period for the Tranche B Term Loans).

SECTION 5. Repayment of Refinancing Term Loans; Maturity Date. (a) The Company shall pay to the Administrative Agent, on each Payment Date commencing on the first Payment Date to occur after the Refinancing Facility Closing Date, a principal amount of the Refinancing Term Loans in accordance with Section 2.03 of the Credit Agreement (as amended pursuant to Section 7 below).

(b) To the extent not previously paid, all Refinancing Term Loans shall be due and payable on the Term Loan Maturity Date (as defined in the Credit Agreement, as amended hereby).

(c) All such repayments shall be accompanied by accrued interest on the amount repaid and shall be subject to Section 2.19 of the Credit Agreement.

SECTION 6. Terms of the Refinancing Term Loans Generally. The Refinancing Term Loans shall have identical terms as the Tranche B Term Loans (including, without limitation, with respect to the maturity date, mandatory prepayments, voluntary prepayments, and prepayment fees and premium) and shall otherwise be subject to the provisions, including any provisions restricting the rights, or regarding the obligations, of the Loan Parties or any provisions regarding the rights of the Term Loan Lenders, of the Credit Agreement and the other Loan Documents. Each reference to a “Loan”, “Loans”, “Term Loan” or “Term Loans” in the Credit Agreement or the other Loan Documents shall be deemed to include the Refinancing Term Loans (including, without limitation, for purposes of the definitions of “Applicable Margin” and “Repricing Transaction” in Section 1.01 of the Credit Agreement) and all other related terms will have correlative meanings mutatis mutandis. For the avoidance of doubt and notwithstanding anything in this Agreement to the contrary, the Refinancing Term Loans shall be considered an increase in the Tranche B Term Loans under the Credit Agreement and shall not be considered a separate tranche of Indebtedness under the Credit Agreement.

SECTION 7. Amendments to Credit Agreement. The Credit Agreement is, effective as of the Refinancing Facility Closing Date, hereby amended to be as set forth in the conformed copy of the Credit Agreement attached as Exhibit A hereto.

SECTION 8. Representations of the Company. The Company represents and warrants to the Administrative Agent and each Refinancing Term Loan Lender that:

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(a) each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents will be true and correct in all material respects (except that any representation and warranty that is qualified by materiality will be true and correct in all respects) on and as of the Refinancing Facility Closing Date after giving effect hereto and to any extension of credit requested to be made on the Refinancing Facility Closing Date as if made on and as of such date (except to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties will be true and correct in all material respects (except that any representation and warranty that is qualified by materiality will be true and correct in all respects ) as of such date) (for purposes of this representation and warranty, the reference to “Amendment Effective Date” in Section 4.19 of the Credit Agreement will be deemed to refer to the Refinancing Facility Closing Date and such representation shall be made immediately after giving effect to the Refinancing Term Loans and any other extension of credit made on the Refinancing Facility Closing Date);

(b) no Default or Event of Default will have occurred and be continuing on and as of the Refinancing Facility Closing Date after giving effect hereto and to any extension of credit requested to be made on the Refinancing Facility Closing Date;

(c) each Loan Party has the corporate power and authority, and the legal right, to make, deliver and perform its obligations under this Agreement and under each of the Loan Documents as amended or supplemented hereby to which it is a party and, in the case of the Company, to borrow hereunder in accordance with the terms and conditions hereof and of the Credit Agreement. Each Loan Party has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and each of the Loan Documents as amended or supplemented hereby to which it is a party and, in the case of the Company, to authorize the borrowings on the terms and conditions of this Agreement and of the Credit Agreement. This Agreement has been duly executed and delivered on behalf of each Loan Party that is a party hereto. This Agreement constitutes, and each other Loan Document as amended or supplemented hereby upon execution will constitute (in each case, assuming due execution by the parties other than the Loan Parties party thereto), a legal, valid and binding obligation of each Loan Party that is a party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law);

(d) no consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or the execution, delivery, performance, validity or enforceability of this Agreement or any of the other Loan Documents as amended or supplemented hereby, except (i) those that have otherwise been obtained or made on or prior to the Refinancing Facility Closing Date and which remain in full force and effect on the Refinancing Facility Closing Date, (ii) any filings required under the Exchange Act in respect of the transactions contemplated hereby, and (iii) consents, authorizations, filings and notices required under the laws of the jurisdiction of organization of any Foreign Subsidiary in respect of the grant of a security interest in respect of its Capital Stock pursuant to the Guarantee and Collateral Agreement or any other Security Document; and

(e) the execution, delivery and performance of this Agreement and the other Loan Documents as amended or supplemented hereby, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or any material Contractual Obligation of the Company or any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such material Contractual Obligation (other than the Liens created by the Security Documents).

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SECTION 9. Conditions to the Refinancing Facility Closing Date. This Agreement shall become effective as of the first date (the “Refinancing Facility Closing Date”) when each of the following conditions shall have been satisfied:

(a) Representations and Warranties. The representations and warranties set forth in Section 8 above shall be true and correct in all material respects (except that any representation and warranty that is qualified by materiality shall be true and correct in all respects) on and as of the Refinancing Facility Closing Date after giving effect hereto and to any extension of credit requested to be made on the Refinancing Facility Closing Date.

(b) This Agreement. The Administrative Agent shall have received executed counterparts hereof that, when taken together, bear the signatures of the Loan Parties, the Administrative Agent and each Refinancing Term Loan Lender.

(c) No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing or shall result from the borrowing of the Refinancing Term Loans.

(d) Officer’s Certificate. The Administrative Agent shall have received a certificate, dated the Refinancing Facility Closing Date and signed by a Responsible Officer of the Company, confirming the accuracy of the representations and warranties set forth in Section 8 above and confirming the satisfaction of the conditions in clause (c) above and (j) and (q) below.

(e) Solvency Certificate. The Lead Arranger shall have received a certificate from the chief financial officer of the Company in form substantially consistent with the solvency certificate delivered under the Credit Agreement on the Amendment Effective Date certifying that the Company and its Subsidiaries, on a consolidated basis immediately after giving effect to the borrowing of the Refinancing Term Loans and any other extensions of credit made on the Refinancing Facility Closing Date and the transactions contemplated hereby, are Solvent.

(f) Fees and Expenses. The Lenders and the Lead Arranger (as defined in the Engagement Letter) shall have received all fees required to be paid, and all expenses for which reasonably detailed invoices have been presented (including reasonable fees, disbursements and other charges of counsel to the Lead Arranger) at least one Business Day prior to the Refinancing Facility Closing Date or provision for the payment thereof reasonably satisfactory to the Administrative Agent shall have been made.

(g) Organizational Documents; Incumbency. The Administrative Agent shall have received such certificates, resolutions or other documents of the Loan Parties as the Administrative Agent may reasonably require in connection herewith, including all documents and certificates it may reasonably request relating to (i) the organization, existence and good standing of each Loan Party, (ii) the corporate or other authority for and validity of this Agreement and (iii) the incumbency of the officers of each Loan Party executing this Agreement, and other matters relevant hereto, all in form and substance reasonably satisfactory to the Administrative Agent (it being agreed that documents substantially consistent with those delivered under the Credit Agreement on the Amendment Effective Date with appropriate modifications to reflect the consummation of the transactions contemplated hereby will be reasonably acceptable to the Administrative Agent).

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(h) Legal Opinions. The Administrative Agent shall have received the following executed legal opinions: (i) the legal opinion of Jones Day, counsel to the Company and its Subsidiaries; (ii) the legal opinion of local counsel to the Company in Nevada; and (iii) the legal opinion of local counsel to the Company in The Cayman Islands. Each such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require and shall be addressed to the Administrative Agent and the Refinancing Term Loan Lenders (it being agreed that legal opinions substantially consistent with those delivered under the Credit Agreement on the Amendment Effective Date with appropriate modifications to reflect the consummation of the transactions contemplated hereby will be reasonably acceptable to the Administrative Agent). The Company hereby requests such counsel to deliver such opinions.

(i) PATRIOT Act, etc. The Lead Arranger shall have received, at least three Business Days prior to the Refinancing Facility Closing Date, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the USA PATRIOT Act and requested by the Administrative Agent in writing (including email) at least seven Business Days prior to the Refinancing Facility Closing Date.

(j) Existing Indebtedness. Immediately after giving effect to the transactions contemplated hereby, the Company and its Subsidiaries shall have outstanding no Indebtedness other than the Refinancing Term Loans and other Indebtedness permitted under the Credit Agreement.

(k) Pro Forma Financial Statements. The Lead Arranger shall have received a pro forma consolidated balance sheet and related pro forma consolidated statements of income and cash flows of the Company as of and for the twelve-month period ending on the last day of the most recently completed four-fiscal quarter period for which financial statements have been delivered pursuant to the Credit Agreement, prepared giving effect to the transactions contemplated hereby as if such transactions had occurred as of such date (in the case of such balance sheet) or at the beginning of such period (in the case of such other financial statements).

(l) Lien Searches. The Administrative Agent shall have received the results of recent lien searches in each of the jurisdictions in which Uniform Commercial Code financing statement or other filings or recordations will be made to evidence or perfect security interests in all assets of the Loan Parties, and such search shall reveal no liens on any of the assets of any Loan Party, except for Liens permitted by Section 7.03 of the Credit Agreement or which are subject to payoff arrangements reasonably satisfactory to the Administrative Agent.

(m) Pledged Stock; Pledged Notes. The Collateral Agent shall have received (i) the certificates representing the shares of Capital Stock pledged pursuant to the Guarantee and Collateral Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof and (ii) each promissory note pledged pursuant to the Guarantee and Collateral Agreement endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank reasonably satisfactory to the Collateral Agent) by the pledgor thereof, in each case, to the extent required to be delivered under the Guarantee and Collateral Agreement (or arrangements for the delivery of the foregoing to the Collateral Agent reasonably satisfactory to it shall have been made).

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(n) Filings, Registrations and Recordings. Each document (including, without limitation, any Uniform Commercial Code financing statement) required by the Security Documents or under law or reasonably requested by the Collateral Agent to be filed, registered or recorded to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens permitted by Section 7.03 of the Credit Agreement), shall have been filed, registered or recorded or shall have been delivered to the Collateral Agent in proper form for filing, registration or recordation.

(o) Insurance. The Administrative Agent shall have received insurance certificates satisfying the requirements of Section 5.02 of the Guarantee and Collateral Agreement.

(p) Notice of Borrowing. The Administrative Agent shall have received a Borrowing Notice with respect to the Refinancing Term Loans substantially in the form of Exhibit H to the Credit Agreement.

(q) Company Material Adverse Effect. There shall not have occurred, since January 31, 2013, any development or event that has had or could reasonably be expected to have a Material Adverse Effect (assuming for purposes of this clause that the Lead Arranger referred to in the Engagement Letter is the “Lender” for purposes thereof).

(r) Refinancing. Immediately prior to or substantially simultaneous with the effectiveness of the amendments set forth herein, the Initial Term Loans shall have been paid in full, together with all interest, fees and other amounts then due and owing in respect thereto (after giving effect to that certain cashless roll letter entered into in connection herewith (the “Existing Lenders Agreement”)).

SECTION 10. Acknowledgment of Refinancing Term Loan Lenders. Each Refinancing Term Loan Lender expressly acknowledges that neither any of the Agents, nor the Lead Arranger, nor any of their Affiliates nor any of their respective officers, directors, employees, agents or attorneys-in-fact have made any representations or warranties to it and that no act by any Agent or the Lead Arranger hereafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by any Agent or the Lead Arranger to any Refinancing Term Loan Lender. Each Refinancing Term Loan Lender represents to the Agents and the Lead Arranger that it has, independently and without reliance upon any Agent, the Lead Arranger or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to provide its Refinancing Term Loans hereunder and enter into this Agreement and become a Lender under the Credit Agreement. Each Refinancing Term Loan Lender also represents that it will, independently and without reliance upon any Agent, the Lead Arranger or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under the Credit Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Each Refinancing Term Loan Lender hereby (a) confirms that it has received a copy of the Credit Agreement and each other Loan Document and such other documents (including financial statements) and information as it deems appropriate to make its decision to enter into this Agreement, (b) agrees that it shall be bound by the terms of the Credit Agreement as a Lender thereunder and that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a

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Lender, (c) irrevocably designates and appoints the Agents as the agents of such Refinancing Term Loan Lender under the Credit Agreement and the other Loan Documents, and each Refinancing Term Loan Lender irrevocably authorizes each Agent, in such capacity, to take such action on its behalf under the provisions of the Credit Agreement and the other Loan Documents and to exercise such powers and perform such duties as are delegated to such Agent by the terms of the Credit Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto and (d) specifies as its lending office and address for notices the offices set forth on the Administrative Questionnaire provided by it to the Administrative Agent prior to the date hereof.

SECTION 11. Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 12. Confirmation of Guarantees and Security Interests. By signing this Agreement, each Loan Party hereby confirms that (a) the obligations of the Loan Parties under the Credit Agreement as modified or supplemented hereby (including with respect to the Refinancing Term Loans contemplated by this Agreement) and the other Loan Documents (i) are entitled to the benefits of the guarantees and the security interests set forth or created in the Guarantee and Collateral Agreement, Security Documents and the other Loan Documents, (ii) constitute “Obligations” and “Secured Obligations” or other similar term for purposes of the Credit Agreement, the Security Documents and all other Loan Documents, (iii) notwithstanding the effectiveness of the terms hereof, the Guarantee and Collateral Agreement, the other Security Documents and the other Loan Documents are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects and (b) each Refinancing Term Loan Lender shall be a “Secured Party” and a “Lender” (including without limitation for purposes of the definition of “Required Lenders” contained in Section 1.01 of the Credit Agreement) for all purposes of the Credit Agreement and the other Loan Documents. Each Loan Party ratifies and confirms that all Liens granted, conveyed, or assigned to any Agent by such Person pursuant to any Loan Document to which it is a party remain in full force and effect, are not released or reduced, and continue to secure full payment and performance of the Obligations as increased hereby.

SECTION 13. Credit Agreement Governs. Except as expressly set forth herein, this Agreement shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of any Lender or Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.

SECTION 14. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of any executed counterpart of a signature page of this Agreement by facsimile or electronic transmission shall be as effective as delivery of a manually executed counterpart hereof.

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SECTION 15. Miscellaneous. This Agreement shall constitute a Refinancing Amendment and Loan Document for all purposes of the Credit Agreement and the other Loan Documents. The Company shall pay all reasonable fees, costs and expenses of the Administrative Agent incurred in connection with the negotiation, preparation and execution of this Agreement and the transactions contemplated hereby. To the extent required by the Credit Agreement, each of the Company and the Administrative Agent hereby consent to each Refinancing Term Loan Lender that is not a Lender as of the date hereof becoming a Lender under the Credit Agreement on the Refinancing Facility Closing Date. In addition, the Company hereby consents to the assignment in connection with the primary syndication and made within 60 days of the Refinancing Facility Closing Date by any Refinancing Term Loan Lender of all or a portion of its Refinancing Term Loans to any other bank, financial institution or other investor identified by the Lead Arranger to the Company on January 23, 2014.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

VERINT SYSTEMS INC.

By:	/s/ Douglas E. Robinson
Name: Douglas E. Robinson
Title: Chief Financial Officer

VERINT VIDEO SOLUTIONS INC.

By:	/s/ Douglas E. Robinson
Name: Douglas E. Robinson
Title: Treasurer

VERINT AMERICAS INC.

By:	/s/ Douglas E. Robinson
Name: Douglas E. Robinson
Title: Treasurer

VERINT WITNESS SYSTEMS LLC

By:	/s/ Douglas E. Robinson
Name: Douglas E. Robinson
Title: Treasurer

VICTORY ACQUISITION I LLC

By:	/s/ Douglas E. Robinson
Name: Douglas E. Robinson
Title: Treasurer

GLOBAL MANAGEMENT TECHNOLOGIES, LLC

By:	/s/ Douglas E. Robinson
Name: Douglas E. Robinson
Title: Treasurer

[Signature Page to Amendment No. 4, Refinancing Amendment and Joinder Agreement]

VERINT SYSTEMS CAYMAN LIMITED

By:	/s/ Douglas E. Robinson
Name: Douglas E. Robinson
Title: Treasurer

KAY TECHNOLOGY HOLDINGS, INC.

By:	/s/ Douglas E. Robinson
Name: Douglas E. Robinson
Title: Treasurer

BROADBASE SOFTWARE, INC.

By:	/s/ Douglas E. Robinson
Name: Douglas E. Robinson
Title: Treasurer

CIBOODLE INC.

By:	/s/ Douglas E. Robinson
Name: Douglas E. Robinson
Title: Treasurer

KANA SOFTWARE, INC.

By:	/s/ Douglas E. Robinson
Name: Douglas E. Robinson
Title: Treasurer

LAGAN TECHNOLOGIES, INC.

By:	/s/ Douglas E. Robinson
Name: Douglas E. Robinson
Title: Treasurer

OVERTONE, INC.

By:	/s/ Douglas E. Robinson
Name: Douglas E. Robinson
Title: Treasurer

[Signature Page to Amendment No. 4, Refinancing Amendment and Joinder Agreement]

SWORD SOFT INC.

By:	/s/ Douglas E. Robinson
Name: Douglas E. Robinson
Title: Treasurer

VERINT ACQUISITION LLC

By:	/s/ Douglas E. Robinson
Name: Douglas E. Robinson
Title: Treasurer

[Signature Page to Amendment No. 4, Refinancing Amendment and Joinder Agreement]

ADMINISTRATIVE AGENT

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent

By:	/s/ Judith E. Smith
Name: Judith E. Smith
Title: Authorized Signatory

By:	/s/ Michael D’Onofrio
Name: Michael D’Onofrio
Title: Authorized Signatory

[Signature Page to Amendment No. 4, Refinancing Amendment and Joinder Agreement]

REFINANCING TERM LOAN LENDERS

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as an Refinancing Term Loan Lender

By:	/s/ Judith E. Smith
Name: Judith E. Smith
Title: Authorized Signatory

By:	/s/ Michael D’Onofrio
Name: Michael D’Onofrio
Title: Authorized Signatory

[Signature Page to Amendment No. 4, Refinancing Amendment and Joinder Agreement]

SCHEDULE 1

Name of Refinancing Term Loan Lender	Refinancing Term Loan Commitment
Credit Suisse AG, Cayman Islands Branch	$643,500,000

Total:	$643,500,000

EXHIBIT A

Conformed Copy of the Credit Agreement

Exhibit A

CONFORMED COPY

AMENDED AND RESTATED CREDIT AGREEMENT

among

VERINT SYSTEMS INC.,

and

THE SUBSIDIARY BORROWERS

REFERRED TO HEREIN

as Borrowers,

The Several Lenders

from Time to Time Parties Hereto,

CREDIT SUISSE SECURITIES (USA) LLC,

DEUTSCHE BANK SECURITIES INC.,

RBC CAPITAL MARKETS,

BARCLAYS BANK PLC

and

HSBC SECURITIES (USA) INC.,

as Joint Lead Arrangers and Joint Bookrunners,

RBC CAPITAL MARKETS and

BARCLAYS BANK PLC,

as Co-Syndication Agents,

DEUTSCHE BANK SECURITIES INC.

and

HSBC BANK USA, N.A.,

as Co-Documentation Agents,

and

CREDIT SUISSE AG,

as Administrative Agent and Collateral Agent

Dated as of April 29, 2011,

and amended and restated as of March 6, 2013

ANNEXES:

A Commitments

SCHEDULES:

1.01A	Excluded Foreign Subsidiaries
1.01B	Excluded Domestic Subsidiaries
1.01C	Threshold Amount
4.04	Consents, Authorizations, Filings and Notices
4.06	Litigation
4.09	Intellectual Property
4.15(a)	Subsidiaries
4.15(b)	Rights in Capital Stock
4.18(a)	UCC Filing Jurisdictions
4.18(c)	Real Property
7.02(d)	Existing Indebtedness
7.03(f)	Existing Liens

EXHIBITS:

A	[Reserved]
B	Form of Compliance Certificate
C	[Reserved]
D	Form of Assignment and Acceptance
E	Form of Legal Opinion of Jones Day, counsel to the Company and its Subsidiaries
F-1	Form of Term Note
F-2	Form of Revolving Credit Note
G-1	Form of Exemption Certificate (For Non-US Lenders That Are Not Partnerships)
G-2	Form of Exemption Certificate (For Non-US Lenders That Are Partnerships)
H	Form of Borrowing Notice
I	Form of Affiliate Subordination Agreement
J	Auction Procedures
K	Subsidiary Borrower Request and Assumption Agreement
L	Subsidiary Borrower Notice

AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”), dated as of April 29, 2011, is amended and restated as of March 6, 2013, among VERINT SYSTEMS INC., a Delaware corporation (the “Company”), the SUBSIDIARY BORROWERS from time to time parties to this Agreement, the several banks and other financial institutions or entities from time to time parties to this Agreement (the “Lenders”), and CREDIT SUISSE AG, as administrative agent (in such capacity, including any successor thereto, the “Administrative Agent”) and as collateral agent (in such capacity, including any successor thereto, the “Collateral Agent”) for the Lenders.

The Company and the Subsidiary Borrowers are party to that certain Credit Agreement dated as of April 29, 2011 (as amended, supplemented or otherwise modified from time to time prior to the Amendment Effective Date, the “Existing Credit Agreement”), with the lenders party thereto from time to time (the “Original Lenders”) and Credit Suisse AG, as administrative agent and collateral agent, pursuant to which the Original Lenders extended or committed to extend certain credit facilities to the Borrowers.

Pursuant to the Amendment Agreement and upon satisfaction of the conditions set forth therein, the Existing Credit Agreement is being further amended and restated in the form of this Agreement in connection with the transactions contemplated by the Amendment Agreement (as this and other capitalized terms not previously defined are defined in Section 1.01 below).

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01. Defined Terms. As used in this Agreement, the terms listed in this Section 1.01 shall have the respective meanings set forth in this Section 1.01.

“Accounting Change”: as defined in Section 1.03.

“Additional Lender”: as defined in Section 2.22(c).

“Additional Refinancing Lender”: as defined in Section 2.26(a).

“Adjusted LIBO Rate”: with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum equal to the greater of (a) 0.75% per annum and (b) the product of (i) the LIBO Rate in effect for such Interest Period and (ii) Statutory Reserves.

“Administrative Agent”: as defined in the preamble hereto.

“Administrative Questionnaire”: an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate”: as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

“Affiliate Subordination Agreement”: an Affiliate Subordination Agreement substantially in the form of Exhibit I pursuant to which intercompany obligations and advances owed by any Loan Party to a non-Loan Party are subordinated to the Obligations.

“Agents”: the collective reference to the Administrative Agent, the Collateral Agent, the Co-Documentation Agents, the Joint Bookrunners, the Joint Lead Arrangers and the Co-Syndication Agents.

“Aggregate Exposure”: with respect to any Lender at any time, an amount equal to the sum of (i) the aggregate then unpaid principal amount of such Lender’s Term Loans and (ii) the amount of such Lender’s Revolving Credit Commitment then in effect or, if the Revolving Credit Commitments have been terminated, the amount of such Lender’s Revolving Extensions of Credit then outstanding.

“Aggregate Exposure Percentage”: with respect to any Lender at any time, the ratio (expressed as a percentage) of such Lender’s Aggregate Exposure at such time to the sum of the Aggregate Exposures of all Lenders at such time.

“Agreement”: this Amended and Restated Credit Agreement, as amended by Incremental Amendment No. 1, Amendment No. 2, Amendment No. 3 and Amendment No. 4 and as amended, supplemented or otherwise modified from time to time.

“Amendment Agreement”: the Amendment and Restatement Agreement, dated as of March 6, 2013, among the Company, the other Loan Parties, the Lenders party thereto, the Administrative Agent and the Issuing Lenders.

“Amendment Effective Date”: has the meaning assigned to that term in the Amendment Agreement.

“Amendment No. 2”: that certain Amendment No. 2 dated as of February 3, 2014 among the Company, the Lenders party thereto and the Administrative Agent.

“Amendment No. 2 Effective Date”: has the meaning assigned to the term “Effective Date” in Amendment No. 2.

“Amendment No. 3”: that certain Amendment No. 3 dated as of February 3, 2014 among the Company, the Lenders party thereto and the Administrative Agent.

“Amendment No. 4”: that certain Amendment No. 4 dated as of March 7, 2014 among the Company, the other Loan Parties party thereto, the Lenders party thereto and the Administrative Agent.

“Amendment No. 4 Effective Date”: has the meaning assigned to the term “Refinancing Facility Closing Date” in Amendment No. 4.

“Applicable Margin”: (i) for Eurodollar Loans, 2.75% per annum and (ii) for Base Rate Loans, 1.75% per annum.

“Application”: an application or letter of credit issuance request, in such customary form as the Issuing Lender may reasonably specify from time to time, requesting the Issuing Lender to issue a Letter of Credit.

“Asset Sale”: any Disposition of Property or series of related Dispositions of Property (excluding any such Disposition permitted by Section 7.05 other than Dispositions made pursuant to paragraphs (g), (h) or (i) thereof) which yields gross proceeds to the Company or any of its Subsidiaries (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at fair market value in the case of other non-cash proceeds) in excess of $3,300,000.

“Assignee”: as defined in Section 10.06(c).

“Assignment and Acceptance”: as defined in Section 10.06(c).

“Assignor”: as defined in Section 10.06(c).

“Available Amount”: on any date (the “Determination Date”), an amount equal to:

(a) the sum, without duplication, of (I) $75,000,000 plus (II) an amount equal to the aggregate Net Equity Proceeds received by the Company after the Amendment Effective Date pursuant to any Permitted Equity Issuance plus (III) the cumulative amount equal to the remainder of (x) 100% of Excess Cash Flow for each Determination Period (commencing with the Determination Period ending January 31, 2014) less (y) in respect of each Determination Period, an amount equal to the ECF Percentage of the Excess Cash Flow for such Determination Period; provided that, in the case of clause (III), financial statements and a compliance certificate have been delivered in accordance with Section 6.01(a) and Section 6.02(b), respectively, with respect to such Determination Period; minus

(b) the portion of the amount calculated pursuant to clause (a) above that is used after the Amendment Effective Date and prior to the respective Determination Date to (i) pay Restricted Payments permitted pursuant to Section 7.06(h), (ii) make Investments permitted pursuant to Section 7.07(o) or (iii) make payments permitted pursuant to Section 7.08(a)(1).

“Available Revolving Credit Commitment”: with respect to any Revolving Credit Lender at any time, an amount equal to the excess, if any, of (a) such Lender’s Revolving Credit Commitment then in effect over (b) such Lender’s Revolving Extensions of Credit then outstanding.

“Base Rate”: for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1% and (c) the Adjusted LIBO Rate for a one month Interest Period on such day (or if such day is not a

Business Day, the immediately preceding Business Day) plus 1.00%; provided that, for the avoidance of doubt, the Adjusted LIBO Rate for any day shall be based on the rate determined on such day at approximately 11 a.m. (London time) by reference to the British Bankers’ Association Interest Settlement Rates for deposits in Dollars (as set forth by any service selected by the Administrative Agent that has been nominated by the British Bankers’ Association as an authorized vendor for the purpose of displaying such rates). If the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms of the definition thereof, the Base Rate shall be determined without regard to clause (b) of the preceding sentence until the circumstances giving rise to such inability no longer exist. Any change in the Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective on the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, as the case may be.

“Base Rate Loans”: Loans for which the applicable rate of interest is based upon the Base Rate.

“Benefitted Lender”: as defined in Section 10.07.

“Board”: the Board of Governors of the Federal Reserve System of the United States (or any successor).

“Borrower”: the Company or any Subsidiary Borrower, as the context may require, and “Borrowers” means all of the foregoing. When used in relation to any Loan or Letter of Credit, references to “the Borrower” are to the particular Borrower to which such Loan is or is to be made or at whose request such Letter of Credit is or is to be issued.

“Borrowing Date”: any Business Day specified by the Borrower as a date on which the Borrower requests the relevant Lenders to make Loans hereunder.

“Borrowing Notice”: with respect to any request for borrowing of Loans hereunder, a notice from a Borrower, substantially in the form of, and containing the information prescribed by, Exhibit H, delivered to the Administrative Agent, or in such other form as shall be reasonably acceptable to the Administrative Agent.

“Business Day”: (a) for all purposes other than as covered by clause (b) below, a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close and (b) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (a) and which is also a day for trading by and between banks in Dollar deposits in the interbank eurodollar market.

“Capital Expenditures”: for any period, (a) the acquisition, construction, and additions to property, plant and equipment and other capital expenditures (including capitalized software) of the Company and its consolidated Subsidiaries that are (or should be) set forth in a consolidated statement of cash flows of the Company for such period prepared in accordance with GAAP and (b) Capital Lease Obligations incurred by the Company and its consolidated Subsidiaries during such period.

“Capital Lease Obligations”: with respect to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP; and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

“Capital Stock”: any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase or otherwise acquire any of the foregoing; provided that Capital Stock shall exclude any Indebtedness convertible into or exchangeable for Capital Stock until such time as such Indebtedness is converted into or exchanged for Capital Stock and such Capital Stock has been delivered by the Company to converting or exchanging holders.

“Cash Collateralize”: to pledge and deposit with or deliver to the Collateral Agent, for the benefit of one or more of the Issuing Lenders or Lenders, as collateral for L/C Obligations or obligations of Lenders to fund participations in respect of L/C Obligations, cash or deposit account balances or, if the Administrative Agent and each applicable Issuing Lender shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to the Administrative Agent and each applicable Issuing Lender. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalents”: (i) with respect to the Company or any of its Subsidiaries, (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of one year or less from the date of acquisition issued by any Revolving Credit Lender or by any domestic office of any commercial bank organized under the laws of the United States of America or any state thereof having combined capital and surplus of not less than $500,000,000; (c) commercial paper or variable or fixed rate notes or bonds of an issuer rated at least A-2 by S&P or P-2 by Moody’s, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of issuers of such instruments as applicable generally, and maturing within one year from the date of acquisition; (d) fully collateralized repurchase obligations of any Revolving Credit Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by

Moody’s or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of such securities generally; (f) securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by any Revolving Credit Lender or any commercial bank satisfying the requirements of clause (b) of this definition; and (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition; and (ii) with respect to any Foreign Subsidiaries, the approximate equivalent of any of clauses (i)(a) through (g) above, in each case, by reference to such Foreign Subsidiary’s jurisdiction of organization or any jurisdiction(s) where such Foreign Subsidiary is engaged in material operations.

“Cash Management Agreement”: any agreement to provide cash management services, including treasury, depositary, overdraft, credit, purchasing or debit card, electronic funds transfer and other cash management arrangements to any Loan Party.

“Cash Management Bank”: with respect to any Cash Management Agreement, any counterparty thereto that, (i) at the time such Cash Management Agreement was entered into, was a Lender or an Affiliate of a Lender or of the Administrative Agent or the Collateral Agent, or (ii) was, as of the Original Closing Date, a Lender or an Affiliate of a Lender and a party to a Cash Management Agreement.

“Change of Control”: the occurrence of any of the following events: (a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act as in effect on the Original Closing Date) shall become, or obtain rights (whether by means of warrants, options or the like) to become, the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act as in effect on the Original Closing Date), directly or indirectly, of more than 50% of the outstanding common stock of the Company; (b) the board of directors of the Company shall cease to consist of a majority of Continuing Directors or (c) any change in control (or similar event, however denominated) with respect to the Company or any other Loan Party shall occur under and as defined in any indenture or agreement in respect of Indebtedness in excess of the Threshold Amount to which the Company or such other Loan Party is a party.

“Change in Law”: (a) the adoption or taking effect of any law, rule or regulation after the Original Closing Date, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority after the Original Closing Date, (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority after the Original Closing Date or (d) compliance by any Lender or any Issuing Lender (or, for purposes of Section 2.17, by any lending office of such Lender or by such Lender’s or such Issuing Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority first made or issued after the Original Closing Date; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith by any Governmental Authority and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or United States regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Code”: the Internal Revenue Code of 1986, as amended from time to time.

“Co-Documentation Agent”: each of Deutsche Bank Securities Inc. and HSBC Bank USA, N.A., in each case, in its capacity as co-documentation agent hereunder.

“Co-Syndication Agent”: each of RBC Capital Markets1 and Barclays Bank PLC, in each case, in its capacity as co-syndication agent hereunder.

“Collateral”: all Property of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document.

“Collateral Agent”: as defined in the preamble hereto.

“Commitment”: with respect to any Lender, each of the Term Loan Commitment and the Revolving Credit Commitment of such Lender.

“Commitment Fee Rate”: 0.50% per annum.

“Commodity Exchange Act”: the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Commonly Controlled Entity”: an entity, whether or not incorporated, that is under common control with the Company within the meaning of Section 4001 of ERISA or is part of a group that includes the Company and that is treated as a single employer under Section 414 of the Code.

“Company”: as defined in the preamble hereto.

“Company Historical Financial Statements”: the Company’s audited consolidated balance sheets, income statements, results of operations and statements of cash flows, as of and for the fiscal years ended January 31, 2010, January 31, 2011 and January 31, 2012.

“Company Notice”: as defined in Section 6.08(b).

“Compliance Certificate”: a certificate duly executed by a Responsible Officer, substantially in the form of Exhibit B, or in such other form as is reasonably acceptable to the Administrative Agent.

“Consolidated Current Assets”: of any Person at any date, all amounts (other than cash and Cash Equivalents) that would, in conformity with GAAP, be set forth opposite the caption “total current assets” (or any like caption) on a consolidated balance sheet of such Person and its Subsidiaries at such date.

[1]	RBC Capital Markets is the marketing name for the investment banking activities of Royal Bank of Canada.

“Consolidated Current Liabilities”: of any Person at any date, all amounts that would, in conformity with GAAP, be set forth opposite the caption “total current liabilities” (or any like caption) on a consolidated balance sheet of such Person and its Subsidiaries at such date, but excluding, with respect to the Company, (a) the current portion of any Funded Debt of the Company and its Subsidiaries and (b), without duplication, all Indebtedness consisting of Revolving Credit Loans, to the extent otherwise included therein.

“Consolidated EBITDA”: of any Person for any period, Consolidated Net Income of such Person and its Subsidiaries for such period plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) income tax expense, (b) interest expense of such Person and its Subsidiaries, amortization or writeoff of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including the Loans), (c) depreciation and amortization expense, (d) amortization of intangibles (including, but not limited to, goodwill), (e) losses relating to Hedge Agreements, (f) any extraordinary, unusual or non-recurring expenses or losses (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, losses on sales of assets outside of the ordinary course of business), (g) any other non-cash charges and (h) transaction costs, fees and expenses in connection with any Permitted Acquisition (or any contemplated acquisition of a Permitted Acquisition Target that is not consummated) or any amendment or waiver hereof (or any contemplated amendment or waiver hereof that is not consummated); provided that if any non-cash charge added back pursuant to clause (f) or (g) represents an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA in such future period, plus purchase accounting revenue adjustments for such period related to Permitted Acquisitions, and minus, to the extent included in the statement of such Consolidated Net Income for such period, the sum of (a) interest income (except to the extent deducted in determining such Consolidated Net Income), (b) any extraordinary, unusual or non-recurring income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of business), (c) gains relating to Hedge Agreements and (d) any other non-cash income, all as determined on a consolidated basis in accordance with GAAP.

“Consolidated Leverage Ratio”: as at the last day of any Test Period, the ratio of (a) Consolidated Total Debt on such day to (b) Consolidated EBITDA of the Company and its Subsidiaries for such period.

“Consolidated Net Income”: of any Person for any period, the consolidated net income (or loss) of such Person and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided, that in calculating Consolidated Net Income of the Company and its consolidated Subsidiaries for any period, there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of the Company or is merged into or consolidated with the Company or any of its Subsidiaries, (b) the income (or deficit) of any Person (other than a Subsidiary of the Company) in which the Company or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Company or such Subsidiary in the form of dividends or similar distributions and (c) the undistributed earnings of any Subsidiary of the Company to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation (other than under any Loan Document) or Requirement of Law applicable to such Subsidiary.

“Consolidated Total Assets”: of any Person at any date, all assets that would, in conformity with GAAP, be set forth opposite the caption “total assets” (or any like caption) on a consolidated balance sheet of such Person and its Subsidiaries at such date.

“Consolidated Total Debt”: at any date, (a) the aggregate principal amount of all Indebtedness of the types described in clauses (a), (c) and (e) of the definition thereof and, without duplication, of the type described in clause (g) of the definition thereof (to the extent relating to Indebtedness of the types described in clause (a), (c) and (e) of the definition thereof) owing by the Company and its Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP minus (b) (i) unrestricted cash and Cash Equivalents included on the consolidated balance sheet of the Company and its Subsidiaries at such date (x) to the extent the use thereof for application to payment of Indebtedness is not prohibited by law or any contract to which the Company or any of the Subsidiaries is a party and (y) in an aggregate amount not to exceed $150,000,000 (provided that for purposes of determining compliance with the Consolidated Leverage Ratio or the First Lien Net Leverage Ratio upon an incurrence of Indebtedness, such unrestricted cash and Cash Equivalents shall not include the Net Cash Proceeds of any such Indebtedness) and (ii) to the extent that neither the Company nor any Subsidiary is liable therefor, the aggregate principal amount of Indebtedness of any Person (other than the Company or any Subsidiary) included in the amount described in clause (a) of this definition.

“Consolidated Working Capital”: at any date, the difference of (a) Consolidated Current Assets of the Company on such date less (b) Consolidated Current Liabilities of the Company on such date.

“Continuing Directors”: the directors of the Company on the Amendment Effective Date, and each other director of the Company, if, in each case, such other director’s nomination for election to the board of directors of the Company is recommended by more than 50% of the then Continuing Directors.

“Contractual Obligation”: as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its Property is bound.

“Corporate Rating”: (a) with respect to Moody’s, the public “Corporate Family Rating” of the Company and (b) with respect to S&P, the public “Corporate Rating” of the Company.

“Default”: any of the events or conditions specified in Article 8, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

“Defaulting Lender”: subject to Section 2.25(b), any Revolving Credit Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder, or (ii) pay to the Administrative Agent, any Issuing Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit) within two Business Days of the date when due, (b) has notified the Company, the Administrative Agent or any Issuing Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect, (c) has failed, within three Business Days after written request by the Administrative Agent or the Company, to confirm in writing to the Administrative Agent and the Company that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Company), or (d) has, or has a direct or indirect parent company that has, (i) become insolvent or is the subject of any bankruptcy, insolvency, receivership or similar proceedings, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and if the Administrative Agent makes any such determination, it shall promptly deliver written notice thereof to the Company, each Issuing Lender and each Lender.

“De Minimis Excluded Foreign Subsidiary”: any Excluded Foreign Subsidiary having total assets with an aggregate value of less than $2,200,000; provided that the aggregate value of the total assets of all De Minimis Excluded Foreign Subsidiaries shall not exceed $11,000,000 at any time.

“Determination Date”: as defined in the definition of “Available Amount”.

“Determination Period”: as of any Determination Date, the immediately preceding fiscal year of the Company.

“Disposition”: with respect to any Property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof; and the terms “Dispose” and “Disposed of” shall have correlative meanings.

“Disqualified Capital Stock”: any Capital Stock of any Person, which by its terms (or by the terms of any security or Capital Stock into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition, matures or requires such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Capital Stock of such Person or any other Person or any warrants, rights or options to acquire such

Capital Stock, in each case, while the Revolving Credit Commitments, Term Loans and any Incremental Term Loans hereunder remain outstanding or prior to the date that is 180 days following the later of the Term Loan Maturity Date and the latest maturity date of any Incremental Term Loans at the time of incurrence of such Disqualified Capital Stock.

“Dollars” and “$”: dollars in lawful currency of the United States of America.

“Domestic Subsidiary”: any Subsidiary of the Company organized under the laws of any jurisdiction within the United States of America other than any such Subsidiary the direct or indirect parent of which is a Foreign Subsidiary.

“Dutch Auction”: an auction conducted by the Company to purchase Term Loans as contemplated by Section 10.06(k) substantially in accordance with the procedures set forth in Exhibit J.

“ECF Percentage”: with respect to any fiscal year of the Company, 50%; provided that the ECF Percentage shall be reduced to (i) 25% if the Consolidated Leverage Ratio for the Test Period ending on the last day of the relevant fiscal year is less than 3.75 to 1.00 but greater than or equal to 3.25 to 1.00 and (ii) 0% if the Consolidated Leverage Ratio for the Test Period ending on the last day of the relevant fiscal year is less than 3.25 to 1.00.

“Effective Yield”: as to any Loans, the effective all-in-yield on such Loans as determined in good faith by the Administrative Agent, taking into account the applicable interest rate margins, any interest rate floors or similar devices and all fees, including upfront or similar fees or original issue discount (amortized over the shorter of (x) the weighted average life to maturity of such Loans and (y) the four years following the date of incurrence thereof) payable generally to lenders making such Loans, but excluding any arrangement, structuring or other fees payable in connection therewith that are not generally shared with the relevant lenders and customary consent fees paid generally to consenting lenders.

“Eligible Assignee”: (a) in the case of Term Loans, (i) a Lender, (ii) an Affiliate of a Lender, (iii) a Related Fund of a Lender, and (iv) any other Person (other than a natural person) approved by the Administrative Agent and the Company (each such approval not to be unreasonably withheld, delayed or conditioned and, in the case of the Company, shall be deemed given if such approval is not received or expressly declined in writing within five Business Days after request (in accordance with Section 10.02) therefor) and (b) in the case of any assignment of a Revolving Credit Commitment, (i) a Revolving Credit Lender, (ii) an Affiliate of a Revolving Credit Lender, (iii) a Related Fund of a Revolving Credit Lender, and (iv) any other Person (other than a natural person) approved by the Administrative Agent, each Issuing Lender and the Company (each such approval not to be unreasonably withheld, delayed or conditioned and, in the case of the Company, shall be deemed given if such approval is not received or expressly declined in writing within five Business Days after request (in accordance with Section 10.02) therefor); provided that the consent of the Company shall not be required for any assignment of Term Loans or Revolving Credit Commitments if an Event of Default has occurred and is continuing or in the case of assignments during the primary syndication of the Commitments and Loans to Persons identified to the Company in writing prior to the Amendment Effective Date as syndication targets; provided, further that notwithstanding the foregoing, “Eligible Assignee” shall not include (x) the Company or any of the Company’s Affiliates (it being understood and agreed that assignments to the Company may only be made pursuant to Section 10.06(k)) or (y) any Defaulting Lender.

“Engagement Letter”: the Amended and Restated Engagement Letter dated as of February 26, 2013 among the Company and the Joint Lead Arrangers.

“Environmental Laws”: any and all laws, rules, orders, regulations, statutes, ordinances, guidelines, codes, decrees, or other legally enforceable requirements (including, without limitation, common law) of any international authority, foreign government, the United States, or any state, local, municipal or other governmental authority, regulating, relating to or imposing liability or standards of conduct concerning protection of the environment or of human health, or employee health and safety, as has been, is now, or may at any time hereafter be, in effect.

“Environmental Liability”: any liability, loss, damage, cost and expense, fine, penalty, sanction and interest resulting from or related to Materials of Environmental Concern.

“Environmental Permits”: any and all permits, licenses, approvals, registrations, notifications, exemptions and other authorizations required under any Environmental Law.

“ERISA”: the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Event”: (a) the failure to satisfy the minimum funding standard with respect to a Single Employer Plan or Multiemployer Plan within the meaning of Section 412 of the Code or Section 302 of ERISA, (b) a determination that a Single Employer Plan is, or is expected to be, in “at risk” status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code); (c) a determination that a Multiemployer Plan is, or is expected to be, in “endangered status” or “critical status” (as defined in Section 305(b) of ERISA) or (d) the filing pursuant to Section 302(c) of ERISA or Section 412(c) of the Code of an application for a waiver of the minimum funding standard with respect to any Single Employer Plan or Multiemployer Plan.

“Eurodollar Loans”: Loans for which the applicable rate of interest is based upon the Adjusted LIBO Rate.

“Eurodollar Tranche”: the collective reference to Eurodollar Loans under a particular Facility the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

“Event of Default”: any of the events specified in Article 8, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

“Evidence of Flood Insurance”: as defined in Section 6.08(b).

“Excess Cash Flow”: for any fiscal year of the Company, the excess, if any, of (a) the sum, without duplication, of (i) Consolidated Net Income for such fiscal year, (ii) the amount of all non-cash charges (including depreciation and amortization) deducted in arriving at such

Consolidated Net Income, (iii) the amount of the decrease, if any, in Consolidated Working Capital for such fiscal year, (iv) the aggregate net amount of non-cash loss on the Disposition of Property by the Company and its Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent deducted in arriving at such Consolidated Net Income, (v) the net liability increase during such fiscal year (if any) in long-term deferred tax accounts of the Company and (vi) the net amount of cash actually received by the Company and its Subsidiaries during such fiscal year with respect to any interest rate Hedge Agreement that does not qualify for hedge accounting treatment under GAAP minus (b) the sum, without duplication, of (i) the amount of all non-cash credits included in arriving at such Consolidated Net Income, (ii) the aggregate amount actually paid by the Company and its Subsidiaries in cash during such fiscal year on account of Capital Expenditures, except to the extent financed with the proceeds of Indebtedness, equity issuances, casualty proceeds, condemnation proceeds or other proceeds, in each case, not included in Consolidated Net Income or to the extent financed with the proceeds of any Reinvestment Deferred Amount or the Available Amount, (iii) the amount of all payments of the Term Loans during such fiscal year pursuant to Section 2.03 and the amount of any mandatory prepayment of Term Loans during such fiscal year pursuant to Section 2.10(b) to the extent required due to a Disposition that resulted in an increase to Consolidated Net Income and not in excess of the amount of such increase, but only to the extent that such payments do not occur pursuant to a refinancing of all or any portion of the Term Loans, (iv) the aggregate amount of all regularly scheduled principal payments of Funded Debt (other than the Term Loans) of the Company and its Subsidiaries made in cash during such fiscal year, but only to the extent that the Funded Debt so prepaid by its terms cannot be reborrowed or redrawn and such prepayments do not occur pursuant to a refinancing of all or any portion of such Funded Debt (and not utilizing the Available Amount), (v) the amount of the increase, if any, in Consolidated Working Capital for such fiscal year, (vi) the aggregate net amount of non-cash gain on the Disposition of Property by the Company and its Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent included in arriving at such Consolidated Net Income, (vii) the net liability decrease during such fiscal year (if any) in long-term deferred tax accounts of the Company, (viii) any Reinvestment Deferred Amounts outstanding prior to the applicable Reinvestment Prepayment Date, (ix) amounts paid in cash during such fiscal year pursuant to transactions described in Section 7.06(c), (d) or (e), (x) the aggregate amount actually paid by the Company and its Subsidiaries in cash during such fiscal year in connection with Permitted Acquisitions, except to the extent financed with the proceeds of Indebtedness (other than Indebtedness that is repaid prior to the end of the fiscal year in which such Permitted Acquisition was consummated with cash generated from operations), equity issuances, casualty proceeds, condemnation proceeds or other proceeds, in each case, not included in Consolidated Net Income or to the extent financed with the proceeds of any Reinvestment Deferred Amount or the Available Amount, (xi) amounts paid in cash during such fiscal year with respect to debt issuance costs and commissions, discounts and other fees and charges associated with the incurrence of Indebtedness (other than such as are paid with the proceeds of such Indebtedness) and (xii) the net amount of cash actually paid by the Company and its Subsidiaries during such fiscal year with respect to any interest rate Hedge Agreement that does not qualify for hedge accounting treatment under GAAP.

“Excess Cash Flow Application Date”: as defined in Section 2.10(c).

“Exchange Act”: the Securities Exchange Act of 1934, as amended from time to time.

“Excluded Domestic Subsidiary”: each Domestic Subsidiary listed on Schedule 1.01B. Notwithstanding anything in any Loan Document to the contrary, the Company shall only be obligated to cause any Excluded Domestic Subsidiary that has or is required to maintain a Federal security clearance (a “Cleared Subsidiary”) to comply with covenants in the Loan Documents otherwise applicable to Subsidiaries to the extent the Company is reasonably able to do so, without adversely impacting such Cleared Subsidiary’s Federal security clearance; provided that to the extent the Company is reasonably able to do so without adversely impacting such Cleared Subsidiary’s Federal security clearance, the Company shall notify the Administrative Agent of any non-compliance by such Cleared Subsidiary with any of the covenants in the Loan Documents.

“Excluded Foreign Subsidiary”: any Foreign Subsidiary other than (i) a Foreign Subsidiary treated for U.S. federal income tax purposes as a pass-through entity such that its income is, for U.S. federal income tax purposes, treated as income of the Company or a Domestic Subsidiary and (ii) any Foreign Subsidiary that the Company causes to become a Subsidiary Guarantor; provided that notwithstanding the foregoing, the Foreign Subsidiaries listed on Schedule 1.01A shall be deemed to be Excluded Foreign Subsidiaries unless the Company causes any such Foreign Subsidiary to become a Subsidiary Guarantor.

“Excluded Swap Obligation”: with respect to any Subsidiary Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantor Obligation (as defined in the Guarantee and Collateral Agreement) of such Subsidiary Guarantor of, or the grant by such Subsidiary Guarantor of a security interest to secure, such Swap Obligation (or any Guarantor Obligation thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Subsidiary Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guarantor Obligation of such Subsidiary Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantor Obligation or security interest is or becomes illegal.

“Excluded Taxes”: as defined in Section 2.18(a).

“Existing Credit Agreement”: as defined in the recitals to this Agreement.

“Existing Debt”: all principal, premium, if any, interest, fees and other amounts due or outstanding under the Existing Credit Agreement.

“Facility”: each of (a) the Term Loan Commitments and the Term Loans made thereunder (the “Term Loan Facility”) and (b) the Revolving Credit Commitments and the extensions of credit made thereunder (the “Revolving Credit Facility”).

“FATCA”: Sections 1471 through 1474 of the Code, as in effect on the Original Closing Date, and any applicable Treasury regulation promulgated thereunder or published administrative guidance implementing such Sections whether in existence on the Original Closing Date or promulgated or published thereafter.

“FCPA”: as defined in Section 4.21.

“Federal Funds Effective Rate”: for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day for such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

“Financial Covenant”: the covenant set forth in Section 7.01.

“Financial Covenant Default”: (i) a failure to comply with the Financial Covenant or (ii) the taking of any action by the Company or its Subsidiaries if such action was prohibited hereunder solely due to the existence of a Financial Covenant Default of the type described in clause (i) of this definition. It is understood and agreed that this definition may not be amended without the written consent of the Majority Revolving Credit Facility Lenders.

“First Lien Net Leverage Ratio”: as at the last day of any Test Period, the ratio of (a) Consolidated Total Debt on such day minus the sum (without duplication) of (x) any portion thereof that is not secured by any Lien on any property or asset of the Company or any Subsidiary and (y) any portion thereof that is secured by a Lien on any property or asset of the Company or any Subsidiary, which Lien is expressly subordinated or junior to the Liens securing the Obligations to (b) Consolidated EBITDA of the Company and its Subsidiaries for such period. For the avoidance of doubt and without limiting the foregoing, the Loans shall not be subtracted in any calculation of the First Lien Net Leverage Ratio.

“Flood Determination Form”: as defined in Section 6.08(b).

“Flood Documents”: as defined in Section 6.08(b).

“Flood Laws”: the National Flood Insurance Reform Act of 1994 and related legislation (including the regulations of the Board of Governors of the Federal Reserve System).

“Foreign Subsidiary”: any Subsidiary of the Company that is not a Domestic Subsidiary.

“Foreign Borrower”: any Subsidiary Borrower that is a Foreign Subsidiary.

“Foreign Subsidiary Guarantor”: any Qualified Foreign Subsidiary that, at the election of the Company, becomes a Subsidiary Guarantor in accordance with Section 2.23.

“Fronting Exposure”: at any time there is a Defaulting Lender, with respect to any Issuing Lender, such Defaulting Lender’s Revolving Credit Percentage of the outstanding L/C Obligations with respect to Letters of Credit issued by such Issuing Lender other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“Funded Debt”: with respect to any Person, all Indebtedness of such Person of the types described in clauses (a) through (e) of the definition of “Indebtedness” in this Section 1.01.

“Funding Office”: the office specified from time to time by the Administrative Agent as its funding office by notice to the Company and the Lenders.

“GAAP”: generally accepted accounting principles in the United States of America as in effect from time to time.

“Governmental Authority”: any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank), any securities exchange and any self-regulatory organization (including the National Association of Insurance Commissioners).

“Governmental Official”: as defined in Section 4.21.

“Guarantee and Collateral Agreement”: the Guarantee and Collateral Agreement dated as of April 29, 2011 by the Company and each other Loan Party from time to time party thereto in favor of the Collateral Agent, as the same may be amended, supplemented or otherwise modified from time to time.

“Guarantee Obligation”: as to any Person (the “guaranteeing person”), any obligation, including a reimbursement, counterindemnity or similar obligation, of the guaranteeing person that guarantees or in effect guarantees, or which is given to induce the creation of a separate obligation by another Person (including any bank under any letter of credit) that guarantees or in effect guarantees any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any Property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase Property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such

Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the Company in good faith.

“Hedge Agreements”: all interest rate or currency swaps, caps or collar agreements, foreign exchange agreements, commodity contracts or similar arrangements entered into by the Company or its Subsidiaries providing for protection against fluctuations in interest rates, currency exchange rates or commodity prices, either generally or under specific contingencies.

“Incremental Amendment”: as defined in Section 2.22.

“Incremental Amendment No. 1”: that certain Amendment No. 1, Incremental Amendment and Joinder Agreement dated as of February 3, 2014 among the Company, the other Loan Parties party thereto, the Lenders party thereto and the Administrative Agent.

“Incremental Facility Closing Date”: as defined in Section 2.22.

“Incremental Facility No. 1 Closing Date”: means the “Incremental Facility Closing Date” as defined in the Incremental Amendment No. 1.

“Incremental Term Loans”: as defined in Section 2.22.

“Incurrence Financial Covenant”: in the case of any Test Period, the Consolidated Leverage Ratio as at the last day of any Test Period shall not exceed (i) in the case of any Test Period ended on or before January 31, 2015, 5.00 to 1.00 and (ii) thereafter, 4.50 to 1.00.

“Indebtedness”: of any Person at any date, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of Property or services (other than trade payables incurred in the ordinary course of such Person’s business and earn outs and other similar contingent payments), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to Property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such Property), (e) all Capital Lease Obligations of such Person, (f) all reimbursement, payment or similar obligations of such Person, contingent or otherwise, as an account party or applicant under acceptance, letter of credit, surety bond or similar facilities other than those securing only trade payables or non-financial performance obligations incurred in the ordinary course of business, (g) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (f) above, (h) all obligations of the kind referred to in clauses (a) through (g) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on Property (including, without limitation, accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation; provided that, if such Person has not assumed such obligations, then the amount of Indebtedness of such Person for purposes of this clause (h) shall be equal to the lesser of the aggregate unpaid amount of such Indebtedness and the fair market value of the assets of such Person which secure such Indebtedness, (i) all obligations of such Person in respect of Disqualified Capital Stock, valued, in the case of redeemable preferred interests, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, and (j) for the purposes of Section 7.02 and paragraph (e) of Article 8 only, all obligations of such Person in respect of Hedge Agreements. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor.

“Indemnitee”: as defined in Section 10.05(b).

“Insolvency”: with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

“Insolvent”: pertaining to a condition of Insolvency.

“Intellectual Property”: the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

“Interest Payment Date”: (a) as to any Base Rate Loan, each Payment Date to occur while such Loan is outstanding and the final maturity date of such Loan, (b) as to any Eurodollar Loan having an Interest Period of three months or shorter, the last day of such Interest Period, (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day that is three months, or a whole multiple thereof, after the first day of such Interest Period, and the last day of such Interest Period and (d) as to any Loan (other than any Revolving Credit Loan that is a Base Rate Loan), the date of any repayment or prepayment made in respect thereof.

“Interest Period”: as to any Eurodollar Loan, (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six or (if agreed to by all Lenders under the relevant Facility, as determined by such Lenders in their sole discretion) twelve months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six or (if agreed to by all Lenders under the relevant Facility, as determined by such Lenders in their sole discretion) twelve months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not later than 11:00 a.m., New York City time, on the date that is three Business Days prior to the last day of the then current Interest Period with respect thereto; provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

(1) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

(2) any Interest Period that would otherwise extend beyond the Revolving Credit Termination Date or the Term Loan Maturity Date, as the case may be, shall end on the Revolving Credit Termination Date or Term Loan Maturity Date, as applicable; and

(3) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period.

“Investments”: as defined in Section 7.07.

“Issuing Lender”: each of Credit Suisse AG, acting through any of its Affiliates or branches, and Royal Bank of Canada, in each case, in its capacity as an issuer of Letters of Credit hereunder, and any other Revolving Credit Lender from time to time designated by the Company as an Issuing Lender with the consent of such Revolving Credit Lender and the Administrative Agent with respect to Letters of Credit issued by such Revolving Credit Lender. A Issuing Lender may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates or branches of such Issuing Lender, in which case the term “Issuing Lender” shall include any such Affiliate or branch with respect to Letters of Credit issued by such Affiliate or branch.

“Joint Bookrunners”: Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., RBC Capital Markets, Barclays Bank PLC and HSBC Securities (USA) Inc., in their capacities as joint bookrunners of the Facilities hereunder.

“Joint Lead Arrangers”: Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., RBC Capital Markets, Barclays Bank PLC and HSBC Securities (USA) Inc., in their capacities as joint lead arrangers of the Facilities hereunder.

“L/C Commitment”: $25,000,000.

“L/C Disbursement”: a payment or disbursement made by any Issuing Lender pursuant to a Letter of Credit issued by such Issuing Lender.

“L/C Fee”: as defined in Section 3.03.

“L/C Fee Payment Date”: each Payment Date, and the last day of the Revolving Credit Commitment Period.

“L/C Obligations”: at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit that have not then been reimbursed pursuant to Section 3.05.

“L/C Participants”: with respect to any Letter of Credit, the collective reference to all the Revolving Credit Lenders other than the Issuing Lender that issued such Letter of Credit.

“Lender Presentation”: the Lender Presentation dated February 2013 and furnished to the Administrative Agent in connection with the Amendment Agreement.

“Lenders”: as defined in the preamble hereto.

“Letters of Credit”: as defined in Section 3.01(a).

“LIBO Rate”: with respect to any Eurodollar Loan for any Interest Period, the rate per annum determined by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the commencement of such Interest Period by reference to the British Bankers’ Association Interest Settlement Rates for deposits in Dollars (as set forth by any service selected by the Administrative Agent that has been nominated by the British Bankers’ Association as an authorized information vendor for the purpose of displaying such rates) for a period equal to such Interest Period; provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the “LIBO Rate” shall be the interest rate per annum determined by the Administrative Agent to be the average of the rates per annum at which deposits in Dollars are offered for such relevant Interest Period to major banks in the London interbank market in London, England by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the commencement of such Interest Period.

“Lien”: any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any similar security arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, any other title retention agreement, any capital lease or any other financing lease having substantially the same economic effect as any of the foregoing).

“Limited Condition Acquisition”: any Permitted Acquisition the consummation of which by the Company or any Subsidiary is not expressly conditioned on the availability of, or on obtaining, third party financing.

“Loan”: any loan made by any Lender pursuant to this Agreement.

“Loan Documents”: this Agreement, the Security Documents, any Incremental Amendment, the Applications, the Notes, any Subsidiary Borrower Request and Assumption Agreement, the Amendment Agreement and any Letter of Credit.

“Loan Parties”: each Borrower and each Subsidiary Guarantor.

“Majority Facility Lenders”: with respect to any Facility, the holders of more than 50% of the aggregate unpaid principal amount of the Term Loans or the Total Revolving Extensions of Credit, as the case may be, outstanding under such Facility (or, in the case of the Revolving Credit Facility, prior to any termination of the Revolving Credit Commitments, the holders of more than 50% of the Total Revolving Credit Commitments).

“Majority Revolving Credit Facility Lenders”: the Majority Facility Lenders in respect of the Revolving Credit Facility.

“Material Adverse Effect”: a material adverse change in or an event or occurrence materially and adversely affecting (a) the business, assets, property, operations or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole, (b) a material impairment of the ability of the Company and the other Loan Parties, taken as a whole, to perform their obligations under the Loan Documents to which they are or will be a party or (c) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights and remedies of the Agents and the Lenders hereunder or thereunder.

“Materials of Environmental Concern”: any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products, polychlorinated biphenyls, urea-formaldehyde insulation, asbestos, pollutants, contaminants, radioactivity, and any other substances defined as hazardous or toxic under any Environmental Law, that is regulated pursuant to or could give rise to liability under any Environmental Law.

“Moody’s”: Moody’s Investors Service, Inc, or any successor thereto.

“Mortgaged Properties”: the real properties which become subject to a Mortgage pursuant to Section 6.08(b) as to which the Collateral Agent for the benefit of the Secured Parties shall be granted a Lien pursuant to one or more Mortgages.

“Mortgages”: each of the mortgages and deeds of trust made by any Loan Party in favor of, or for the benefit of, the Collateral Agent for the benefit of the Secured Parties, in such form or forms as are reasonably satisfactory to the Collateral Agent.

“Multiemployer Plan”: a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Cash Proceeds”: (a) in connection with any Asset Sale or any Recovery Event, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, and any other cash proceeds subsequently received in respect of noncash consideration initially received, but only as and when received) of such Asset Sale or Recovery Event, net of attorneys’ fees, accountants’ fees, broker’s fees and commissions, investment banking fees, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset which is the subject of such Asset Sale or Recovery Event (other than any such Indebtedness assumed by the purchaser of such asset and other than any Lien pursuant to a Security Document), other customary fees and expenses actually incurred in connection therewith and amounts provided as a reserve, in accordance with GAAP, against (x) any liabilities under any indemnification obligations associated with such Asset Sale or Recovery Event or (y) any other liabilities retained by the

Company or any Subsidiary thereof associated with the properties sold in such Asset Sale or subject to such Recovery Event (provided that, in each case, to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Cash Proceeds), and net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and (b) in connection with any issuance or sale of equity securities or debt securities or instruments or the incurrence of loans, the cash proceeds received from such issuance or incurrence, net of attorneys’ fees, investment banking fees, accountants’ fees, underwriting discounts and commissions, other customary fees and expenses actually incurred in connection therewith and, in the case of any Indebtedness that constitutes Permitted Convertible Indebtedness, the net cost of any Permitted Call Spread Transaction executed substantially concurrently with the pricing of such Permitted Convertible Indebtedness.

“Net Equity Proceeds”: with respect to each capital contribution to any Person or sale or issuance by any Person of its Capital Stock, the cash proceeds received by such Person therefrom net of reasonable transaction costs (including, as applicable, any underwriting, brokerage or other customary discounts and commissions and reasonable legal, advisory and other fees and expenses associated therewith).

“NFIP”: as defined in Section 6.08(b).

“Non-Defaulting Lender”: at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Excluded Taxes”: as defined in Section 2.18(a).

“Non-U.S. Lender”: as defined in Section 2.18(d).

“Note”: any promissory note evidencing any Loan.

“Obligations”: the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Loans and Reimbursement Obligations and any interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of any Loan Party (or would accrue but for the operation of applicable bankruptcy or insolvency laws), whether or not such interest is allowed or allowable as a claim in any such proceeding) the Loans, the Reimbursement Obligations and all other obligations and liabilities of the Borrowers to the Administrative Agent, the Collateral Agent or to any Lender, any Qualified Counterparty or any Cash Management Bank, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, the Letters of Credit, any Specified Hedge Agreement, any Specified Cash Management Agreement or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees, charges and disbursements of counsel to the Administrative Agent, the Collateral Agent or to any Lender that are required to be paid by the Borrowers pursuant hereto) or otherwise; provided, that (i) obligations of any Borrower or any Subsidiary Guarantor under any Specified Hedge Agreement or any Specified

Cash Management Agreement shall be secured and guaranteed only to the extent that, and for so long as, the other Obligations are so secured and guaranteed and (ii) any release of Collateral or Subsidiary Guarantors effected in the manner permitted by this Agreement shall not require the consent of holders of obligations under Specified Hedge Agreements or Specified Cash Management Agreements. Notwithstanding the foregoing, the Obligations and the “Obligations” as defined in the Guarantee and Collateral Agreement shall in no event include any Excluded Swap Obligations.

“OFAC”: as defined in Section 4.20.

“Original Closing Date”: April 29, 2011.

“Original Lenders”: as defined in the recitals to this Agreement.

“Other Taxes”: any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

“Participant”: as defined in Section 10.06(b).

“Participant Register”: as defined in Section 10.06(b).

“Payment Amount”: as defined in Section 3.05.

“Payment Date”: the first Business Day after the last day of each January, April, July and October.

“Payment Office”: the office specified from time to time by the Administrative Agent as its payment office by notice to the Company and the Lenders.

“PBGC”: the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

“Perfection Certificate”: the Perfection Certificate substantially in the form of Exhibit B to the Guarantee and Collateral Agreement.

“Permitted Acquisition”: an acquisition or any series of related acquisitions by the Company or any of its Subsidiaries (including any merger where the Company or any of its Subsidiaries is the surviving entity) of (a) all or substantially all of the assets of a Person or a majority of the outstanding voting Capital Stock or economic interests of a Person that, upon consummation of such acquisition, will be a Subsidiary of the Company or merged with or into the Company or a Subsidiary of the Company or (b) any division, line of business or other business unit of a Person (such Person or such division, line of business or other business unit of such Person shall be referred to herein as the “Permitted Acquisition Target”), in each case that is a type of business (or assets used in a type of business) permitted to be engaged in pursuant to Section 7.14, so long as (i) in the case of a Limited Condition Acquisition, no Default or Event of Default shall exist as of the date the definitive acquisition agreement for such Limited

Condition Acquisition is entered into, and, in the case of any other Permitted Acquisition, no Default or Event of Default shall then exist or would exist immediately after giving effect thereto, (ii) for any acquisition for an aggregate consideration greater than $25,000,000, both at the time of the proposed acquisition and immediately after giving effect to the acquisition, the Company shall be in compliance with the Incurrence Financial Covenant, determined on a pro forma basis as of the last day of the most recently ended fiscal quarter for which the Company’s consolidated financial statements have been delivered hereunder, (iii) for any acquisition for an aggregate consideration greater than $25,000,000, the Administrative Agent shall have received (A) a description of the material terms of such acquisition, (B) upon request, audited financial statements (or, if unavailable, management-prepared financial statements) of the Permitted Acquisition Target for its two most recent fiscal years and for any fiscal quarters ended within the fiscal year to date for which financial statements are readily available and (C) upon request, consolidated projected income statements of the Company and its Subsidiaries (giving effect to such acquisition), all in form reasonably satisfactory to the Administrative Agent, (iv) such acquisition shall not be a “hostile” acquisition and shall have been approved by the Board of Directors or similar governing body and/or shareholders or other equity holders of the Permitted Acquisition Target, and (v) the aggregate consideration paid by the Loan Parties in the case of acquisitions after the Amendment No. 2 Effective Date of (A) entities that are not and do not become Subsidiary Guarantors or (B) assets that are not owned by a Loan Party shall not exceed the greater of (x) $125,000,000 and (y) 6.5% of Consolidated Total Assets of the Company as determined as of the last day of the most recent fiscal period for which financial statements have been delivered hereunder (provided that amounts available under Section 7.07(i), Section 7.07(n) and Section 7.07(o) for making Investments may also be used to pay consideration for such Permitted Acquisitions).

“Permitted Acquisition Indebtedness”: Indebtedness of a Permitted Acquisition Target that is not incurred by such Permitted Acquisition Target, the Company or any Subsidiary in contemplation of (or in connection with) a Permitted Acquisition, including any obligations under agreements providing for earn outs, deferred purchase price, indemnification, adjustment of purchase price or similar obligations, or from Guaranty Obligations or letters of credit, surety bonds or performance bonds securing the performance of the Company or any Subsidiary pursuant to such agreements, in connection with Permitted Acquisitions.

“Permitted Acquisition Target”: as defined in the definition of Permitted Acquisition.

“Permitted Bond Hedge Transaction”: any bond hedge, capped call or similar option transaction entered into in connection with the issuance of Permitted Convertible Indebtedness for the purpose or having the effect of increasing the effective conversion price of such Permitted Convertible Indebtedness.

“Permitted Call Spread Transaction”: any Permitted Bond Hedge Transaction together with, if applicable, any Permitted Warrant Transaction.

“Permitted Convertible Indebtedness”: any notes, bonds, debentures or similar instruments issued by the Company that are convertible into or exchangeable for (x) cash, (y) shares of the Company’s common stock or preferred stock or other equity securities that constitute Qualified Capital Stock or (z) a combination thereof.

“Permitted Disposition Amount”: as defined in Section 7.05(e).

“Permitted Equity Issuance”: any sale or issuance of any Qualified Capital Stock of the Company or a cash capital contribution to the Company in respect of its common Capital Stock. For the avoidance of doubt, neither the incurrence of any Indebtedness convertible into or exchangeable for Capital Stock nor the conversion or exchange of any such Indebtedness into or for Capital Stock shall constitute a Permitted Equity Issuance.

“Permitted Refinancing”: any Indebtedness issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, other Indebtedness; provided that:

(i) the principal amount (or accreted value, if applicable) of such Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so exchanged, extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest thereon and the amount of all fees, expenses and premiums incurred in connection therewith);

(ii) other than with respect to Permitted Convertible Indebtedness incurred in reliance on Section 7.02(j)(i)(y), such Indebtedness has a final maturity date no earlier than the final maturity date of, and has a weighted average life to maturity equal to or greater than the weighted average life to maturity of, the Indebtedness being exchanged, extended, refinanced, renewed, replaced, defeased or refunded;

(iii) such Indebtedness is incurred by the obligor (or obligors) on the Indebtedness being exchanged, extended, refinanced, renewed, replaced, defeased or refunded;

(iv) if such Indebtedness being exchanged, extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Obligations, such new, extension, refinancing, renewal, replacement, defeasance or refunding Indebtedness shall be subordinated in right of payment to the Obligations on terms at least as favorable to the Lenders, taken as a whole, as those contained in the documentation governing the Indebtedness being exchanged, extended, refinanced, renewed, replaced, defeased or refunded;

(v) if such Indebtedness being exchanged, extended, refinanced, renewed, replaced, defeased or refunded is Permitted Acquisition Indebtedness, such new, extension, refinancing, renewal, replacement, defeasance or refunding Indebtedness shall not have any obligors other than the obligors in respect of the Permitted Acquisition Indebtedness being exchanged, extended, refinanced, renewed, replaced, defeased or refunded; and

(vi) no Event of Default shall have occurred and be continuing.

“Permitted Warrant Transaction”: any warrant issued by the Company concurrently with the purchase, by the Company, of a Permitted Bond Hedge Transaction for the purpose of offsetting the cost of such Permitted Bond Hedge Transaction.

“Person”: an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

“Plan”: at a particular time, any employee benefit plan that is covered by ERISA and in respect of which the Company or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Pledged Stock”: as defined in Guarantee and Collateral Agreement.

“Prime Rate”: the rate of interest per annum determined from time to time by Credit Suisse AG as its generally applicable prime rate in effect at its principal office in New York City and notified to the Company. The prime rate is a rate set by Credit Suisse AG based upon various factors including Credit Suisse AG’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such rate.

“Pro Forma Financial Statements”: as defined in Section 4.01(a).

“Projections”: as defined in Section 6.02(c).

“Property”: any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Capital Stock.

“Qualified Capital Stock”: any Capital Stock of the Company that is not Disqualified Capital Stock.

“Qualified Counterparty”: with respect to any Specified Hedge Agreement, any counterparty thereto that, at the time such Specified Hedge Agreement was entered into, was a Lender or an Affiliate of a Lender or of the Administrative Agent or the Collateral Agent.

“Qualified Foreign Subsidiary”: any Foreign Subsidiary organized under the laws of a Qualified Jurisdiction.

“Qualified Jurisdiction”: Canada, Israel, the United Kingdom, Cayman Islands and any other jurisdiction approved by the Administrative Agent.

“Recordable Intellectual Property”: as defined in the Guarantee and Collateral Agreement.

“Recovery Event”: any settlement of or payment in respect of, or any series of related settlements of or payments in respect of, any property or casualty insurance claim or any condemnation proceeding relating to any asset of the Company or any of its Subsidiaries in excess of $3,300,000.

“Refinanced Term Loans”: as defined in Section 2.26.

“Refinancing Amendment”: an amendment to this Agreement (which may, at the option of the Administrative Agent, be in the form of an amendment and restatement of this Agreement) providing for Refinancing Term Loans pursuant to Section 2.26, which shall be consistent with Section 2.26 and otherwise satisfactory to the parties thereto. Each Refinancing Amendment shall be executed by the Administrative Agent, the Loan Parties and the other parties specified in Section 2.26 (but not any other Lender).

“Refinancing Term Loans”: one or more classes of Term Loans that result from a Refinancing Amendment in accordance with Section 2.26.

“Register”: as defined in Section 10.06(e).

“Regulation H”: Regulation H of the Board as in effect from time to time.

“Regulation U”: Regulation U of the Board as in effect from time to time.

“Reimbursement Obligation”: the obligation of the Borrower to reimburse each Issuing Lender pursuant to Section 3.05 for amounts drawn under Letters of Credit issued by such Issuing Lender.

“Reinvestment Deferred Amount”: with respect to any Reinvestment Event, the aggregate Net Cash Proceeds received by the Company or any of its Subsidiaries in connection therewith that are not applied to prepay the Term Loans pursuant to Section 2.10(b) as a result of the delivery of a Reinvestment Notice.

“Reinvestment Event”: any Asset Sale or Recovery Event in respect of which the Company has delivered a Reinvestment Notice.

“Reinvestment Notice”: a written notice executed by a Responsible Officer stating that no Default or Event of Default has occurred and is continuing and that the Company (directly or indirectly through a Subsidiary) intends and expects to use all or a specified portion of the Net Cash Proceeds of an Asset Sale or Recovery Event to acquire or repair assets useful in, or otherwise reinvest in, its business.

“Reinvestment Prepayment Amount”: with respect to any Reinvestment Event, the Reinvestment Deferred Amount relating thereto less any amount expended prior to the relevant Reinvestment Prepayment Date to acquire or repair assets useful in, or otherwise reinvest in, the Company’s business.

“Reinvestment Prepayment Date”: with respect to any Reinvestment Event, the earlier of (a) the date occurring one year after such Reinvestment Event and (b) the date on which the Company shall have determined not to acquire or repair assets useful in, or otherwise reinvest in, the Company’s business with all or any portion of the relevant Reinvestment Deferred Amount.

“Related Fund”: with respect to any Lender, any fund that (x) invests in commercial loans and similar extensions of credit and (y) is managed or advised by the same investment advisor as such Lender, by such Lender or an Affiliate of such Lender or such investment advisor.

“Related Parties”: with respect to any specified Person, such Person’s Affiliates and the respective directors, trustees, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Reorganization”: with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

“Reportable Event”: any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived.

“Repricing Transaction”: (a) the prepayment, refinancing, substitution or replacement of all or a portion of the Term Loans with the proceeds of a substantially concurrent incurrence by the Company or any controlled Affiliate thereof of any commercial bank or other credit facility having an Effective Yield that is less than the Effective Yield of such Term Loans and (b) any repricing of the Term Loans pursuant to an amendment hereto resulting in the Effective Yield payable thereon on the date of such amendment being lower than the Effective Yield with respect to the Term Loans immediately prior to the date of such amendment.

“Required Lenders”: at any time, the holders of more than 50% of the sum of (a) the aggregate unpaid principal amount of the Term Loans then outstanding and (b) the Total Revolving Credit Commitments then in effect or, if the Revolving Credit Commitments have been terminated, the Total Revolving Extensions of Credit then outstanding; provided further that “Required Lenders” shall exclude the Term Loan Lenders (in their capacities as such) and shall be determined without giving effect to outstanding Term Loans, in each case solely in connection with any amendment, waiver, consent or approval with respect to (i) Section 5.02 for extensions of credit under the Revolving Credit Facility, (ii) the Financial Covenant or any Financial Covenant Default, (iii) any extension of the maturity date for the Revolving Credit Facility, (iv) the termination of the Revolving Credit Commitments, any acceleration of Revolving Credit Loans and any requirement to Cash Collateralize the L/C Obligations, (v) interest rates or fees payable in connection with the Revolving Credit Facility, (vi) any provision of Article 2 relating to payments required to be made (including any Cash Collateral required to be provided) by the Company or any of its Subsidiaries solely with respect to the Revolving Credit Facility and (vii) any provision requiring that any payments be made or shared on a pro rata basis solely between or among Revolving Credit Lenders. The outstanding Term Loans and Revolving Credit Commitments of any Defaulting Lender shall be disregarded in determining the Required Lenders at any time.

“Required Prepayment Lenders”: (a) while any Term Loans are outstanding, the Majority Facility Lenders in respect of the Term Loan Facility and (b) thereafter, the Majority Revolving Credit Facility Lenders.

“Requirement of Law”: as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

“Responsible Officer”: the chief executive officer, president, chief financial officer, treasurer, vice president of corporate finance, general counsel or chief legal officer of the Company, but in any event, with respect to financial matters, the chief financial officer, treasurer or vice president of corporate finance of the Company.

“Restricted Payments”: as defined in Section 7.06.

“Revolving Credit Commitment”: as to any Lender, the obligation of such Lender, if any, to make Revolving Credit Loans and participate in Letters of Credit, in an aggregate principal and/or face amount not to exceed the amount set forth under the heading “Revolving Credit Commitment” opposite such Lender’s name on Annex A, or, as the case may be, in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The aggregate amount of the Revolving Credit Commitments as of the Amendment Effective Date is $200,000,000.

“Revolving Credit Commitment Increase”: as defined in Section 2.22(a).

“Revolving Credit Commitment Increase Lender”: as defined in Section 2.22(f).

“Revolving Credit Commitment Period”: the period from and including the Amendment Effective Date to the earlier of (x) the Revolving Credit Termination Date and (y) the termination of the Revolving Credit Commitments in accordance with the terms hereof.

“Revolving Credit Facility”: as defined in the definition of “Facility” in this Section 1.01.

“Revolving Credit Lender”: each Lender that has a Revolving Credit Commitment or that is the holder of Revolving Credit Loans.

“Revolving Credit Loans”: as defined in Section 2.04(a).

“Revolving Credit Note”: as defined in Section 2.06(e).

“Revolving Credit Percentage”: as to any Revolving Credit Lender at any time, the percentage which such Lender’s Revolving Credit Commitment then constitutes of the Total Revolving Credit Commitments (or, at any time after the Revolving Credit Commitments shall have expired or terminated, the percentage which the aggregate amount of such Lender’s Revolving Extensions of Credit then outstanding constitutes of the Total Revolving Extensions of Credit then outstanding).

“Revolving Credit Termination Date”: the fifth anniversary of the Amendment Effective Date; provided that if such day is not a Business Day, the Revolving Credit Termination Date shall be the immediately preceding Business Day.

“Revolving Extensions of Credit”: as to any Revolving Credit Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Credit Loans made by such Lender then outstanding, and (b) such Lender’s Revolving Credit Percentage of the L/C Obligations then outstanding.

“S&P”: Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc., and any successor thereto.

“SEC”: the Securities and Exchange Commission (or successors thereto or an analogous Governmental Authority).

“Secured Parties”: as defined in the Guarantee and Collateral Agreement.

“Security Documents”: the collective reference to the Guarantee and Collateral Agreement, the Mortgages (if applicable), intellectual property security agreements and all other guarantee agreements, instruments and other documents delivered to the Administrative Agent or the Collateral Agent guaranteeing the obligations and liabilities of the Loan Parties under the Loan Documents or granting a Lien on any Property of any Person to secure the obligations and liabilities of any Loan Party under any Loan Document.

“Significant Subsidiary”: any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X.

“Single Employer Plan”: any Plan that is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

“Solvent”: with respect to any Person, as of any date of determination, (a) the amount of the “present fair saleable value” of the assets of such Person will, as of such date, exceed the amount of all “liabilities of such Person, contingent or otherwise”, as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) “debt” means liability on a “claim”, and (ii) “claim” means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

“Specified Cash Management Agreement”: any Cash Management Agreement entered into by any Loan Party and any Cash Management Bank that is designated in writing by the Company and such Cash Management Bank to the Administrative Agent and the Collateral Agent as a “Specified Cash Management Agreement”.

“Specified Hedge Agreement”: any Hedge Agreement entered into by the Company or any Subsidiary Guarantor and any Qualified Counterparty.

“Specified Representations”: those representations and warranties set forth in Section 4.04 (other than the third sentence thereof), the first sentence of Section 4.05, Section 4.11, Section 4.14, Section 4.18, Section 4.19 (for this purpose, assuming that the “Amendment Effective Date” is the date on which the related Limited Condition Acquisition is consummated and determined immediately after giving effect to the incurrence of any Indebtedness incurred in connection with such Limited Condition Acquisition), Section 4.20 and Section 4.21.

“SPC”: as defined in Section 10.06(i).

“Statutory Reserves”: a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority, domestic or foreign, to which the Administrative Agent or any Lender (including any branch, Affiliate or other fronting office making or holding a Loan) is subject for Eurocurrency Liabilities (as defined in Regulation D of the Board). Eurodollar Loans shall be deemed to constitute Eurocurrency Liabilities (as defined in Regulation D of the Board) and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Subsidiary”: as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company.

“Subsidiary Borrower”: any Subsidiary Guarantor that becomes a Borrower in accordance with Section 2.23.

“Subsidiary Borrower Request and Assumption Agreement”: as defined in Section 2.23.

“Subsidiary Guarantor”: each Domestic Subsidiary of the Company that is a party to the Guarantee and Collateral Agreement from time to time and each Foreign Subsidiary Guarantor.

“Swap Obligation”: with respect to any Subsidiary Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Term Loan”: as defined in Section 2.01. The aggregate amount of the Term Loans as of the Amendment No. 4 Effective Date is $943,500,000.

“Term Loan Commitment”: as to any Lender, the obligation of such Lender, if any, to make a Term Loan to the Company under Incremental Amendment No. 1 or Amendment No. 4, as the case may be, in each case in a principal amount not to exceed such Lender’s commitment as provided respectively therein, or, as the case may be, in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof.

“Term Loan Facility”: as defined in the definition of “Facility” in this Section 1.01.

“Term Loan Lender”: each Lender that has a Term Loan Commitment or is the holder of a Term Loan.

“Term Loan Maturity Date”: the day that is six years and six months after the Amendment Effective Date; provided that if such day is not a Business Day, the Term Loan Maturity Date shall be the immediately preceding Business Day.

“Term Loan Percentage”: as to any Term Loan Lender at any time, the percentage which such Lender’s Term Loan Commitment then constitutes of the aggregate Term Loan Commitments (or, at any time after the Amendment Effective Date, the percentage which the aggregate principal amount of such Lender’s Term Loan then outstanding constitutes of the aggregate principal amount of the Term Loans then outstanding).

“Term Note”: as defined in Section 2.06(e).

“Test Period”: for any determination under this Agreement, the most recent period of four consecutive fiscal quarters of the Company ended on or prior to such date of determination (taken as one accounting period).

“Threshold Amount”: the amount set forth in Schedule 1.01C.

“Total Revolving Credit Commitments”: at any time, the aggregate amount of the Revolving Credit Commitments then in effect.

“Total Revolving Extensions of Credit”: at any time, the aggregate amount of the Revolving Extensions of Credit of the Revolving Credit Lenders outstanding at such time.

“Transferee”: as defined in Section 10.15.

“Type”: as to any Loan, its nature as a Base Rate Loan or a Eurodollar Loan.

“Uniform Customs”: as defined in Section 10.11.

“USA PATRIOT Act”: The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)).

Section 1.02. Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

(a) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, (i) accounting terms relating to the Company and its Subsidiaries not defined in Section 1.01 and accounting terms partly defined in Section 1.01, to the extent not defined, shall have the respective meanings given to them under GAAP and (ii) references to fiscal year or fiscal quarter are, unless otherwise indicated, references to the fiscal year or fiscal quarter of the Company (the Company’s fiscal year ends January 31).

(b) The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(c) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(d) All calculations of financial ratios set forth in Section 7.01 shall be calculated to the same number of decimal places as the relevant ratios are expressed in and shall be rounded upward if the number in the decimal place immediately following the last calculated decimal place is five or greater. For example, if the relevant ratio is to be calculated to the hundredth decimal place and the calculation of the ratio is 5.126, the ratio will be rounded up to 5.13.

(e) Notwithstanding any other provision contained herein, all computations of amounts and ratios referred to herein shall be made without giving effect to any treatment of Indebtedness relating to convertible debt securities under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) requiring the valuation of any such Indebtedness in a reduced or bifurcated manner as described therein. In addition, in the case of any Permitted Convertible Indebtedness for which the embedded conversion obligation must be settled by paying solely cash, so long as substantially concurrently with the offering of such Permitted Convertible Indebtedness, the Company enters into a cash-settled Permitted Bond Hedge Transaction relating to such Permitted Convertible Indebtedness, notwithstanding any other provision contained herein, for so long as such Permitted Bond Hedge Transaction (or a portion thereof corresponding to the amount of outstanding Permitted Convertible Indebtedness) remains in effect, all computations of amounts and ratios referred to herein shall be made as if the amount of Indebtedness represented by such Permitted Convertible Indebtedness were equal to the face principal amount thereof without regard to any mark-to-market derivative accounting for such Indebtedness.

Section 1.03. Accounting Changes. If any “Accounting Change” shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then the Company and the Administrative Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Change with the desired result that the criteria for evaluating the Company’s financial condition shall be the same after such Accounting Change as if such Accounting Change had not been made. Until such time as such an amendment shall have been executed and delivered by the Company, the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Change had not occurred. “Accounting Change” refers to any change in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the SEC.

Section 1.04. Pro Forma Calculations. For purposes of calculating Consolidated EBITDA of the Company and its Subsidiaries for any period, (i) for any acquisition or series of related acquisitions (including by merger or consolidation), the Company may, and if the aggregate consideration for such acquisition or acquisitions exceeds $25,000,000 shall, include for such period the Consolidated EBITDA of any Person acquired by the Company or its Subsidiaries during such period on a pro forma basis (assuming the consummation of such acquisition and the incurrence or assumption of any Indebtedness in connection therewith occurred on the first day of such period) and (ii) for any Disposition or series of related Dispositions, the Company may, and if the aggregate proceeds of such Disposition or Dispositions exceeds $25,000,000 shall, exclude for such period the Consolidated EBITDA of any Person Disposed of by the Company or its Subsidiaries during such period (assuming the consummation of such Disposition and the repayment of any Indebtedness in connection therewith occurred on the first day of such period). For purposes hereof, whenever pro forma effect is given to a transaction, the pro forma calculations shall be made in good faith by a Responsible Officer, as set forth in a certificate of a Responsible Officer with supporting calculations, including with respect to related expenses and cost savings estimated in good faith by such Responsible Officer to be realized within 18 months following such transaction (for the avoidance of doubt, net of additional costs estimated to result from such transaction), such as with respect to (but not limited to) (w) reduction in personnel expenses, (x) reduction of costs related to administrative functions, (y) reductions of costs related to leased or owned properties and (z) reductions from the consolidation of operations and streamlining of corporate overhead; provided, that the aggregate amount of adjustments made pursuant to this sentence at any time when such pro forma calculations are made that are not made in a manner consistent with Article 11 of Regulation S-X of the Securities Act of 1933 shall at no time exceed 20% of Consolidated EBITDA for the relevant period after giving pro forma effect thereto.

Section 1.05. Designated Senior Indebtedness. The Obligations hereunder are hereby designated by the Company as “Designated Senior Indebtedness” (or similar term) for all purposes of any subordinated Permitted Convertible Indebtedness, any other subordinated Indebtedness of the Company or any Subsidiary Guarantor and any Permitted Refinancing thereof .

ARTICLE 2

AMOUNT AND TERMS OF COMMITMENTS

Section 2.01. Term Loan Commitments. Subject to the terms and conditions hereof and of Amendment No. 1 and Amendment No. 4, the Term Loan Lenders, as applicable, severally agreed to make term loans (collectively, the “Term Loans”) to the Company (in the form of Incremental Term Loans and Refinancing Term Loans) on the Incremental Facility No. 1 Closing Date and on the Amendment No. 4 Effective Date in an amount for each Term Loan Lender not to exceed the amount of the Term Loan Commitment of such Lender. The Term Loans may from time to time be Eurodollar Loans or Base Rate Loans, as determined by the Company and notified to the Administrative Agent in accordance with Sections 2.02 and 2.11.

Section 2.02. Procedure for Term Loan Borrowing. The Company shall deliver to the Administrative Agent a Borrowing Notice (which Borrowing Notice must be received by the Administrative Agent prior to 11:00 a.m., New York City time, one Business Day prior to the anticipated Amendment Effective Date (which shall be a Business Day)) requesting that the Term Loan Lenders make the Term Loans on the Amendment Effective Date. Upon receipt of such Borrowing Notice the Administrative Agent shall promptly notify each Term Loan Lender thereof. Not later than 12:00 Noon, New York City time, on the Amendment Effective Date each Term Loan Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the Term Loan or Term Loans to be made by such Lender. The aggregate of the amounts made available to the Administrative Agent by the Term Loan Lenders will then be made available to the Company by the Administrative Agent in like funds as received by the Administrative Agent.

Section 2.03. Repayment of Term Loans. The Company shall pay to the Administrative Agent, for the account of the Term Loan Lenders, on each Payment Date commencing with the Payment Date occurring on May 1, 2013, a principal amount of Term Loans equal to 0.25% of the aggregate principal amount of Term Loans outstanding on the Amendment No. 4 Effective Date after giving effect to the borrowing of the Refinancing Term Loans on such day, as such amount may be reduced pursuant to Sections 2.09(b) and 2.10(g). To the extent not previously paid, all Term Loans shall be due and payable on the Term Loan Maturity Date. All repayments made pursuant to this Section 2.03 shall be accompanied by accrued interest on the amount repaid and shall be subject to Section 2.19.

Section 2.04. Revolving Credit Commitments. (a) Subject to the terms and conditions hereof, the Revolving Credit Lenders severally agree to make revolving credit loans (“Revolving Credit Loans”) to the Borrowers from time to time during the Revolving Credit Commitment Period in an aggregate principal amount at any one time outstanding for each Revolving Credit Lender which, when added to such Lender’s Revolving Credit Percentage of the L/C Obligations then outstanding, does not exceed the amount of such Lender’s Revolving Credit Commitment. During the Revolving Credit Commitment Period any Borrower may use the Revolving Credit Commitments by borrowing, prepaying the Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. The Revolving Credit Loans may from time to time be Eurodollar Loans or Base Rate Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.05 and 2.11, provided that no Revolving Credit Loan shall be made as a Eurodollar Loan after the day that is one month prior to the Revolving Credit Termination Date.

(b) The Borrowers shall repay all outstanding Revolving Credit Loans on the Revolving Credit Termination Date.

Section 2.05. Procedure for Revolving Credit Borrowing. The Borrower may borrow under the Revolving Credit Commitments on any Business Day during the Revolving Credit Commitment Period, provided that (i) the Borrower shall deliver to the Administrative Agent an irrevocable written Borrowing Notice (which Borrowing Notice must be received by the Administrative Agent prior to 12:00 Noon, New York City time, three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Loans, or (ii) the Borrower shall give the Administrative Agent an irrevocable telephonic notice confirmed promptly in writing (which telephonic notice must be received by the Administrative Agent not later than 12:00 Noon, New York City time, on the proposed Borrowing Date), specifying (1) the amount to be borrowed, (2) the requested Borrowing Date, which shall be the date of such telephonic notice and (3) that such Borrowing shall be a Base Rate Loan, in the case of Base Rate Loans. Each borrowing of Revolving Credit Loans under the Revolving Credit Commitments shall be in an amount equal to (x) in the case of Base Rate Loans, $1,000,000 or a whole multiple of $500,000 in excess thereof (or, if the then aggregate Available Revolving Credit Commitments are less than $1,000,000, such lesser amount) and (y) in the case of Eurodollar Loans, $1,000,000 or a whole multiple of $500,000 in excess thereof. Upon receipt of any such Borrowing Notice or telephonic notice from the Borrower, the Administrative Agent shall promptly notify each Revolving Credit Lender thereof. Each Revolving Credit Lender will make its Revolving Credit Percentage of the amount of each borrowing of Revolving Credit Loans available to the Administrative Agent for the account of the Borrower at the Funding Office prior to (x) 12:00 Noon, New York City time, on the Borrowing Date requested by the Borrower in the case of Eurodollar Loans, or (y) 4:00 P.M., New York City time, on the date of such telephonic notice in the case of a Base Rate Loan, in either case in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent in like funds as received by the Administrative Agent.

Section 2.06. Repayment of Loans; Evidence of Debt. (a) The Borrowers hereby unconditionally, and jointly and severally, promise to pay to the Administrative Agent for the account of the appropriate Revolving Credit Lender or Term Loan Lender, as the case may be, (i) the then unpaid principal amount of each Revolving Credit Loan of such Revolving Credit Lender on the Revolving Credit Termination Date (or on such earlier date on which the Loans become due and payable pursuant to Article 8) and (ii) the principal amount of each Term Loan of such Term Loan Lender made to such Borrower in installments according to the amortization schedule set forth in Section 2.03 (or on such earlier date on which the Loans become due and payable pursuant to Article 8). The Borrowers hereby further agree to pay interest on the unpaid principal amount of the Loans from time to time outstanding from the Amendment Effective Date until payment in full thereof at the rates per annum, and on the dates, set forth in Section 2.13.

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of each Borrower to such Lender resulting from each Loan of such Lender made to such Borrower from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

(c) The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Loan made hereunder and any Note evidencing such Loan, the Type of such Loan and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from any Borrower and each Lender’s share thereof.

(d) The entries made in the accounts maintained pursuant to Section 2.06(c) above shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of each Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain such accounts, or any error therein, shall not in any manner affect the obligation of any Borrower to repay (with applicable interest) the Loans made to such Borrower by such Lender in accordance with the terms of this Agreement.

(e) Each Borrower agrees that, upon the request to the Administrative Agent by any Lender, such Borrower will promptly execute and deliver to such Lender a promissory note of such Borrower evidencing any Term Loans or Revolving Credit Loans, as the case may be, of such Lender, substantially in the forms of Exhibit F-1 or F-2, respectively (a “Term Note” or “Revolving Credit Note”, respectively), with appropriate insertions as to date and principal amount (and, in the case of a Foreign Borrower, with such changes as the Administrative Agent reasonably determines are necessary or appropriate).

Section 2.07. Fees. (a)The Company agrees to pay to the Administrative Agent for the account of each Revolving Credit Lender a commitment fee for the period from and including the Amendment Effective Date to the last day of the Revolving Credit Commitment Period, computed at the Commitment Fee Rate on the average daily amount of the Available Revolving Credit Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on each Payment Date and on the Revolving Credit Termination Date.

(b) [Reserved].

(c) The Company agrees to pay to the Administrative Agent for the account of each Revolving Credit Lender on the Amendment Effective Date an upfront fee equal to 0.50% of such Revolving Credit Lender’s Revolving Credit Commitment on such date.

(d) If, on or prior to September 7, 2014, the Company effects a Repricing Transaction, the Company shall pay to the Administrative Agent, for the ratable account of each of the applicable Term Loan Lenders, (I) in the case of a Repricing Transaction described in clause (a) of the definition thereof, a prepayment premium of 1.00% of the aggregate principal amount of the Term Loans so prepaid, refinanced, substituted or replaced and (II) in the case of a Repricing Transaction described in clause (b) of the definition thereof, a fee equal to 1.00% of the aggregate principal amount of the applicable Term Loans outstanding immediately prior to such amendment. Such amounts shall be due and payable on the date of effectiveness of such Repricing Transaction.

(e) The Company agrees to pay to the Agents, for their own respective accounts, the fees in the amounts and on the dates agreed to in writing by the Company and the Agents.

Section 2.08. Termination or Reduction of Revolving Credit Commitments. The Company shall have the right, upon not less than three Business Days’ notice to the Administrative Agent, to terminate the Revolving Credit Commitments or, from time to time, to reduce the aggregate amount of the Revolving Credit Commitments; provided that no such termination or reduction of Revolving Credit Commitments shall be permitted if, immediately after giving effect thereto and to any prepayments of the Revolving Credit Loans made on the effective date thereof, the Total Revolving Extensions of Credit would exceed the Total Revolving Credit Commitments. Any such reduction shall be in an amount equal to $1,000,000 or a whole multiple of $500,000 in excess thereof, and shall reduce permanently the Revolving Credit Commitments then in effect. A notice of termination of the Revolving Credit Commitments delivered by the Company to the Administrative Agent may be revoked by the Company by written notice to the Administrative Agent on or prior to the date specified for the termination of the Revolving Credit Commitments.

Section 2.09. Optional Prepayments. (a) The Borrowers may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty (except as otherwise provided herein), (x) upon irrevocable notice delivered to the Administrative Agent (i)no later than 12:00 Noon, New York City time, three Business Days prior thereto in the case of Eurodollar Loans and (ii) no later than 12:00 Noon, New York City time, one Business Day prior thereto in the case of Base Rate Loans that are Term Loans, which notice shall specify the date and amount of such prepayment, whether such prepayment is of Term Loans or Revolving Credit Loans, and whether such prepayment is of Eurodollar Loans or Base Rate Loans, and (y) at any time on any Business Day with no prior notice, in the case of Revolving Credit Loans that are Base Rate Loans; provided, that if a Eurodollar Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 2.19, provided, further, that a notice of prepayment may state that such notice is conditioned upon the effectiveness of other credit facilities, incurrence of other Indebtedness or consummation of another transaction (such as a Change of Control), in which case such notice may be revoked by the Company (by written notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein (unless such notice is revoked as contemplated above), together with (except in the case of Revolving Credit Loans that are Base Rate Loans) accrued interest to such date on the amount prepaid. Partial prepayments of Term Loans and Revolving Credit Loans shall be in an aggregate principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof.

(b) Each prepayment of Term Loans pursuant to this Section 2.09 shall be applied first, pro rata to the installments of Term Loans which are scheduled to mature in the 24-month period immediately following such prepayment and second, to remaining installments of Term Loans pro rata according to the outstanding principal amounts thereof.

Section 2.10. Mandatory Prepayments. (a) Unless the Required Prepayment Lenders shall otherwise agree, if any Indebtedness shall be incurred by the Company or any of its Subsidiaries (excluding any Indebtedness incurred in accordance with Section 7.02), then not later than the next Business Day following such incurrence, the Loans shall be prepaid by an amount equal to the amount of the Net Cash Proceeds of such incurrence.

(b) Unless the Required Prepayment Lenders shall otherwise agree, if on any date the Company or any of its Subsidiaries shall receive Net Cash Proceeds from any Asset Sale or Recovery Event then, unless a Reinvestment Notice shall be delivered in respect thereof, not later than the fifth Business Day following the receipt by the Company or such Subsidiary of such Net Cash Proceeds, the Loans shall be prepaid by an amount equal to the amount of such Net Cash Proceeds; provided that (i) any such prepayment shall only be required with the aggregate amount of Net Cash Proceeds from any Asset Sale or Recovery Event received in any fiscal year of the Company in excess of $1,000,000 and (ii) notwithstanding the foregoing, on each Reinvestment Prepayment Date the Loans shall be prepaid by an amount equal to the Reinvestment Prepayment Amount (or, in the case of a Reinvestment Prepayment Date described in clause (b) of the definition thereof with respect to only a portion of the relevant Reinvestment Deferred Amount, an amount equal to such portion) with respect to the relevant Reinvestment Event. The provisions of this Section do not constitute a consent to the consummation of any Disposition not permitted by Section 7.05.

(c) Unless the Required Prepayment Lenders shall otherwise agree, if, for any fiscal year of the Company commencing with the fiscal year ending January 31, 2015, there shall be Excess Cash Flow, then, on the relevant Excess Cash Flow Application Date, the Loans shall be prepaid by an amount equal to (x) the ECF Percentage of such Excess Cash Flow minus (y) voluntary payments of Term Loans under Section 2.09 during such fiscal year but only to the extent that such prepayments do not (i) occur pursuant to a refinancing of all or any portion of such Term Loans or (ii) utilize the Available Amount. Each such prepayment shall be made on a date (an “Excess Cash Flow Application Date”) no later than five Business Days after the earlier of the date on which the financial statements of the Company referred to in Section 6.01(a), for the fiscal year with respect to which such prepayment is made, (i) are required to be delivered to the Lenders and (ii) are actually delivered.

(d) In the event of any termination of all the Revolving Credit Commitments, each Borrower shall, on the date of such termination, repay or prepay all its outstanding Revolving Credit Loans and replace or cause to be canceled (or make other arrangements satisfactory to the Administrative Agent and each Issuing Lender with respect to) all outstanding Letters of Credit issued by such Issuing Lender. If, after giving effect to any partial reduction of the Revolving Credit Commitments or at any other time, the Total Revolving Extensions of Credit would exceed the Total Revolving Credit Commitment, then the Borrowers shall, on the date of such reduction or at such other time, repay or prepay Revolving Credit Loans and, after the Revolving Credit Loans shall have been repaid or prepaid in full, replace or cause to be canceled (or make other arrangements satisfactory to the Administrative Agent and each Issuing Lender with respect to) Letters of Credit issued by such Issuing Lender in an amount sufficient to eliminate such excess.

(e) Notwithstanding any other provisions of this Section 2.10, (A) to the extent that any or all of the Net Cash Proceeds of any Asset Sale by a Foreign Subsidiary or Excess Cash Flow estimated in good faith by the Company to be attributable to Foreign Subsidiaries are prohibited or delayed by applicable local law (including financial assistance, corporate benefit restrictions on upstreaming of cash intra group and the fiduciary duties of directors and managers of Foreign Subsidiaries) from being repatriated to the United States or passed on to or used for the benefit of the Company, the portion of such Net Cash Proceeds or Excess Cash Flow so affected will not be required to be applied to repay Loans at the times provided in this Section 2.10 but may be retained by the applicable Foreign Subsidiary so long, but only so long, as applicable local law delays or will not permit repatriation thereof to the United States (the Company hereby agreeing to cause the applicable Foreign Subsidiary to use commercially reasonable efforts in compliance with applicable law to effect such repatriation), and once such repatriation to the United States of any of such affected Net Cash Proceeds or Excess Cash Flow is permitted under applicable local law, such repatriation to the United States will be promptly effected and such repatriated Net Cash Proceeds or Excess Cash Flow will be promptly (and in any event not later than two Business Days after such repatriation) applied (net of additional taxes payable or reserved against as a result thereof) to the repayment of the Loans to the extent otherwise required under this Section 2.10 and (B) to the extent that the Company has determined in good faith that repatriation to the United States of any of or all the Net Cash Proceeds of any Disposition by a Foreign Subsidiary or Excess Cash Flow estimated in good faith by the Company to be attributable to Foreign Subsidiaries or passing on to or use thereof for the benefit of the Company would cause significant adverse tax consequences to the Company or any of its Subsidiaries, such Net Cash Proceeds or Excess Cash Flow so affected may be retained by the applicable Foreign Subsidiary; provided that, in the case of this clause (B), on or before the date 180 days from the date on which any such Net Cash Proceeds so retained would otherwise have been required to be applied to prepayments to the extent otherwise required under Section 2.10(b) or any such Excess Cash Flow would have been required to be applied to prepayments pursuant to Section 2.10(c), the Company applies an amount equal to such Net Cash Proceeds or Excess Cash Flow to such prepayments as if such Net Cash Proceeds or Excess Cash Flow had been received by or was attributable to the Company rather than such Foreign Subsidiary, less the amount of additional taxes that would have been payable or reserved against if such Net Cash Proceeds or Excess Cash Flow had been repatriated to the United States (or, if less, the Net Cash Proceeds or Excess Cash Flow that would be calculated if received by such Foreign Subsidiary). For the avoidance of doubt, but without limiting the Company’s obligations under this Section 2.10, in no circumstance shall this Section 2.10 require any Foreign Subsidiary to make any dividend of or otherwise repatriate for the benefit of the Company any portion of any Net Cash Proceeds received by such Foreign Subsidiary or Excess Cash Flow attributable to any such Foreign Subsidiary.

(f) All prepayments made pursuant to this Section 2.10 shall be subject to Section 2.19, but shall otherwise be without premium or penalty, and shall be accompanied by accrued interest on the principal amount to be repaid to but excluding the date of payment.

(g) Each prepayment of Loans pursuant to this Section 2.10 shall be applied first, pro rata to the installments of Term Loans which are scheduled to mature in the 24-month period immediately following such prepayment, second, to remaining installments of Term Loans pro rata according to the outstanding principal amounts thereof, third, if no Term Loans are outstanding, to prepay outstanding Revolving Credit Loans to the full extent thereof, and fourth, if no Term Loans or Revolving Credit Loans are outstanding, to cash collateralize any outstanding Letters of Credit (up to an aggregate amount equal to the aggregate undrawn face amount of all such Letters of Credit) (it being understood that any such repayment or cash collateralization shall not permanently reduce Revolving Credit Commitments).

(h) The Company shall deliver to the Administrative Agent, at the time of each prepayment required under this Section 2.10, (1) a certificate signed by a Responsible Officer setting forth in reasonable detail the calculation of the amount of such prepayment and (2) at least one Business Day prior written notice of such prepayment. Each notice of prepayment shall specify the prepayment date, the Type of each Loan being prepaid and the principal amount of each Loan (or portion thereof) to be prepaid.

Section 2.11. Conversion and Continuation Options. (a) The Borrower may elect from time to time to convert Eurodollar Loans to Base Rate Loans by giving the Administrative Agent at least one Business Day prior irrevocable notice of such election not later than 12:00 Noon, New York City time, provided that any such conversion of Eurodollar Loans may be made only on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert Base Rate Loans to Eurodollar Loans by giving the Administrative Agent at least three Business Days’ prior irrevocable notice of such election not later than 12:00 Noon, New York City time (which notice shall specify the length of the initial Interest Period therefor), provided that no Base Rate Loan under a particular Facility may be converted into a Eurodollar Loan (i) when any Event of Default has occurred and is continuing and the Administrative Agent has, or the Majority Facility Lenders in respect of such Facility have, determined in its or their sole discretion not to permit such conversions or (ii) after the date that is one month prior to the final scheduled termination or maturity date of such Facility. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

(b) The Borrower may elect to continue any Eurodollar Loan as such upon the expiration of the then current Interest Period with respect thereto by giving irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the term “Interest Period” set forth in Section 1.01, of the length of the next Interest Period to be applicable to such Loan, provided, that if the Borrower shall fail to give any such required notice as described above, or notify the Administrative Agent of an intent to convert any such Eurodollar Loan to a Base Rate Loan, at least three Business Days prior to the expiration of the then current Interest Period, at the end of such Interest Period, such Loan shall be continued automatically as a Eurodollar Loan with a three-month Interest Period (unless the then final scheduled termination or maturity date for the relevant Facility would be prior to the end of such three-month Interest Period or such continuation is not permitted pursuant to the following proviso, in which case such Loan shall, absent the consent of the Administrative Agent to the contrary (which may be given or withheld in its sole discretion) then be converted automatically to a Base Rate Loan); and provided, further, that no Eurodollar Loan under a particular Facility may be continued as such (i) when any Event of Default has occurred and is continuing and the Administrative Agent has, or the Majority Facility Lenders in respect of such Facility have, determined in its or their sole discretion not to permit such continuations or (ii) after the date that is one month prior to the final scheduled termination or maturity date of such Facility. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

Section 2.12. Minimum Amounts and Maximum Number of Eurodollar Tranches. Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions, continuations and optional prepayments of Eurodollar Loans and all selections of Interest Periods shall be in such amounts and be made pursuant to such elections so that, (a) after giving effect thereto, the aggregate principal amount of the Eurodollar Loans comprising each Eurodollar Tranche shall be equal to $1,000,000 or a whole multiple of $500,000 in excess thereof and (b) no more than ten Eurodollar Tranches shall be outstanding at any one time.

Section 2.13. Interest Rates and Payment Dates. (a) Subject to Section 2.13(c), each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Adjusted LIBO Rate determined for such day plus the Applicable Margin in effect for such day.

(b) Subject to Section 2.13(c), each Base Rate Loan shall bear interest for each day on which it is outstanding at a rate per annum equal to the Base Rate in effect for such day plus the Applicable Margin in effect for such day.

(c) (i) If all or a portion of the principal amount of any Loan or Reimbursement Obligation shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), all outstanding Loans and Reimbursement Obligations (whether or not overdue) (to the extent legally permitted) shall bear interest at a rate per annum that is equal to (x) in the case of the Loans, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section 2.13 plus 2% or (y) in the case of Reimbursement Obligations, the rate applicable to Base Rate Loans under the Revolving Credit Facility plus 2%, and (ii) if all or a portion of any interest payable on any Loan or Reimbursement Obligation or any commitment fee or other amount payable hereunder or under any other Loan Document shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate then applicable to Base Rate Loans under the relevant Facility plus 2% (or, in the case of any such other amounts that do not relate to a particular Facility, the rate then applicable to Base Rate Loans under the Revolving Credit Facility plus 2%), in each case, with respect to clauses (i) and (ii) above, from the date of such nonpayment until such amount is paid in full (after as well as before judgment).

(d) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this Section 2.13 shall be payable from time to time on demand.

Section 2.14. Computation of Interest and Fees. (a) Interest, fees and commissions payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to Base Rate Loans on which interest is calculated on the basis of the Prime Rate, the interest thereon shall be calculated on the basis of a 365 (or 366, as the case may be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Company and the relevant Lenders of each determination of an Adjusted LIBO Rate. Any change in the interest rate on a Loan resulting from a change in the Base Rate or the Statutory Reserves shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Company and the relevant Lenders of the effective date and the amount of each such change in interest rate.

(b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrowers and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Company, deliver to the Company a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 2.13(a).

Section 2.15. Inability To Determine Interest Rate. If prior to the first day of any Interest Period:

(a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon each Borrower absent manifest error) either that Dollar deposits in the principal amounts of the Loans comprising the applicable borrowing are not generally available in the London interbank market or that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period, or

(b) the Administrative Agent shall have received notice from the Majority Facility Lenders in respect of the relevant Facility that the Adjusted LIBO Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Company and the relevant Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans under the relevant Facility requested to be made on the first day of such Interest Period shall be made as Base Rate Loans, (y) any Loans under the relevant Facility that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as Base Rate Loans and (z) any outstanding Eurodollar Loans under the relevant Facility shall be converted, on the last day of the then current Interest Period with respect thereto, to Base Rate Loans. Until such notice has been withdrawn by the Administrative Agent (which it agrees to do upon the circumstances giving rise to the initial notice no longer existing), no further Eurodollar Loans under the relevant Facility shall be made or continued as such, nor shall any Borrower have the right to convert Loans under the relevant Facility to Eurodollar Loans.

Section 2.16. Pro Rata Treatment and Payments. (a) Each borrowing by any Borrower from the Lenders hereunder, each payment by any Borrower on account of any commitment fee or Letter of Credit fee, and any reduction of the Commitments of the Lenders, shall be made pro rata according to the respective Term Loan Percentages or Revolving Credit Percentages, as the case may be, of the relevant Lenders. Each payment of interest in respect of the Loans and each payment in respect of fees payable hereunder shall be applied to the amounts of such obligations owing to the Lenders pro rata according to the respective amounts then due and owing to the Lenders.

(b) Each payment on account of principal of the Term Loans outstanding under the Term Loan Facility shall be allocated among the Term Loan Lenders holding such Term Loans pro rata based on the principal amount of such Term Loans held by such Term Loan Lenders. Amounts paid or prepaid in respect of Terms Loans may not be reborrowed.

(c) Each payment (including each prepayment) by any Borrower on account of principal of the Revolving Credit Loans shall be made pro rata according to the respective outstanding principal amounts of the Revolving Credit Loans then held by the Revolving Credit Lenders. Each payment in respect of Reimbursement Obligations in respect of any Letter of Credit shall be made to the Issuing Lender that issued such Letter of Credit.

(d) The application of any payment of Loans under any Facility (including optional and mandatory prepayments) shall be made first, to Base Rate Loans under such Facility and second, to Eurodollar Loans under such Facility. Each payment of the Loans (except in the case of Revolving Credit Loans that are Base Rate Loans) shall be accompanied by accrued interest to the date of such payment on the amount paid.

(e) All payments (including prepayments) to be made by any Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 1:00 P.M., New York City time, on the due date thereof to the Administrative Agent, for the account of the relevant Lenders, at the Payment Office, in Dollars and in immediately available funds. Any payment made by any Borrower after 1:00 P.M., New York City time, on any Business Day shall be deemed to have been on the next following Business Day. If any payment hereunder (other than payments on Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

(f) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the greater of (i) the Federal Funds Effective Rate and (ii) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error. If such Lender’s share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days after such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to Base Rate Loans under the relevant Facility, on demand, from the Borrower.

(g) Unless the Administrative Agent shall have been notified in writing by any Borrower prior to the date of any payment due to be made by any Borrower hereunder that such Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that the Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective pro rata shares of a corresponding amount. If such payment is not made to the Administrative Agent by such Borrower within three Business Days after such due date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against any Borrower.

(h) This Section 2.16 shall not be construed to apply to any payment made by any Borrower pursuant to and in accordance with the express provisions of this Agreement, including differing payments to be made to non-Defaulting Lenders as opposed to Defaulting Lenders and payments made in connection with an assignment expressly permitted under Section 10.06. This Section 2.16 shall be subject to the provisions of Section 2.20 and Section 2.22.

(i) Upon receipt by the Administrative Agent of payments on behalf of Lenders, the Administrative Agent shall promptly distribute such payments to the Lender or Lenders entitled thereto, in like funds as received by the Administrative Agent.

Section 2.17. Requirements of Law. (a) If any Change in Law:

(i) shall subject any Lender or Issuing Lender to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any Application or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender or such Issuing Lender in respect thereof (except for Non-Excluded Taxes covered by Section 2.18 and changes in the rate of tax with respect to Excluded Taxes);

(ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of any Lender that is not otherwise included in the determination of the Adjusted LIBO Rate hereunder or any Issuing Lender; or

(iii) shall impose on any Lender, any Issuing Lender or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing is to increase the cost to such Lender or Issuing Lender, by an amount which such Lender or Issuing Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or of maintaining its obligation to make any such Loan or issuing, maintaining or participating in Letters of Credit (or of maintaining its obligation to participate in or issue Letters of Credit), or to reduce any amount received or receivable hereunder in respect thereof (whether principal, interest or any other amount), then, in any such case, the Company shall promptly pay such Lender or Issuing Lender, as the case may be, upon its demand, any additional amounts necessary to compensate such Lender or Issuing Lender, as the case may be, for such increased cost or reduced amount receivable; provided that the Borrowers shall not be required to compensate a Lender or an Issuing Lender pursuant to this paragraph for any amounts incurred more than six months prior to the date that such Lender or Issuing Lender, as the case may be, notifies the Company of such Lender’s or Issuing Lender’s, as the case may be, intention to claim compensation therefor; and provided further that, if the circumstances giving rise to such claim have a retroactive effect, then such six-month period shall be extended to include the period of such retroactive effect. If any Lender or Issuing Lender becomes entitled to claim any additional amounts pursuant to this Section 2.17, it shall promptly notify the Company (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled.

(b) If any Lender or any Issuing Lender shall have determined that any Change in Law affecting such Lender or Issuing Lender or any lending office of such Lender or such Lender’s or Issuing Lender’s holding company, if any, regarding capital adequacy has or shall have the effect of reducing the rate of return on such Lender’s or Issuing Lender’s capital or on the capital of such Lender’s or such Issuing Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by such Lender, or the Letters of Credit issued by any Issuing Lender to a level below that which such Lender, such Issuing Lender or such holding company could have achieved but for such Change in Law (taking into consideration such Lender’s, such Issuing Lender’s or such holding company’s policies with respect to capital adequacy) by an amount deemed by such Lender or such Issuing Lender to be material, then from time to time, after submission by such Lender or such Issuing Lender to the Company (with a copy to the Administrative Agent) of a written request therefor, the Company shall pay to such Lender or such Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender, Issuing Lender or holding company, as the case may be, for such reduction; provided that the Company shall not be required to compensate a Lender or an Issuing Lender pursuant to this paragraph for any amounts incurred more than six months prior to the date that such Lender or such Issuing Lender notifies the Company of such Lender’s or such Issuing Lender’s intention to claim compensation therefor; and provided further that, if the circumstances giving rise to such claim have a retroactive effect, then such six-month period shall be extended to include the period of such retroactive effect.

(c) A certificate as to any additional amounts payable pursuant to this Section 2.17 submitted by any Lender or any Issuing Lender to the Company (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. Absent manifest error, the Company shall pay such Lender or such Issuing Lender the amount shown as due on any such certificate delivered by it within 15 days after its receipt of the same. The obligations of the Company pursuant to this Section 2.17 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

Section 2.18. Taxes. (a) All payments made by the Borrowers under this Agreement and each other Loan Document shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding (i) net income taxes, branch profit taxes and franchise taxes (imposed in lieu of net income taxes) imposed on any Agent or any Lender as a result of a present or former connection between such Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from such Agent’s or such Lender’s having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document in such jurisdiction), (ii) any taxes attributable to such Agent’s or Lender’s failure or inability to comply with the requirements of paragraph (d), (e) or (g) of this Section, (iii) any United States withholding taxes imposed on amounts payable to such Agent or such Lender at the time such Agent or Lender becomes a party to this Agreement, except to the extent that such Agent’s or Lender’s assignor (if any) was entitled, at the time of assignment, to receive additional amounts from any Borrower with respect to such Non-Excluded Taxes pursuant to this paragraph (a) and (iv) any tax to the extent imposed as a result of such Agent’s or Lender’s (A) failure or inability to comply with the applicable requirements of FATCA in such a way to reduce such tax to zero or (B) election under Section 1471(b)(3) of the Code (collectively, “Excluded Taxes”). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings (“Non-Excluded Taxes”) or any Other Taxes are required to be withheld from any amounts payable to any Agent or any Lender hereunder, the amounts so payable to such Agent or such Lender shall be increased to the extent necessary to yield to such Agent or such Lender (after payment of all Non-Excluded Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement; provided that the Borrowers shall not be required to compensate a Lender pursuant to this paragraph for any amounts incurred more than six months prior to the date that such Lender notifies the Company of such Lender’s intention to claim compensation therefor; and provided further that, if the circumstances giving rise to such claim have a retroactive effect, then such six-month period shall be extended to include the period of such retroactive effect.

(b) In addition, the Borrowers shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) Whenever any Non-Excluded Taxes or Other Taxes are payable by any Borrower, as promptly as possible thereafter such Borrower shall send to the Administrative Agent for the account of the relevant Agent or Lender, as the case may be, a certified copy of an original official receipt received by such Borrower showing payment thereof. The Borrowers shall indemnify each Agent and each Lender for (i) the full amount of any Non-Excluded Taxes or Other Taxes paid by such Agent or Lender and (ii) any reasonable out-of-pocket expenses arising therefrom or with respect thereto, provided such Agent or Lender, as the case may be, provides the Company with a written statement thereof setting forth in reasonable detail the basis and calculation of such amounts.

(d) Each Lender (or Transferee) that is not a “U.S. Person” as defined in Section 7701(a)(30) of the Code (a “Non-U.S. Lender”) shall deliver to the Company and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two copies of either U.S. Internal Revenue Service Form W-8BEN, Form W-8IMY or Form W-8ECI and any other information required by such forms, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest,” a statement substantially in the form of Exhibit G-1 (for a Non-U.S. Lender that is not a partnership for U.S. tax purposes) or in a form of Exhibit G-2 (for a Non-U.S. Lender that is a partnership for U.S. tax purposes) and a Form W-8BEN or Form W-8IMY , or any subsequent versions thereof or successors thereto and any other information required by such forms, properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Borrowers under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify the Company at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Company (or any other form of certification adopted by the U.S. taxing authorities for such purpose). If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Company and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Company or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Company or the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lenders’ obligations under FATCA or to determine the amount to deduct and withhold from such payment. Notwithstanding any other provision of this paragraph, a Non-U.S. Lender shall not be required to deliver any form pursuant to this paragraph that such Non-U.S. Lender is not legally able to deliver.

(e) A Lender that is entitled to an exemption from or reduction of non-U.S. withholding tax under the law of the jurisdiction in which any Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Company (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Company, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate, provided that such Lender is legally entitled to complete, execute and deliver such documentation and in such Lender’s reasonable judgment such completion, execution or submission would not materially prejudice the legal position of such Lender.

(f) If a Lender determines, in its sole discretion, that it has received a refund of Taxes as to which it has been indemnified by any Borrower, or with respect to which such Borrower has paid additional amounts pursuant to this Section 2.18, it shall within 180 days from the date of its determination pay over the amount of such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Borrower under this Section 2.18 with respect to the Non-Excluded Taxes or Other Taxes giving rise to such refund) to such Borrower, net of all reasonable out-of-pocket expenses of such Lender (including any taxes imposed with respect to such refund) as determined by such Lender in good faith and in its sole discretion, and without interest (other than interest paid by the relevant Governmental Authority with respect to such refund); provided, however, that each Borrower, upon request of such Lender, agrees to repay as soon as reasonably practicable the amount paid over to such Borrower (plus applicable interest imposed by the relevant Governmental Authority) to such Lender if such Lender is required to repay such refund to such Governmental Authority. This paragraph shall not be construed to require the Administrative Agent or any Lender to make available its tax returns to the Company or any other person.

(g) Each Lender that is a “U.S. Person” within the meaning of Section 7701(a)(30) of the Code shall deliver to the Company and the Administrative Agent, on or before the date such Lender becomes a party to this Agreement, two copies of Internal Revenue Service Form W-9 or any successor or other form prescribed by the Internal Revenue Service.

Section 2.19. Indemnity. The Borrower agrees to indemnify each Lender for, and to hold each Lender harmless from, any loss (other than for lost profits) or expense that such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment or conversion of Eurodollar Loans on a day that is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank Eurodollar market. A certificate as to any amounts payable pursuant to this Section submitted to the Company by any Lender shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

Section 2.20. Illegality. Notwithstanding any other provision herein, if any Change in Law shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement as notified in writing by such Lender to the Administrative Agent and the Company, (a) the commitment of such Lender hereunder to make Eurodollar

Loans, continue Eurodollar Loans as such and convert Base Rate Loans to Eurodollar Loans shall forthwith be canceled and (b) such Lender’s Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 2.19.

Section 2.21. Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.17, 2.18(a) or 2.20 with respect to such Lender, it will, if requested by the Company, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided, that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section shall affect or postpone any of the obligations of any Borrower or the rights of any Lender pursuant to Section 2.17, 2.18 or 2.20.

Section 2.22. Incremental Credit Extensions. (a) The Company may at any time or from time to time after the Amendment Effective Date, by notice to the Administrative Agent (whereupon the Administrative Agent shall promptly deliver a copy to each of the Lenders), request (x) one or more additional tranches of term loans (the “Incremental Term Loans”) or (y) one or more increases in the amount of the Revolving Credit Commitments (each such increase, a “Revolving Credit Commitment Increase”), provided that at the time of such request, no Default or Event of Default shall exist. Each tranche of Incremental Term Loans and each Revolving Credit Commitment Increase shall be in an aggregate principal amount that is not less than $20,000,000 (provided that such amount may be less than $20,000,000 if (x) such amount represents all remaining availability under the limit set forth in the next sentence or (y) if otherwise agreed to by the Administrative Agent). Notwithstanding anything to the contrary herein, the aggregate principal amount of the Incremental Term Loans (excluding any Incremental Term Loans incurred on or prior to February 3, 2014) and the Revolving Credit Commitment Increases shall not exceed the sum of (x) $200,000,000 and (y) an additional amount such that immediately after giving effect to the effectiveness of the applicable Incremental Amendment effectuating such Incremental Term Loans and/or Revolving Credit Commitment Increases, the First Lien Net Leverage Ratio shall not exceed 3.50:1.00, determined on a pro forma basis as of the last day of the most recent fiscal quarter for which financial statements are required to have been delivered hereunder, in each case, as if such Incremental Term Loans or Revolving Credit Commitment Increases, as applicable, had been outstanding, and in the case of any Revolving Credit Commitment Increase, fully drawn, on the last day of such fiscal quarter for testing compliance therewith.

(b) The Incremental Term Loans (i) shall rank pari passu in right of payment and of security with the Revolving Credit Loans and the Term Loans, (ii) shall not mature earlier than the Term Loan Maturity Date, (iii) shall not have a weighted average life to maturity shorter than the weighted average life to maturity of the Term Loans and (iv) except as set forth in Section 2.22(a), shall be treated substantially the same as the Term Loans (in each case, including with respect to mandatory and voluntary prepayments, it being understood that mandatory prepayments shall be applied ratably to the Incremental Term Loans based on the aggregate principal amount of Term Loans and Incremental Term Loans then outstanding and in accordance with the terms of Section 2.10 except to the extent the terms of the relevant Incremental Amendment (as defined below) shall provide that such Incremental Term Loans shall not be subject to mandatory prepayments or be prepaid at a rate or percentage less than is otherwise applicable to prepayments of Term Loans pursuant to Section 2.10), provided that (i) if the Effective Yield for such Incremental Term Loans as of the date of incurrence of such Incremental Term Loans exceeds the sum of the Effective Yield then applicable to any tranche of outstanding Term Loans or Incremental Term Loans and 0.50% (the amount of such excess being referred to herein as the “Term Loan Yield Differential”), then the Applicable Margin then in effect for such Term Loans and Incremental Term Loans shall automatically be increased by the Term Loan Yield Differential (at each level in the pricing grid), effective upon the making of the Incremental Term Loans, (ii) the terms and conditions applicable to Incremental Term Loans may be materially different from those of the Term Loans to the extent such differences are reasonably acceptable to the Administrative Agent and (iii) the interest rates and amortization schedule applicable to the Incremental Term Loans shall be determined by the Company and the lenders thereof.

(c) Each notice from the Company pursuant to this Section 2.22 shall set forth the requested amount and proposed terms of the relevant Incremental Term Loans or Revolving Credit Commitment Increases. Incremental Term Loans may be made, and Revolving Credit Commitment Increases may be provided, by any existing Lender or by any other bank or other financial institution (any such other bank or other financial institution being called an “Additional Lender”), provided that the Administrative Agent and, with respect to Revolving Credit Commitment Increases, each Issuing Lender shall have consented (such consent not to be unreasonably withheld, delayed or conditioned) to such Lender’s or Additional Lender’s making such Incremental Term Loans or providing such Revolving Credit Commitment Increases if such consent would be required under Section 10.06 for an assignment of Loans or Commitments, as applicable, to such Lender or Additional Lender.

(d) Commitments in respect of Incremental Term Loans and Revolving Credit Commitment Increases shall become Commitments (or in the case of a Revolving Credit Commitment Increase to be provided by an existing Lender with a Revolving Credit Commitment, an increase in such Lender’s applicable Revolving Credit Commitment) under this Agreement pursuant to an amendment (an “Incremental Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed (in the case of such amendment to this Agreement) by the Company, each Lender agreeing to provide such Commitment, if any, each Additional Lender, if any, and the Administrative Agent.

(e) Any Incremental Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Company, to effect the provisions of this Section. The effectiveness of any Incremental Amendment shall be subject to the satisfaction on the date thereof (each, an “Incremental Facility Closing Date”) and determined after giving effect to any extension of credit thereunder of each of the conditions set forth in Section 5.02 (it being understood that all references to “the date of such extension of credit” or similar language in such Section 5.02 shall be deemed to refer to the effective date of such Incremental Amendment), of the payment of any fees payable in connection therewith, the delivery of any documentation required under Section 6.05 and such other conditions as the parties thereto shall agree; provided that if the proceeds of such Incremental Term Loans or Revolving Credit Commitment Increases are being used to finance a Limited Condition Acquisition, (x)(i) the reference in Section 5.02(a) to the accuracy of the representations and warranties shall solely refer to the accuracy of the representations and warranties that would constitute Specified Representations and (ii) the reference to “Material Adverse Effect” in the Specified Representations shall be understood for this purpose to refer to “Material Adverse Effect” or similar definition as defined in the definitive acquisition agreement governing such Limited Condition Acquisition and (y) the reference in Section 5.02(b) to no Default or Event of Default shall solely refer to an Event of Default under clause (a) or (f) of Article 8. The Borrowers may use the proceeds of the Incremental Term Loans and Revolving Credit Commitment Increases for any purpose not prohibited by this Agreement. No Lender shall be obligated to provide any Incremental Term Loans or Revolving Credit Commitment Increases, unless it so agrees.

(f) Upon each increase in the Revolving Credit Commitments pursuant to this Section 2.22, (i) each Lender with a Revolving Credit Commitment immediately prior to such increase will automatically and without further act be deemed to have assigned to each Lender providing a portion of the Revolving Credit Commitment Increase (each a “Revolving Credit Commitment Increase Lender”) in respect of such increase, and each such Revolving Credit Commitment Increase Lender will automatically and without further act be deemed to have assumed, a portion of such Lender’s participations hereunder in outstanding Letters of Credit such that, after giving effect to each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding participations hereunder in Letters of Credit held by each Lender with a Revolving Credit Commitment (including each such Revolving Credit Commitment Increase Lender) will equal the percentage of the aggregate Revolving Credit Commitments of all Lenders with Revolving Credit Commitments represented by such Lender’s Revolving Credit Commitment and (ii) if, on the date of such increase, there are any Revolving Credit Loans outstanding, such Revolving Credit Loans shall on or prior to the effectiveness of such Revolving Credit Commitment Increase be prepaid from the proceeds of additional Revolving Credit Loans made hereunder (reflecting such increase in Revolving Credit Commitments), which prepayment shall be accompanied by accrued interest on the Revolving Credit Loans being prepaid and any costs incurred by any Lender in accordance with Section 2.19. The Administrative Agent and the Lenders hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence.

(g) This Section 2.22 shall supersede any provisions in Section 10.01 to the contrary.

Section 2.23. Additional Loan Parties.

(a) Subsidiary Borrowers. (i) The Company may at any time, upon not less than 15 Business Days’ notice from the Company to the Administrative Agent (or such shorter period as may be agreed by the Administrative Agent in its sole discretion), designate any Subsidiary Guarantor (including a Foreign Subsidiary Guarantor) (an “Applicant Borrower”) as a Subsidiary Borrower to receive Loans hereunder by delivering to the Administrative Agent a duly executed notice and agreement in substantially the form of Exhibit K (a “Subsidiary Borrower Request and Assumption Agreement”). The parties hereto acknowledge and agree that prior to any Applicant Borrower becoming a Subsidiary Borrower the Administrative Agent shall have received such supporting resolutions, incumbency certificates, opinions of counsel and other documents or information, in form and substance reasonably satisfactory to the Administrative Agent and, in the case of opinions of counsel, from counsel reasonably satisfactory to the Administrative Agent, as may be required by the Administrative Agent in its sole discretion, Notes signed by such new Borrowers to the extent any Lenders so require, and, if the Applicant Borrower would be a Foreign Borrower, any amendment to this Agreement or any other Loan Document contemplated by Section 2.23(a)(ii) shall have been effected. If the Administrative Agent consents to an Applicant Borrower becoming a Subsidiary Borrower (such consent not to be unreasonably withheld), then promptly following receipt of all such requested resolutions, incumbency certificates, opinions of counsel and other documents or information and any amendment contemplated by Section 2.23(a)(ii) having been effected, the Administrative Agent shall send a notice in substantially the form of Exhibit L (a “Subsidiary Borrower Notice”) to the Company and the Lenders specifying the effective date upon which the Applicant Borrower shall constitute a Subsidiary Borrower for purposes hereof, whereupon each of the Lenders agrees to permit such Subsidiary Borrower to receive Loans hereunder, on the terms and conditions set forth herein, and each of the parties agrees that such Subsidiary Borrower otherwise shall be a Borrower for all purposes of this Agreement; provided that no extension of credit to any Foreign Borrower may contravene any Requirement of Law applicable to the Lender extending such credit.

(ii) If the Applicant Borrower would be a Foreign Borrower, the Administrative Agent and/or the Collateral Agent and the Company shall effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate in the opinion of the Administrative Agent or the Collateral Agent, with the advice of counsel, to effect the addition of such Applicant Borrower as a Subsidiary Borrower, including amending or supplementing any provisions relating to reimbursement of or gross-up for taxes, representations and warranties, covenants, events of default and the appointment of an agent for service of process. Any such amendment may be effected without the consent of any Lenders.

(iii) The Obligations of the Company and each Subsidiary Borrower shall be joint and several in nature.

(iv) Each Subsidiary of the Company that becomes a “Subsidiary Borrower” pursuant to this Section 2.23 hereby irrevocably appoints the Company as its agent for all purposes relevant to this Agreement and each of the other Loan Documents, including (A) the giving and receipt of notices, (B) the execution and delivery of all documents, instruments and certificates contemplated herein and all modifications hereto, and (C) if the Company so elects, the receipt of the proceeds of any Loans made by the Lenders to any such Subsidiary Borrower hereunder. Any acknowledgment, consent, direction, certification or other action which might otherwise be valid or effective only if given or taken by all Borrowers, or by each Borrower acting singly, shall be valid and effective if given or taken only by the Company, whether or not any such other Borrower joins therein. Any notice, demand, consent, acknowledgement, direction, certification or other communication delivered to the Company in accordance with the terms of this Agreement shall be deemed to have been delivered to each Subsidiary Borrower.

(v) The Company may from time to time, upon not less than 15 Business Days’ notice from the Company to the Administrative Agent (or such shorter period as may be agreed by the Administrative Agent in its sole discretion), terminate a Subsidiary Borrower’s status as such, provided that there are no outstanding Loans payable by such Subsidiary Borrower or outstanding Letters of Credit issued for the account of such Subsidiary Borrower, or other amounts payable by such Subsidiary Borrower on account of any Loans made to it or Letters of Credit issued for its account, as of the effective date of such termination. The Administrative Agent will promptly notify the Lenders of any such termination of a Subsidiary Borrower’s status as such. For the avoidance of doubt, the termination of a Subsidiary Borrower’s status as such shall not affect its status as a Subsidiary Guarantor.

(vi) Each Lender may, at its option, make any Loan available to any Foreign Borrower by causing any foreign or domestic branch or Affiliate of such Lender to make such Loan, and any exercise of such option shall not affect the obligation of such Foreign Borrower to repay such Loan in accordance with the terms of this Agreement.

(b) Foreign Subsidiary Guarantors. The Company may at any time designate any Qualified Foreign Subsidiary as a Foreign Subsidiary Guarantor upon notice to the Administrative Agent and the Collateral Agent. The parties hereto acknowledge and agree that no Qualified Foreign Subsidiary shall become a Foreign Subsidiary Guarantor, a Subsidiary Guarantor or a Loan Party until the following conditions are satisfied (the “Foreign Collateral and Guarantee Requirement”):

(i) the Administrative Agent and/or the Collateral Agent shall have received:

(A) a Guarantee and Collateral Agreement Supplement (as defined in the Guarantee and Collateral Agreement) and/or such other Security Documents (in each case, in form and substance satisfactory to the Administrative Agent and the Collateral Agent in their sole discretion) that may be required under applicable law or that the Administrative Agent or the Collateral Agent may request in their sole discretion to provide for the unconditional guarantee by such Foreign Subsidiary of the obligations of the Loan Parties under the Loan Documents and to grant, preserve, protect and perfect the validity and first priority of the security interest in those assets and properties of such Foreign Subsidiary as the Administrative Agent or the Collateral Agent; and

(B) such supporting resolutions, incumbency certificates, opinions of counsel and other documents or information, in form and substance satisfactory to the Administrative Agent and, in the case of opinions of counsel, from counsel satisfactory to the Administrative Agent, as may be required by the Administrative Agent or the Collateral Agent in their sole discretion; and

(ii) the Administrative Agent and/or the Collateral Agent and the Company shall have effected such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate in the opinion of the Administrative Agent or the Collateral Agent, with the advice of counsel, to effect the addition of such Qualified Foreign Subsidiary as a Foreign Subsidiary Guarantor (it being agreed that no such amendment shall require the consent of any Lender); and

(iii) if the immediate parent of such Qualified Foreign Subsidiary is a Loan Party, such immediate parent shall have granted a first priority security interest in and delivered to the Collateral Agent certificates reflecting 100% of the Capital Stock of such Qualified Foreign Subsidiary, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of such immediate parent (if such Capital Stock is certificated).

When the Administrative Agent and Collateral Agent determine that the Foreign Collateral and Guarantee Requirement with respect to any Qualified Foreign Subsidiary has been satisfied, the Administrative Agent shall send a notice to the Company and the Lenders specifying the effective date upon which such Qualified Foreign Subsidiary shall constitute a Foreign Subsidiary Guarantor, a Subsidiary Guarantor and a Loan Party for purposes of the Credit Agreement and the other Loan Documents. The guarantee obligations and Collateral of any Foreign Subsidiary Guarantor may only be released to the extent permitted under Section 10.16.

(c) This Section 2.23 shall supersede any provisions in Section 10.01 to the contrary.

Section 2.24. Cash Collateral. At any time that there shall exist a Defaulting Lender, within three Business Days following the written request of the Administrative Agent or any Issuing Lender (with a copy to the Administrative Agent) the Company shall Cash Collateralize the Issuing Lenders’ Fronting Exposure with respect to such Defaulting Lender (determined after giving effect to Section 2.25(a)(iv) and any Cash Collateral provided by such Defaulting Lender) in an amount satisfactory to each Issuing Lender (but in no event greater than the applicable Fronting Exposure).

(a) Grant of Security Interest. The Company, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to the Collateral Agent, for the benefit of the Issuing Lenders, and agrees to maintain, a first priority security interest in all such Cash Collateral as security for the Defaulting Lenders’ obligation to fund participations in respect of L/C Obligations, to be applied pursuant to clause (b) below.

(b) Application. Notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, Cash Collateral provided under this Section 2.24 or Section 2.25 in respect of Letters of Credit shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of L/C Obligations (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein or in any other Loan Document.

(c) Termination of Requirement. Cash Collateral (or the appropriate portion thereof) provided to reduce any Issuing Lender’s Fronting Exposure shall no longer be required to be held as Cash Collateral pursuant to this Section 2.24 and shall promptly be returned to the Person providing such Cash Collateral following (i) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender), or (ii) the determination by the Administrative Agent and each Issuing Lender that there exists excess Cash Collateral; provided that, subject to Section 2.25, the Person providing Cash Collateral and each Issuing Lender may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations; and provided, further that to the extent that such Cash Collateral was provided by the Company, such Cash Collateral shall remain subject to the security interest granted pursuant to the Loan Documents.

Section 2.25. Defaulting Lenders.

(a) Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders.

(ii) Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent or the Collateral Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article 8 or otherwise) or received by the Administrative Agent or the Collateral Agent from a Defaulting Lender pursuant to Section 10.07(b) shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent and the Collateral Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuing Lender hereunder; third, to Cash Collateralize the Issuing Lenders’ Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.24; fourth, as the Company may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Company, to be held in a deposit account and released pro rata to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the Issuing Lenders’ future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.24; sixth, to the payment of any amounts owing to the Lenders or the Issuing Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender or Issuing Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Company as a result of any judgment of a court of competent jurisdiction obtained by the Company against such Defaulting

Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Disbursements in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 5.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Disbursements owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Disbursements owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations are held by the Lenders pro rata in accordance with the Revolving Credit Percentages under the applicable Facility without giving effect to Section 2.25(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.25(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) Certain Fees. (A) No Defaulting Lender shall be entitled to receive any Commitment Fee for any period during which that Lender is a Defaulting Lender (and no Borrower shall be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(B) Each Defaulting Lender shall be entitled to receive L/C Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Revolving Credit Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.24.

(C) With respect to any Commitment Fee or L/C Fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Company or the relevant Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations that has been reallocated to such Non-Defaulting Lender pursuant to Section 2.25(a)(iv), (y) pay to each Issuing Lender the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such Issuing Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

(iv) Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in L/C Obligations shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Revolving Credit Percentages (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that (x) the conditions set forth in Section 5.02 are satisfied at the time of such reallocation (and, unless the Company shall have otherwise notified the Administrative Agent at such time, the Company shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate Revolving Extensions of Credit of any Non-Defaulting

Lender to exceed such Non-Defaulting Lender’s Revolving Credit Commitment. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v) Cash Collateral. If the reallocation described in Section 2.25(a)(iv) cannot, or can only partially, be effected, the Company shall, without prejudice to any right or remedy available to it hereunder or under law, Cash Collateralize the Issuing Lenders’ Fronting Exposure in accordance with the procedures set forth in Section 2.24.

(b) Defaulting Lender Cure. If the Company, the Administrative Agent and each Issuing Lender agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit to be held pro rata by the Lenders in accordance with the Commitments under the applicable Facility (without giving effect to Section 2.25(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of any Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender having been a Defaulting Lender.

(c) New Letters of Credit. So long as any Lender is a Defaulting Lender, no Issuing Lender shall be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.

Section 2.26. Term Loan Refinancing Facilities. (a) The Company may, by written notice to the Administrative Agent from time to time, request Refinancing Term Loans to refinance all or a portion of any existing class of Term Loans (the “Refinanced Term Loans”) in an aggregate principal amount not to exceed the aggregate principal amount of the Refinanced Term Loans plus any accrued interest, fees, costs and expenses related thereto (including any original issue discount or upfront fees). Such notice shall set forth (i) the amount of the applicable Refinanced Term Loans (which shall be in minimum increments of $1,000,000 and a minimum amount of $5,000,000 or such other amount as is reasonably acceptable to the Administrative Agent) and (ii) the date on which the applicable Refinancing Amendment is to become effective (which shall not be less than 10 Business Days nor more than 60 days after the date of such notice (or such longer or shorter periods as the Administrative Agent shall agree)). Refinancing Term Loans may be made by any existing Lender or by any other bank or other financial institution (any such other bank or other financial institution being called an “Additional Refinancing Lender”), provided that the Administrative Agent shall have consented (such consent not to be unreasonably withheld, delayed or conditioned) to such Lender’s or Additional Refinancing Lender’s making such Refinancing Term Loans if such consent would be required under Section 10.06 for an assignment of Term Loans to such Lender or Additional Refinancing Lender.

(b) The effectiveness of any Refinancing Amendment shall be subject to the satisfaction on the date thereof (each, a “Refinancing Facility Closing Date”) of each of the conditions set forth in Section 5.02 (it being understood that all references to “the date of such extension of credit” or similar language in such Section 5.02 shall be deemed to refer to the effective date of such Refinancing Amendment), of the payment of any fees payable in connection therewith and such other conditions as the parties thereto shall agree. The terms of the Refinancing Term Loans shall comply with Section 2.26(c). Substantially concurrently with the incurrence of any such Refinancing Term Loans, 100% of the net cash proceeds thereof shall be applied to repay the Refinanced Term Loans (including accrued interest, fees and premiums (if any) payable in connection therewith).

(c) The Refinancing Term Loans (i) shall rank pari passu in right of payment and of security with the Revolving Credit Loans and the Term Loans and none of the obligors or guarantors with respect thereto shall be a Person that is not a Loan Party, (ii) shall not be secured by any assets other than the Collateral, (iii) shall not mature earlier than the Term Loan Maturity Date, (iv) shall not have a weighted average life to maturity shorter than the weighted average life to maturity of the Term Loans, (v) shall be treated substantially the same as the Term Loans (in each case, including with respect to mandatory and voluntary prepayments, it being understood that mandatory prepayments shall be applied ratably to the Term Loans based on the aggregate principal amount of Term Loans and Refinancing Term Loans then outstanding and in accordance with the terms of Section 2.10 except to the extent the terms of the relevant Refinancing Amendment shall provide that such Refinancing Term Loans shall not be subject to mandatory prepayments or be prepaid at a rate or percentage less than is otherwise applicable to prepayments of Term Loans pursuant to Section 2.10), (vi) the interest rate margin, rate floors, fees, original issue discount and premiums applicable to the Refinancing Term Loans shall be determined by the Company and the applicable lenders providing such Refinancing Term Loans and (vii) to the extent the terms of the Refinancing Amendment are inconsistent with the terms set forth herein (except as set forth in clause (i) through (vi) above), such terms shall be reasonably satisfactory to the Administrative Agent.

(d) In connection with any Refinancing Term Loans incurred pursuant to this Section 2.26, the Company, the Administrative Agent and each applicable Lender or Additional Refinancing Lender shall execute and deliver to the Administrative Agent a Refinancing Amendment and such other documentation as the Administrative Agent shall reasonably specify to evidence such Refinancing Term Loans. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Refinancing Amendment. Any Refinancing Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Company, to effect the provisions of this Section 2.26, including any amendments necessary to establish the applicable Refinancing Term Loans as a new class or tranche of Term Loans, or, if contemplated by such Refinancing Amendment and not inconsistent with the provisions hereof, an increase in any existing class of Term Loans, and such other technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Company in connection with the establishment of, or increases in, such classes or tranches (including to preserve the pro rata treatment of the refinanced and non-refinanced tranches), in each case on terms consistent with this Section 2.26. The Administrative Agent and the Lenders hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence.

ARTICLE 3

LETTERS OF CREDIT

Section 3.01. L/C Commitment. (a) Subject to the terms and conditions hereof, each Issuing Lender, in reliance on the agreements of the other Revolving Credit Lenders set forth in Section 3.04(a), agrees to issue letters of credit (“Letters of Credit”) for the account of the Borrowers on any Business Day, during the period from and including the Original Closing Date to the earlier of (v) the date that is 30 days prior to the Revolving Credit Termination Date and (w) the termination of the Revolving Credit Commitments in accordance with the terms hereof, in such form as may be approved from time to time by such Issuing Lender; provided, that no Issuing Lender shall have any obligation to issue any Letter of Credit if, immediately after giving effect to such issuance, (i) the L/C Obligations would exceed the L/C Commitment, (ii) the aggregate amount of the Available Revolving Credit Commitments would be less than zero or (iii) the Revolving Extensions of Credit of any Lender would exceed such Lender’s Revolving Credit Commitment. Each Letter of Credit shall (i) be denominated in Dollars and (ii) expire no later than the earlier of (x) the first anniversary of its date of issuance and (y) the date which is five Business Days prior to the Revolving Credit Termination Date; provided that any Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (y) above). Letters of Credit may be standby Letters of Credit or trade Letters of Credit, as specified in the applicable Application; provided, that Credit Suisse AG, as Issuing Lender, shall not be obligated to issue trade Letters of Credit.

(b) No Issuing Lender shall at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause such Issuing Lender or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

Section 3.02. Procedure for Issuance of Letter of Credit. The Borrower may from time to time request that an Issuing Lender issue a Letter of Credit by delivering to such Issuing Lender at its address for notices specified herein an Application therefor, completed to the satisfaction of such Issuing Lender, and such other certificates, documents and other papers and information as such Issuing Lender may request. Concurrently with the delivery of an Application to an Issuing Lender, the Borrower shall deliver a copy thereof to the Administrative Agent. Upon receipt of any Application, an Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed to by such Issuing Lender and the Borrower (but in no event shall any Issuing Lender be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto). Promptly after issuance by an Issuing Lender of a Letter of Credit, such Issuing Lender shall furnish a copy of such Letter of Credit to the Company. Each Issuing Lender shall promptly give notice to the Administrative Agent of the issuance of each Letter of Credit issued by such Issuing Lender (including the face amount thereof), and shall provide a copy of such Letter of Credit to the Administrative Agent as soon as possible after the date of issuance.

Section 3.03. Fees and Other Charges. (a) The Company will pay a fee (an “L/C Fee”) on the aggregate drawable amount of all outstanding Letters of Credit at a per annum rate equal to the Applicable Margin then in effect with respect to Eurodollar Loans under the Revolving Credit Facility, shared ratably among the Revolving Credit Lenders in accordance with their respective Revolving Credit Percentages and payable quarterly in arrears on each L/C Fee Payment Date after the issuance date. In addition, the Company shall pay to the relevant Issuing Lender for its own account a fronting fee on the aggregate drawable amount of all outstanding Letters of Credit issued by it of  1⁄4 of 1% per annum, payable quarterly in arrears on each L/C Fee Payment Date after the issuance date.

(b) In addition to the foregoing fees, the Borrower shall pay or reimburse each Issuing Lender for such normal and customary costs and expenses as are incurred or charged by such Issuing Lender in issuing, negotiating, effecting payment under, amending or otherwise administering any Letter of Credit.

Section 3.04. L/C Participations. (a) Each Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce each Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from each Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant’s own account and risk, an undivided interest equal to such L/C Participant’s Revolving Credit Percentage in each Issuing Lender’s obligations and rights under each Letter of Credit issued by such Issuing Lender hereunder and each L/C Disbursement made by such Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with each Issuing Lender that, if such Issuing Lender makes any L/C Disbursement in respect of a Letter of Credit issued by such Issuing Lender for which such Issuing Lender is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay to the Administrative Agent for the account of such Issuing Lender upon demand at such Issuing Lender’s address for notices specified herein (and thereafter the Administrative Agent shall promptly pay to such Issuing Lender) an amount equal to such L/C Participant’s Revolving Credit Percentage of such L/C Disbursement, or any part thereof, that is not so reimbursed. Each L/C Participant’s obligation to pay such amount shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, abatement, withholding, reduction, defense or other right that such L/C Participant may have against the Issuing Lender, the Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Article 5, (iii) any adverse change in the condition (financial or otherwise) of the Borrower, (iv) any breach of this Agreement or any other Loan Document by the Borrower, any other Loan Party or any other L/C Participant or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

(b) If any amount (a “Participation Amount”) required to be paid by any L/C Participant to an Issuing Lender pursuant to Section 3.04(a) in respect of any unreimbursed portion of any L/C Disbursement made by such Issuing Lender under any Letter of Credit is not paid to such Issuing Lender within three Business Days after the date such payment is due, such Issuing Lender shall so notify the Administrative Agent, which shall promptly notify the L/C Participants, and each L/C Participant shall pay to the Administrative Agent, for the account of such Issuing Lender, on demand (and thereafter the Administrative Agent shall promptly pay to such Issuing Lender) an amount equal to the product of (i) such Participation Amount, times (ii) the daily average Federal Funds Effective Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to such Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any Participation Amount required to be paid by any L/C Participant pursuant to Section 3.04(a) is not made available to the Administrative Agent for the account of the relevant Issuing Lender by such L/C Participant within three Business Days after the date such payment is due, the Administrative Agent on behalf of such Issuing Lender shall be entitled to recover from such L/C Participant, on demand, such Participation Amount with interest thereon calculated from such due date at the rate per annum applicable to ABR Loans under the Revolving Facility. A certificate of the Administrative Agent submitted on behalf of an Issuing Lender to any L/C Participant with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error.

(c) Whenever, at any time after an Issuing Lender has made any L/C Disbursement in respect of a Letter of Credit issued by such Issuing Lender and has received from the Administrative Agent any L/C Participant’s pro rata share of such payment in accordance with Section 3.04(a), such Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Company or otherwise, including proceeds of collateral applied thereto by such Issuing Lender), or any payment of interest on account thereof, such Issuing Lender will distribute to the Administrative Agent for the account of such L/C Participant (and thereafter the Administrative Agent will promptly distribute to such L/C Participant) its pro rata share thereof; provided, however, that if any such payment received by such Issuing Lender shall be required to be returned by such Issuing Lender, such L/C Participant shall return to the Administrative Agent for the account of such Issuing Lender (and thereafter the Administrative Agent shall promptly return to such Issuing Lender) the portion thereof previously distributed by such Issuing Lender.

Section 3.05. Reimbursement Obligation of the Borrowers. The Borrowers agree to reimburse each Issuing Lender, by the next Business Day following the date on which such Issuing Lender notifies the Borrower of the date and amount of an L/C Disbursement made by such Issuing Lender, for the amount of (a) such L/C Disbursement and (b) any taxes, fees, charges or other costs or expenses incurred by such Issuing Lender in connection with such L/C Disbursement (the amounts described in the foregoing clauses (a) and (b) in respect of any drawing, collectively, the “Payment Amount”). Each such payment shall be made to such Issuing Lender at its address for notices specified herein in lawful money of the United States of

America and in immediately available funds. Interest shall be payable on each Payment Amount from the date of the applicable drawing until payment in full at the rate set forth in (i) until the second Business Day following the date of the applicable drawing, Section 2.13(b) and (ii) thereafter, Section 2.13(c). If any Borrower fails to so reimburse such Issuing Lender, such Borrower shall be deemed to have requested a borrowing pursuant to Section 2.05 of Base Rate Loans in the amount of such L/C Disbursement, the making of any such borrowing to be subject to the conditions set forth in Section 5.02 (other than delivery of a Borrowing Notice); provided that if such conditions are not satisfied, the procedures specified in Section 3.04 for funding by L/C Participants shall apply. The Borrowing Date with respect to such borrowing shall be the first date on which a borrowing of Revolving Credit Loans could be made, pursuant to Section 2.05, if the Administrative Agent had received a notice of such borrowing at the time the Administrative Agent receives notice from the relevant Issuing Lender of such drawing under such Letter of Credit.

Section 3.06. Obligations Absolute. The Borrowers’ obligations under this Article 3 shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under any and all circumstances whatsoever, and irrespective of:

(a) any lack of validity or enforceability of any Letter of Credit or any Loan Document, or any term or provision therein;

(b) any amendment or waiver of or any consent to departure from all or any of the provisions of any Letter of Credit or any Loan Document;

(c) the existence of any claim, setoff, defense or other right that any Borrower, any other party guaranteeing, or otherwise obligated with, any Borrower, any Subsidiary or other Affiliate thereof or any other Person may at any time have against the beneficiary under any Letter of Credit, the applicable Issuing Lender, the Administrative Agent or any Lender or any other Person, whether in connection with this Agreement, any other Loan Document or any other related or unrelated agreement or transaction;

(d) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(e) payment by the applicable Issuing Lender under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit; and

(f) any other act or omission to act or delay of any kind of the applicable Issuing Lender, the Lenders, the Administrative Agent or any other Person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of the Borrowers’ obligations hereunder.

Without limiting the generality of the foregoing, it is expressly understood and agreed that the absolute and unconditional obligation of the Borrowers under this Article 3 will not be excused by the gross negligence or willful misconduct of the applicable Issuing Lender. However, the foregoing shall not be construed to excuse the applicable Issuing Lender from liability to the Borrowers to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrowers to the extent permitted by applicable law) suffered by the Borrowers that are caused by such Issuing Lender’s gross negligence or willful misconduct in determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. It is further understood and agreed that the applicable Issuing Lender may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary and, in making any payment under any Letter of Credit issued by such Issuing Lender (i) such Issuing Lender’s exclusive reliance on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary thereunder equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever and (ii) any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case, be deemed not to constitute gross negligence or willful misconduct of such Issuing Lender.

Section 3.07. Letter of Credit Payments. If any draft shall be presented for payment under any Letter of Credit, the relevant Issuing Lender shall promptly notify the Company and the Administrative Agent of the date and amount thereof. The responsibility of the relevant Issuing Lender to the Company in connection with any draft presented for payment under any Letter of Credit, in addition to any payment obligation expressly provided for in such Letter of Credit issued by such Issuing Lender, shall be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment appear on their face to be in conformity with such Letter of Credit.

Section 3.08. Applications. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Article 3, the provisions of this Article 3 shall apply.

Section 3.09. Resignation. Any Issuing Lender may resign at any time by giving 30 days’ prior written notice to the Administrative Agent, the Lenders and the Company, and may be removed at any time by the Company by notice to such Issuing Lender, the Administrative Agent and the Lenders. Upon the acceptance of any appointment as an Issuing Lender hereunder by a Lender that shall agree to serve as a successor Issuing Lender, such successor shall succeed to and become vested with all the interests, rights and obligations of such retiring Issuing Lender. At the time such removal or resignation shall become effective, the Company shall pay all accrued and unpaid fees owing to the retiring Issuing Lender pursuant to Section 3.03(b). The acceptance of any appointment as an Issuing Lender hereunder by a successor Lender shall be evidenced by an agreement entered into by such successor, in a form satisfactory to the Company and the Administrative Agent, and, from and after the effective date of such agreement, (1) such successor Lender shall have all the rights and obligations of such previous Issuing Lender under this Agreement and the other Loan Documents and (2) references herein and in the other Loan Documents to the term “Issuing Lender” shall be deemed to refer to such successor or to any previous Issuing Lender, or to such successor and all previous Issuing Lenders, as the context shall require. After the resignation or removal of an Issuing Lender hereunder, the retiring Issuing Lender shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Lender under this Agreement and the other Loan Documents with respect to Letters of Credit issued by it prior to such resignation or removal, but shall not be required to issue additional Letters of Credit.

Section 3.10. Additional Issuing Lenders. The Company may, at any time and from time to time with the consent of the Administrative Agent (which consent shall not be unreasonably withheld or delayed) and such Lender, designate one or more additional Lenders to act as an issuing lender under the terms of this Agreement, subject to reporting requirements reasonably satisfactory to the Administrative Agent with respect to issuances, amendments, extensions and terminations of Letters of Credit by such additional issuing lender. Any Lender designated as an issuing lender pursuant to this Section 3.10 shall be deemed to be an “Issuing Lender” (in addition to being a Lender) in respect of Letters of Credit issued or to be issued by such Lender, and, with respect to such Letters of Credit, such term shall thereafter apply to the other Issuing Lender and such Lender.

Section 3.11. Outstanding Letters of Credit. All Letters of Credit, if any, outstanding under the Existing Credit Agreement on the Amendment Effective Date shall remain outstanding hereunder on the terms set forth herein. Each Revolving Credit Lender’s risk participation in each such Letter of Credit shall be determined in accordance with such Lender’s Revolving Credit Percentage, as if such Letter of Credit had been issued on the Amendment Effective Date.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES

To induce the Agents and the Lenders to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit, the Company hereby represents and warrants to each Agent and each Lender that:

Section 4.01. Financial Condition. (a) The unaudited pro forma consolidated balance sheet of the Company and its consolidated Subsidiaries as at October 31, 2012 (including the notes thereto) and related statements of income and cash flows (the “Pro Forma Financial Statements”), a copy of which has heretofore been furnished to the Administrative Agent, have been prepared giving effect (as if such events had occurred on such date or on the first day of the 12-month period ending as of such date, as applicable) to (i) the Loans to be made on the Amendment Effective Date and the use of proceeds thereof and (ii) the payment of fees and expenses in connection with the foregoing. The Pro Forma Financial Statements have been prepared in good faith, based upon estimates and assumptions used to prepare the pro forma financial information contained in the Lender Presentation (which estimates and assumptions are believed to be reasonable as of the Amendment Effective Date), and present fairly on a pro forma basis the estimated financial position of the Company and its consolidated Subsidiaries as at and for the 12-month period ended October 31, 2012, assuming that the events specified in the preceding sentence had actually occurred at such date.

(b) The Company Historical Financial Statements, copies of which have heretofore been furnished to the Administrative Agent, present fairly the consolidated financial condition and results of operations of the Company as at such dates and for the periods then ended in all material respects. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the respective periods involved. As of October 31, 2012, the Company and its Subsidiaries do not have any material Guarantee Obligations, liabilities for taxes, or any long term leases or unusual forward or long term commitments, including, without limitation, any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that are not reflected in the most recent annual financial statements referred to in this paragraph or quarterly financial statements for the fiscal quarter ended October 31, 2012.

Section 4.02. No Change. Since January 31, 2012 there has been no development or event that has had or could reasonably be expected to have a Material Adverse Effect.

Section 4.03. Corporate Existence; Compliance with Law. Each of the Company and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization (to the extent such concepts are applicable under the law of such jurisdiction), except with respect to the good standing of its Foreign Subsidiaries (other than Foreign Subsidiary Guarantors) that do not constitute a material portion of the business of the Company and its Subsidiaries, taken as a whole, and where such failure to be in good standing could not, in the aggregate, reasonably be expected to have a Material Adverse Effect, (b) has the corporate power and authority, and the legal right, to own and operate its Property, to lease the Property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation or other organization and in good standing under the laws of each jurisdiction (to the extent such concepts are applicable under the law of such jurisdiction) where its ownership, lease or operation of Property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified could not, in the aggregate, reasonably be expected to have a Material Adverse Effect, and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 4.04. Corporate Power; Authorization; Enforceable Obligations. Each Loan Party has the corporate power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrowers, to borrow hereunder in accordance with the terms and conditions hereof. Each Loan Party has taken all necessary corporate action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrowers, to authorize the borrowings on the terms and conditions of this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or the execution, delivery, performance, validity or enforceability of this Agreement or any of the other Loan Documents, except (i) consents, authorizations, filings and notices described in Schedule 4.04 or as contemplated by the Amendment Agreement, which consents, authorizations, filings and notices have been obtained or made and are in full force and effect, (ii) the filings referred to in Section 4.18 and filings required under the Exchange Act in respect of the transactions contemplated hereby, and (iii) consents, authorizations, filings and notices required under the laws of the jurisdiction of organization of any Foreign Subsidiary in respect of the grant of a security interest in respect of its Capital Stock pursuant to the Guarantee and Collateral Agreement or any other Security Document. Each Loan Document has been duly executed and delivered on behalf of each Loan Party that is a party thereto. This Agreement constitutes, and each other Loan Document upon execution will constitute (in each case, assuming due execution by the parties other than the Loan Parties party thereto), a legal, valid and binding obligation of each Loan Party that is a party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

Section 4.05. No Legal Bar. The execution, delivery and performance of this Agreement and the other Loan Documents, the issuance of Letters of Credit, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or any material Contractual Obligation of the Company or any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such material Contractual Obligation (other than the Liens created by the Security Documents). No Requirement of Law or Contractual Obligation applicable to the Company or any of its Subsidiaries could reasonably be expected to have a Material Adverse Effect.

Section 4.06. No Material Litigation. Except as described on Schedule 4.06, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Company, threatened by or against the Company or any of its Subsidiaries or against any of their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) that could reasonably be expected to have a Material Adverse Effect.

Section 4.07. No Default. Neither the Company nor any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect that could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

Section 4.08. Ownership of Property; Liens. Each of the Company and its Subsidiaries has title in fee simple to, or a valid leasehold interest in, all its material real property, and good title to, or a valid leasehold interest in, all its other material tangible Property, and none of such Property is subject to any Lien except as permitted by Section 7.03.

Section 4.09. Intellectual Property. Except as described on Schedule 4.09, the Company and each of its Subsidiaries owns, or is licensed to use, all Intellectual Property necessary for the conduct of its business as currently conducted in all material respects. Except as described on Schedule 4.09, no claim has been asserted in writing to the Company or any of its Subsidiaries and is pending by any Person challenging or questioning the use of any such Intellectual

Property or the validity or effectiveness of any such Intellectual Property, nor does the Company know of any valid basis for any such claim, in each case, that could reasonably be expected to have a Material Adverse Effect. Except as described on Schedule 4.09, the use of Intellectual Property by the Company and its Subsidiaries does not infringe on the Intellectual Property rights of any Person in any manner that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Section 4.10. Taxes. Each of the Company and its Subsidiaries has filed or caused to be filed all Federal and state income tax returns and other material tax returns that are required to be filed and has paid all taxes shown to be due and payable on said returns or on any material assessments made against it or any of its Property and all other material taxes, fees or other charges imposed on it or any of its Property by any Governmental Authority (other than any amount the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Company or its Subsidiaries, as the case may be); and no tax Lien has been filed (other than Liens permitted under Section 7.03(a)), and, to the knowledge of the Company, no claim is being asserted, with respect to any such tax, fee or other charge (other than any amount the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Company or its Subsidiaries, as the case may be).

Section 4.11. Federal Regulations. No part of the proceeds of any Loans, and no other extensions of credit hereunder, will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for “purchasing” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect or for any purpose that violates or is inconsistent with the provisions of the Regulations of the Board. If requested by any Lender or the Administrative Agent, each Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G 3 or FR Form U 1 referred to in Regulation U. None of the Company or any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying “margin stock”.

Section 4.12. Labor Matters. There are no strikes or other labor disputes against the Company or any of its Subsidiaries pending or, to the knowledge of the Company, threatened that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect. Hours worked by and payment made to employees of the Company and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect. All payments due from the Company or any of its Subsidiaries on account of employee health and welfare insurance that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect if not paid have been paid or accrued as a liability on the books of the Company or the relevant Subsidiary.

Section 4.13. ERISA. Neither a Reportable Event nor an ERISA Event has occurred during the five year period prior to the date on which this representation is made or deemed made with respect to any applicable Plan that is not a Multiemployer Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred other than pursuant to a standard termination under Title IV of ERISA, and no Lien in favor of the PBGC or a Plan has arisen on the assets of the Company and remains in force, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by a material amount. Neither the Company nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan that has resulted or could reasonably be expected to result in a material liability under ERISA, and neither the Company nor any Commonly Controlled Entity would become subject to any material liability under ERISA if the Company or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent.

Section 4.14. Investment Company Act. No Loan Party is an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.

Section 4.15. Subsidiaries. (a) The Subsidiaries listed on Schedule 4.15(a) constitute all the Subsidiaries of the Company as of the Amendment Effective Date. Schedule 4.15(a) sets forth as of the Amendment Effective Date the name and jurisdiction of formation of each Subsidiary and, as to each Subsidiary, the percentage of each class of Capital Stock owned by each Loan Party.

(b) As of the Amendment Effective Date there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than warrants, options, restricted stock units, restricted stock, phantom stock units, stock appreciation rights or other similar securities or rights granted to current or former employees, officers, consultants or directors and directors’ qualifying shares) of any nature relating to any Capital Stock of the Company or any Subsidiary, except as disclosed on Schedule 4.15(b).

Section 4.16. Environmental Matters. Other than exceptions to any of the following that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect:

(a) The Company and its Subsidiaries: (i) are, and within the period of all applicable statutes of limitation have been, in compliance with all applicable Environmental Laws; (ii) hold all Environmental Permits (each of which is in full force and effect) required for any of their current or intended operations or for any property owned, leased, or otherwise operated by any of them; (iii) are, and within the period of all applicable statutes of limitation have been, in compliance with all of their Environmental Permits and (iv) reasonably believe that: each of their required Environmental Permits will be timely renewed and complied with, without material expense; any additional Environmental Permits that may be required of any of them will be timely obtained and complied with, without material expense; and compliance with any Environmental Law that is or is expected to become applicable to any of them will be timely attained and maintained, without material expense;

(b) Materials of Environmental Concern are not present at, on, under, in, from or about any real property now or formerly owned, leased or operated by the Company or any of its Subsidiaries, or at any other location (including, without limitation, any location to which Materials of Environmental Concern have been sent for re-use or recycling or for treatment, storage, or disposal) which could reasonably be expected to (i) give rise to liability of the Company or any of its Subsidiaries under any applicable Environmental Law or otherwise result in costs to the Company or any of its Subsidiaries, or (ii) interfere with the Company’s or any of its Subsidiaries’ continued operations, or (iii) impair the fair saleable value of any real property owned or leased by the Company or any of its Subsidiaries;

(c) There is no judicial, administrative, or arbitral proceeding (including any notice of violation or alleged violation) under or relating to any Environmental Law to which the Company or any of its Subsidiaries is, or to the knowledge of the Company or any of its Subsidiaries will be, named as a party that is pending or, to the knowledge of the Company or any of its Subsidiaries, threatened;

(d) Neither the Company nor any of its Subsidiaries has received any written request for information, or been notified that it is a potentially responsible party under or relating to the federal Comprehensive Environmental Response, Compensation, and Liability Act or any similar Environmental Law, or with respect to any Materials of Environmental Concern;

(e) Neither the Company nor any of its Subsidiaries has entered into or agreed to any consent decree, order, or settlement or other agreement, or is subject to any judgment, decree, or order or other agreement, in any judicial, administrative, arbitral, or other forum for dispute resolution, relating to compliance with or liability under any Environmental Law; and

(f) Neither the Company nor any of its Subsidiaries has assumed or retained, by contract or operation of law, any liabilities of any kind, fixed or contingent, known or unknown, under any Environmental Law or with respect to any Material of Environmental Concern.

Section 4.17. Accuracy of Information, Etc. No statement or information contained in this Agreement, any other Loan Document, the Lender Presentation or any other document, certificate or statement furnished to the Administrative Agent or the Lenders or any of them, taken as a whole, by or on behalf of any Loan Party for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, contained as of the date such statement, information, document or certificate was so furnished (or, in the case of the Lender Presentation, as of the Amendment Effective Date), any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained herein or therein not misleading, when taken as a whole. The projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Company to be reasonable at the time made, it being recognized that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount. As of the Amendment Effective

Date, there is no fact known to any Responsible Officer that could reasonably be expected to have a Material Adverse Effect that has not been disclosed herein, in the other Loan Documents, in the Lender Presentation or in other documents, certificates and statements furnished by the Loan Parties to the Agents and the Lenders for use in connection with the transactions contemplated hereby and by the other Loan Documents.

Section 4.18. Security Documents. (a) The Guarantee and Collateral Agreement is effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. Subject to Section 4.02(b) of the Guarantee and Collateral Agreement, in the case of the Pledged Stock represented by certificates described in the Guarantee and Collateral Agreement, when any stock certificates representing such Pledged Stock are delivered to the Collateral Agent, and in the case of the other Collateral described in the Guarantee and Collateral Agreement (other than Intellectual Property (as defined in the Guarantee and Collateral Agreement)), when financing statements in appropriate form are duly completed and filed in the offices specified on Schedule 4.18(a) and such other filings as are specified on Schedule 3 to the Guarantee and Collateral Agreement have been completed, the Guarantee and Collateral Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties party to the Guarantee and Collateral Agreement in such Collateral and the proceeds thereof, as security for the Obligations (as defined in the Guarantee and Collateral Agreement), in each case prior and superior in right to any other Person (except, in the case of Collateral other than Pledged Stock, Liens permitted by Section 7.03), in each case to the extent security interests in such Collateral may be perfected by delivery of such certificates representing Pledged Stock or such filings.

(b) Upon the recordation of the Guarantee and Collateral Agreement (or a short-form security agreement in form and substance reasonably satisfactory to the Company and the Collateral Agent) with the United States Patent and Trademark Office and the United States Copyright Office, together with the financing statements in appropriate form filed in the offices specified on Schedule 4.18(a), the Lien created under the Guarantee and Collateral Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties party to the Guarantee and Collateral Agreement in the Recordable Intellectual Property in which a security interest may be perfected by filing in the United States and its territories and possessions, in each case prior and superior in right to any other Person, other than with respect to Liens expressly permitted by Section 7.03.

(c) Each Mortgage (when duly executed and delivered) shall be effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a legal, valid and enforceable Lien on, and security interest in, all right, title and interest of the Loan Parties in and to the Mortgaged Property described therein and proceeds thereof; and when such Mortgage is filed in the recording office designated by the Company, such Mortgage shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in and to the Mortgaged Property described therein and the proceeds thereof, as security for the Obligations (as defined in such Mortgage), in each case prior and superior in right to any other Person (other than Persons holding Liens or other encumbrances or rights permitted by such Mortgage or Section 7.03). Schedule 4.18(c) lists, as of the Amendment Effective Date, each parcel of owned real property located in the United States and held by the Company or any of its Domestic Subsidiaries that has a value, in the reasonable opinion of the Company, in excess of $4,400,000.

Section 4.19. Solvency. As of the Amendment Effective Date, each Loan Party is, and after giving effect to the incurrence of all Indebtedness and obligations being incurred in connection herewith, will be and will continue to be, Solvent.

Section 4.20. Sanctioned Persons. None of the Company or any Subsidiary nor, to the knowledge of the Company, any director, officer, agent, employee or controlled Affiliate of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the Loans or the Letters of Credit, or otherwise make available such proceeds to any Person, for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC.

Section 4.21. Foreign Corrupt Practices Act. Each of the Company and its Subsidiaries and, to the knowledge of the Company, after due inquiry, each of their respective directors, officers, agents, employees, and any person acting for or on behalf of the Company or its Subsidiaries, has complied with, and will comply with, the U.S. Foreign Corrupt Practices Act, as amended from time to time (the “FCPA”), or any other applicable anti-bribery or anti-corruption law, and neither the Company or any of its Subsidiaries, nor, to the knowledge of the Company after due inquiry, any of their respective directors, officers, agents, employees, or any person acting for or on behalf of them have made, offered, promised, or authorized, or will make, offer, promise, or authorize, whether directly or indirectly, any payment, of anything of value to: (i) an executive, official, employee or agent of a governmental department, agency or instrumentality, (ii) a director, officer, employee or agent of a wholly or partially government-owned or -controlled company or business, (iii) a political party or official thereof, or candidate for political office, or (iv) an executive, official, employee or agent of a public international organization (e.g., the International Monetary Fund or the World Bank) (“Governmental Official”); while knowing or having a reasonable belief that all or some portion will be used for the purpose of: (a) influencing any act, decision or failure to act by a Governmental Official in his or her official capacity, (b) inducing a Governmental Official to use his or her influence with a government or instrumentality to affect any act or decision of such government or entity, or (c) securing an improper advantage; in order to obtain, retain, or direct business.

Section 4.22. Insurance. The Company and its Subsidiaries have insurance in such amounts and covering such risks and liabilities as are in accordance with normal industry practice, and, as of the Amendment Effective Date, such insurance is in full force and effect and all premiums have been duly paid.

Section 4.23. Use of Proceeds. The Borrowers will use the proceeds of the Loans and will request the issuance of Letters of Credit only for the purposes specified in Section 6.10.

Section 4.24. Subordination of Permitted Convertible Indebtedness. The Obligations hereunder constitute “Designated Senior Indebtedness” (or any comparable term) for all purposes of any subordinated Permitted Convertible Indebtedness, any other subordinated Indebtedness of the Company or any Subsidiary Guarantor and any Permitted Refinancing thereof.

ARTICLE 5

CONDITIONS PRECEDENT

Section 5.01. Conditions to Effectiveness of this Agreement. The conditions to effectiveness of the amendment and restatement of the Existing Credit Agreement in the form of this Agreement, and to the extensions of credit occurring on the Amendment Effective Date, are set forth in Section 6 of the Amendment Agreement.

Section 5.02. Conditions to each Extension of Credit. The agreement of each Lender to make any extension of credit (other than pursuant to Section 3.05 or a continuation or conversion of a Loan in accordance with the terms of this Agreement) requested to be made by it hereunder on any date (including, without limitation, its initial extension of credit) is subject to the satisfaction of the following conditions precedent:

(a) Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects (except that any representation and warranty that is qualified by materiality shall be true and correct in all respects) on and as of such date as if made on and as of such date (except to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct in all material respects (except that any representation and warranty that is qualified by materiality shall be true and correct in all respects) as of such date).

(b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.

(c) Notice. The Administrative Agent shall have received a notice requesting such extension of credit to the extent required hereunder.

Each borrowing (other than pursuant to Section 3.05 or a continuation or conversion of a Loan in accordance with the terms of this Agreement) by and issuance of a Letter of Credit on behalf of any Borrower hereunder shall constitute a representation and warranty by the Company as of the date of such extension of credit that the conditions contained in paragraphs (a) and (b) of this Section 5.02 have been satisfied. For the avoidance of doubt, in the case of any Limited Condition Acquisition, the foregoing provisions shall be superseded by the provisions of Section 2.22 and, in the case of an extension of credit pursuant to an Incremental Term Loan or Revolving Credit Commitment Increase in connection with a Limited Condition Acquisition, the relevant borrowing by any Borrower hereunder shall constitute a representation and warranty by the Company as of the date of such extension of credit that the conditions contained in Section 2.22(e) have been satisfied.

ARTICLE 6

AFFIRMATIVE COVENANTS

The Company hereby agrees that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or any Agent hereunder or under any other Loan Document, the Company shall and shall cause its Subsidiaries to:

Section 6.01. Financial Statements. Furnish to the Administrative Agent (on behalf of the Lenders):

(a) promptly after available, but in any event within 90 days after the end of each fiscal year of the Company, a copy of the audited consolidated balance sheet of the Company and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, setting forth in each case in comparative form the figures as of the end of and for the previous year, reported on without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit, by Deloitte & Touche LLP or other independent certified public accountants of nationally recognized standing; and

(b) promptly after available, but in any event not later than 45 days after the end of each of the first three fiscal quarterly periods of each fiscal year of the Company, the unaudited consolidated (i) balance sheet of the Company and its consolidated Subsidiaries as at the end of such quarter, (ii) statements of income for such quarter and the portion of the fiscal year through the end of such quarter and (iii) statements of cash flows for the portion of the fiscal year through the end of such quarter, setting forth in the case of clause (i) in comparative form the figures as of the end of the previous fiscal year and in the case of clauses (ii) and (iii) in comparative form the figures for the corresponding periods in the previous fiscal year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year end audit adjustments);

all such financial statements to be complete and correct in all material respects and to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

Section 6.02. Certificates; Other Information. Furnish to the Administrative Agent (on behalf of the Lenders):

(a) concurrently with the delivery of the financial statements referred to in Section 6.01(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Event of Default, except as specified in such certificate (it being understood that such certificate shall be limited to the items that independent certified public accountants customarily cover in such certificates pursuant to their professional standards and customs of the profession);

(b) concurrently with the delivery of any financial statements pursuant to Section 6.01, (i) a certificate of a Responsible Officer stating that, to the best of such Responsible Officer’s knowledge, each Loan Party during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate, (ii) (x) a Compliance Certificate containing all information and calculations necessary for determining compliance by the Company and its Subsidiaries with the Financial Covenant as of the last day of the fiscal quarter or fiscal year of the Company, as the case may be and setting forth in reasonable detail the amount of (and the calculations required to establish the amount of) the Available Amount at the end of such fiscal quarter or year, as the case may be (which calculations also include the amount of transactions effected pursuant to Section 7.06(h), Section 7.07(o) or 7.08(a) (in each case, to the extent utilizing the Available Amount) and (y) to the extent not previously disclosed to the Administrative Agent, a listing of any Recordable Intellectual Property acquired by any Loan Party since the date of the most recent list delivered pursuant to this clause (y) (or, in the case of the first such list so delivered, since the Original Closing Date) (and concurrently with or promptly after delivery of such certificate, the Company shall deliver or cause to be delivered signed Intellectual Property Security Agreements with respect to any Recordable Intellectual Property listed thereon) and (iii) in the case of a certificate delivered concurrently with the delivery of the financial statements referred to in Section 6.01(a), beginning with the fiscal year ending January 31, 2015, such certificate shall also set forth the Company’s calculation of Excess Cash Flow;

(c) promptly after available, and in any event no later than 90 days after the end of each fiscal year of the Company, a reasonably detailed consolidated budget for the following fiscal year (including a projected consolidated balance sheet of the Company and its Subsidiaries as of the end of the following fiscal year, and the related consolidated statements of projected cash flow, projected changes in financial position and projected income and a description of the underlying assumptions applicable thereto), and, promptly after available, significant revisions, if any, of such budget and projections with respect to such fiscal year (collectively, the “Projections”), which Projections shall in each case be accompanied by a certificate of a Responsible Officer stating that such Projections are based on reasonable estimates, information and assumptions and that such Responsible Officer has no reason to believe that such Projections are incorrect or misleading in any material respect;

(d) within 45 days (or, in the case of the fourth fiscal quarter of any fiscal year, 90 days) after the end of each fiscal quarter of the Company, a narrative discussion and analysis of the financial condition and results of operations of the Company and its Subsidiaries for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, as compared to the comparable periods of the previous fiscal year;

(e) within five days after the same are sent, copies of all financial statements and reports that the Company generally sends to the holders of any class of its debt securities or public equity securities and, within five days after the same are filed, copies of all financial statements and reports that the Company may make to, or file with, the SEC;

(f) promptly after the request by any Lender through the Administrative Agent, all documentation and other information that such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act;

(g) to the extent required under Section 6.05, annual renewals of any flood insurance policy or force-placed flood insurance policy; and

(h) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of the Company or any Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender through the Administrative Agent may reasonably request; provided that neither the Company nor any of its Subsidiaries shall be required to furnish such other information to the extent that the Company or such Subsidiary has determined in good faith that it is prohibited from furnishing such other information by a Requirement of Law or a Contractual Obligation (it being understood and agreed that this Section 6.02(h) shall not be applied to augment the periodic reporting obligations of the Company under this Agreement).

As to any information contained in materials furnished pursuant to Section 6.02(e), the Company shall not be separately required to furnish such information under paragraph (a), (b) or (d) above, but the foregoing shall not be in derogation of the obligation of the Company to furnish the information and materials described in paragraphs (a), (b) and (d) above at the times specified therein. Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(a), (b), (d) or (e) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and shall be deemed to have been delivered on the date (i) on which the Company posts such documents, or provides a link thereto, on the Company’s website on the Internet and gives written notice thereof to the Administrative Agent; or (ii) on which such documents are posted on a U.S. government website or on the Company’s behalf on an Internet or intranet website, if any, in each case, to which the Administrative Agent has access (whether a commercial, third-party website or whether sponsored by the Administrative Agent).

Section 6.03. Payment of Taxes. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations and liabilities in respect of taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Company or its Subsidiaries, as the case may be.

Section 6.04. Conduct of Business and Maintenance of Existence; Compliance. (a) (i) Preserve, renew and keep in full force and effect its organizational existence; provided this Section 6.04(a)(i) shall not limit or restrict the conversion of the legal structure of the Company or any of its Subsidiaries, which is a corporation as of the Amendment Effective Date, into a limited liability company organized under the laws of any state in the United States and provided all filings and joinders contemplated by the Guarantee and Collateral Agreement are satisfied prior to the date of such conversion, (ii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted by Section 7.04 and except, in the case of clause (ii) above, to the extent that failure to do so, in the aggregate, could not reasonably be expected to have a Material Adverse Effect; and (b) comply with all Contractual Obligations and Requirements of Law (including, without limitation ERISA, the USA PATRIOT Act, the FCPA and all applicable Environmental Laws) (i) in the case of the USA PATRIOT Act and the FCPA, in all material respects and (ii) in the case of all Contractual Obligations and all other Requirements of Law (other than the USA PATRIOT Act or the FCPA), except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 6.05. Maintenance of Property; Insurance. (a) Keep all material Property and systems necessary in its business in good working order and condition, ordinary wear and tear excepted, (b) maintain with financially sound and reputable insurance companies insurance on all its Property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business and (c) notwithstanding anything herein to the contrary, with respect to each Mortgaged Property, if at any time the area in which the buildings and other improvements (as described in the applicable Mortgage) are located is designated a “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), obtain flood insurance in such reasonable total amount as the Collateral Agent may from time to time reasonably require, and otherwise to ensure compliance with the NFIP as set forth in the Flood Laws. Following the Original Closing Date, the Company shall deliver to the Collateral Agent annual renewals of each flood insurance policy or annual renewals of each force-placed flood insurance policy required pursuant to any Loan Document, as applicable. In connection with any amendment to this Agreement pursuant to which any increase, extension, or renewal of Loans is contemplated, the Company shall cause to be delivered to the Collateral Agent for any Mortgaged Property, a Flood Determination Form, Company Notice and Evidence of Flood Insurance, as applicable.

Section 6.06. Inspection of Property; Books and Records; Discussions; Maintenance of Ratings. (a) (i) Keep proper books of records and account in which true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and (ii) permit the Administrative Agent or any representatives thereof and, after the occurrence and during the continuance of an Event of Default, the Administrative Agent and representatives of the Administrative Agent or any Lender, to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Company and its Subsidiaries with officers and employees of the Company and its Subsidiaries and with its independent certified public accountants; provided that unless an Event of Default shall have occurred and be continuing, (x) the Administrative Agent and its representatives shall not have the right to make visits or inspections on more than one occasion during any fiscal quarter and (y) no more than two visits by the Administrative Agent or its representatives or the representative of any Lender in any fiscal year shall be at the expense of the Company.

(b) Use commercially reasonable efforts to cause the Facilities to be continuously rated by S&P and Moody’s on a public basis, and use commercially reasonable efforts to maintain a public corporate rating from S&P and a public corporate family rating from Moody’s, in each case in respect of the Company.

Section 6.07. Notices. Promptly give notice to the Administrative Agent (on behalf of the Lenders) of:

(a) the occurrence of any Default or Event of Default;

(b) any (i) default or event of default under any Contractual Obligation of the Company or any of its Subsidiaries (and in the case of any such default or event of default other than by the Company or any of its Subsidiaries, which the Company has actual knowledge of) or (ii) litigation, investigation or proceeding which may exist at any time between the Company or any of its Subsidiaries and any Governmental Authority, that in the case of either (i) or (ii) of this clause (b) could reasonably be expected to have a Material Adverse Effect;

(c) any litigation or proceeding directly affecting the Company or any of its Subsidiaries (i) which, individually or in the aggregate, has had, or could reasonably be expected to have, a Material Adverse Effect or (ii) which relates to any Loan Document;

(d) the following events, as soon as possible and in any event within 30 days after the Company knows or has reason to know thereof: (i) the occurrence of any Reportable Event with respect to any Plan that is a Single Employer Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan on the assets of the Company or any withdrawal by the Company or any Commonly Controlled Entity from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Company or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan or Multiemployer Plan;

(e) any change in the Company’s corporate rating by S&P, in the Company’s corporate family rating by Moody’s or in the ratings of the Facilities by S&P or Moody’s, or any written notice from either such agency to the Company indicating its intent to effect such a change or to place the Company or the Facilities on a “CreditWatch” or “WatchList” or any similar list, in each case with negative implications, or its cessation of, or its intent to cease, rating the Company or the Facilities; and

(f) any development or event that has had or could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section 6.07 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action, if any, the Company or the relevant Subsidiary proposes to take with respect thereto.

Section 6.08. Additional Collateral, Etc. (a) With respect to any Property acquired after the Original Closing Date by the Company or any of its Subsidiaries (other than (w) any interest in real property or any Property described in paragraph (c) of this Section 6.08, (x) any Property subject to a Lien permitted by Section 7.03(g), (y) Property acquired by an Excluded Domestic Subsidiary and (z) Property acquired by or Capital Stock in an Excluded Foreign Subsidiary) as to which the Collateral Agent, for the benefit of the Secured Parties, does not have a perfected Lien, promptly (i) execute and deliver to the Collateral Agent such amendments to the Guarantee and Collateral Agreement (and, for any Foreign Subsidiary Guarantor, such other Security Documents to which it is a party) and such other documents (including intellectual property security agreements) as the Collateral Agent reasonably deems necessary or advisable to grant to the Collateral Agent, for the benefit of the Secured Parties, a security interest in such Property (to the extent such Property is of a type that would constitute Collateral as described in the Guarantee and Collateral Agreement or other Security Documents to which any Foreign Subsidiary Guarantor is a party) and (ii) take all actions necessary or advisable to grant to the Collateral Agent, for the benefit of the Secured Parties, a perfected first priority security interest (subject, except in the case of the pledge of any Subsidiary Capital Stock, to Liens permitted by Section 7.03) in such Property (to the extent required by the Guarantee and Collateral Agreement or other Security Documents to which any Foreign Subsidiary Guarantor is a party), including without limitation, the filing of Uniform Commercial Code financing statements and equivalent filings in other jurisdictions and/or intellectual property security agreements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or other Security Documents to which any Foreign Subsidiary Guarantor is a party or by law or as may be reasonably requested by the Collateral Agent.

(b) With respect to any fee simple interest in any real property having a value (together with improvements thereof) of at least $4,400,000 acquired after the Original Closing Date by the Company or any of its Subsidiaries (other than any such real property owned by an Excluded Domestic Subsidiary, an Excluded Foreign Subsidiary or subject to a Lien permitted by Section 7.03(g)), promptly (i) execute and deliver a first priority Mortgage in favor of the Collateral Agent, for the benefit of the Secured Parties, covering such real property, (ii) if requested by the Collateral Agent, provide the Lenders with (x) title and extended coverage insurance covering such real property in an amount at least equal to the purchase price of such real property (or such other amount as shall be reasonably specified by the Collateral Agent) as well as a current ALTA survey thereof, together with a surveyor’s certificate and (y) any consents or estoppels reasonably deemed necessary or advisable by the Collateral Agent in connection with such Mortgage, each of the foregoing in form and substance reasonably satisfactory to the Collateral Agent (or equivalent documents, if any, to the extent relevant in the jurisdiction of organization of any Foreign Subsidiary Guarantor or the jurisdiction where such real property is located) and (iii) if requested by the Collateral Agent, deliver to the Collateral Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Collateral Agent. No later than three Business Days prior to the date on which a Mortgage is executed and delivered pursuant to this Section 6.08(b), in order to comply with the Flood Laws, the Collateral Agent shall have received the following documents (collectively, the “Flood Documents”): (A) a completed standard “life of loan” flood hazard determination form (a “Flood Determination Form”), (B) if the improvement(s) to the applicable improved real property is located in a special flood hazard area, a notification to the Company (“Company Notice”) and (if applicable) notification to the Company that flood insurance coverage under the National Flood Insurance Program (“NFIP”) is not available because the community does not participate in the NFIP, (C) documentation evidencing the Company’s receipt of the Company Notice (e.g., countersigned Company Notice, return receipt of certified U.S. Mail, or overnight delivery), and (D) if the Company Notice is required to be given and flood insurance is available in the community in which the property is located, a copy of one of the following: the flood insurance policy, the Company’s application for a flood insurance policy plus proof of premium payment, a declaration page confirming that flood insurance has been issued, or such other evidence of flood insurance satisfactory to the Collateral Agent (any of the foregoing being “Evidence of Flood Insurance”) (or equivalent documents, if any, to the extent relevant in the jurisdiction of organization of any Foreign Subsidiary Guarantor or the jurisdiction where such real property is located).

(c) With respect to any new Subsidiary (other than an Excluded Foreign Subsidiary) created or acquired after the Original Closing Date (which, for the purposes of this paragraph, shall include any existing Subsidiary that ceases to be an Excluded Foreign Subsidiary), by the Company or any of its Subsidiaries (other than by an Excluded Domestic Subsidiary), promptly (i) execute and deliver to the Collateral Agent such amendments to the Guarantee and Collateral Agreement (and, for any Foreign Subsidiary Guarantor, such other Security Documents to which it is a party) as the Collateral Agent deems necessary or advisable to grant to the Collateral Agent, for the benefit of the Secured Parties, a perfected first priority security interest in the Capital Stock of such new Subsidiary that is owned by the Company or any of its Subsidiaries, (ii) deliver to the Collateral Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the Company or such Subsidiary, as the case may be, (iii) cause such new Subsidiary (A) to become a party to the Guarantee and Collateral Agreement (and, for any Foreign Subsidiary Guarantor, such other Security Documents to which it is to be a party) and (B) to take such actions necessary or advisable to grant to the Collateral Agent for the benefit of the Secured Parties a perfected first priority security interest (subject, except in the case of the pledge of any Subsidiary Capital Stock, to Liens permitted by Section 7.03) in the Collateral described in the Guarantee and Collateral Agreement (and, for any Foreign Subsidiary Guarantor, such other Security Documents to which it is a party) with respect to such new Subsidiary to the extent required by the Guarantee and Collateral Agreement (and, for any Foreign Subsidiary Guarantor, such other Security Documents to which it is a party), including, without limitation, the filing of Uniform Commercial Code financing statements and equivalent filings in other relevant jurisdictions and intellectual property security agreements in such jurisdictions as may be required by the Guarantee and Collateral Agreement, or such other Security Documents to which any Foreign Subsidiary Guarantor is a party, or by law or as may be requested by the Collateral Agent, and (iv) if requested by the Collateral Agent, deliver to the Collateral Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Collateral Agent.

(d) With respect to any new Excluded Foreign Subsidiary (other than any De Minimis Excluded Foreign Subsidiary) created or acquired after the Original Closing Date by the Company or any of its Subsidiaries (which, for the purposes of this paragraph, shall include any existing Subsidiary that ceases to be a De Minimis Excluded Foreign Subsidiary) (other than any Excluded Foreign Subsidiaries), promptly (i) execute and deliver to the Collateral Agent such amendments to the Guarantee and Collateral Agreement (and, for any Foreign Subsidiary

Guarantor, such other Security Documents to which it is a party) or such other documents as the Collateral Agent reasonably deems necessary or advisable to grant to the Collateral Agent, for the benefit of the Secured Parties, a perfected first priority security interest in the Capital Stock of such new Subsidiary that is owned by the Company or any of its Subsidiaries (other than any Excluded Foreign Subsidiaries) (provided that in no event shall more than 65% of the total outstanding voting Capital Stock of any such new Excluded Foreign Subsidiary be required to be so pledged), (ii) deliver to the Collateral Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the Company or such Subsidiary, as the case may be, and take such other action as may be necessary or, in the opinion of the Collateral Agent, desirable to perfect the Lien of the Collateral Agent thereon, and (iii) if requested by the Collateral Agent, deliver to the Collateral Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Collateral Agent.

Section 6.09. Further Assurances. From time to time execute and deliver, or cause to be executed and delivered, such additional instruments, certificates or documents, and take such actions, as the Administrative Agent or the Collateral Agent may reasonably request for the purposes of implementing or effectuating the provisions of this Agreement and the other Loan Documents, or of more fully perfecting or renewing the rights of the Administrative Agent, the Collateral Agent and the Lenders with respect to the Collateral (or with respect to any additions thereto or replacements or proceeds thereof or with respect to any other property or assets hereafter acquired by the Company or any Subsidiary which may be deemed to be part of the Collateral) pursuant hereto or thereto. Upon the exercise by the Administrative Agent, the Collateral Agent or any Lender of any power, right, privilege or remedy pursuant to this Agreement or the other Loan Documents which requires any consent, approval, recording, qualification or authorization of any Governmental Authority, the Company will execute and deliver, or will cause the execution and delivery of, all applications, certifications, instruments and other documents and papers that the Administrative Agent, the Collateral Agent or such Lender may be required to obtain from the Company or any of its Subsidiaries for such governmental consent, approval, recording, qualification or authorization.

Section 6.10. Use of Proceeds. The proceeds of the Term Loans incurred as Incremental Term Loans under the Incremental Amendment No. 1 shall be used solely for the purposes described therein and the proceeds of the Term Loans incurred as Refinancing Term Loans under Amendment No. 4 shall be used solely for the purposes described therein. The proceeds of the Revolving Credit Loans and the Letters of Credit shall be used for working capital and general corporate purposes.

ARTICLE 7

NEGATIVE COVENANTS

The Company hereby agrees that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or any Agent hereunder or under any other Loan Document, the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

Section 7.01. Consolidated Leverage Ratio. Prior to the Revolving Credit Termination Date, solely with respect to the Revolving Credit Facility, beginning with the Test Period ending April 30, 2013, permit the Consolidated Leverage Ratio as at the last day of any Test Period to exceed (i) in the case of any Test Period ended on or before January 31, 2016, 5.00 to 1.00 and (ii) thereafter, 4.50 to 1.00.

Section 7.02. Limitation on Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

(a) Indebtedness of any Loan Party pursuant to any Loan Document;

(b) Indebtedness of the Company to any Subsidiary and of any Subsidiary Guarantor to the Company or any other Subsidiary, in each case so long as any such Indebtedness owing to a non-Loan Party is subordinated to the Obligations pursuant to an Affiliate Subordination Agreement;

(c) Indebtedness (including, without limitation, Capital Lease Obligations) secured by Liens permitted by Section 7.03(g) and any Permitted Refinancing thereof, in an aggregate principal amount not to exceed the greater of (x) $22,000,000 and (y) 1.2% of the Consolidated Total Assets of the Company as determined as of the last day of the most recent fiscal period for which financial statements have been delivered hereunder at any one time outstanding;

(d) Indebtedness outstanding on the Amendment Effective Date and listed on Schedule 7.02(d) and any Permitted Refinancing thereof;

(e) Guarantee Obligations of the Company or any of its Subsidiaries in respect of Indebtedness permitted under this Section 7.02;

(f) Indebtedness of any Subsidiary which is not a Subsidiary Guarantor to any other Subsidiary which is not a Subsidiary Guarantor;

(g) Indebtedness of any Subsidiary which is not a Subsidiary Guarantor to the Company or any Subsidiary Guarantor to the extent constituting Investments in such Subsidiary permitted under Section 7.07(i), (n) or (o);

(h) Indebtedness incurred to finance deferred insurance premiums in the ordinary course of business;

(i) Indebtedness of any Subsidiary which is not a Subsidiary Guarantor; provided that the aggregate principal amount of Indebtedness outstanding at any one time pursuant to this clause shall not exceed the greater of (x) $55,000,000 and (y) 2.75% of the Consolidated Total Assets of the Company as determined as of the last day of the most recent fiscal period for which financial statements have been delivered hereunder;

(j) unsecured or subordinated Indebtedness of the Company and any Permitted Refinancing thereof, so long as (i) such Indebtedness and any Permitted Refinancing thereof has no scheduled principal payments, prepayments or maturity, or any mandatory prepayment, redemption or repurchase provisions or sinking fund obligations (except (x) customary ones, including in the context of asset sales, casualty events or a change of control or (y) those included with respect to Permitted Convertible Indebtedness if the Net Cash Proceeds from the issuance and sale of such Permitted Convertible Indebtedness (unless such Indebtedness is a Permitted Refinancing of Permitted Convertible Indebtedness incurred under this clause (y)) are applied by the Company to prepay Loans pursuant to Section 2.09 by not later than the third Business Day following incurrence thereof), in each case prior to the date that is 90 days following the later of the Term Loan Maturity Date and the latest maturity date of any Incremental Term Loans at the time of incurrence; and (ii) the other terms and conditions of such Indebtedness and any Permitted Refinancing thereof (excluding pricing, premiums and optional prepayment or optional redemption provisions), when taken as a whole, are not materially more restrictive on the Company and the Subsidiaries than the terms and conditions applicable hereunder; provided that at the time of the incurrence of such Indebtedness (x) no Default or Event of Default exists or will exist after giving effect to incurrence of such Indebtedness or the use of proceeds thereof and (y) the Company would at the time of incurrence thereof be in compliance with the Incurrence Financial Covenant, determined on a pro forma basis as of the last day of the most recently ended fiscal quarter for which the Company’s consolidated financial statements have been delivered hereunder; provided further that (A) notwithstanding anything herein to the contrary, such Indebtedness shall not at any time benefit from any guarantee other than an unsecured or subordinated guarantee by one or more Subsidiary Guarantors and (B) if subordinated, such Indebtedness and each such guarantee shall be subordinated in right of payment to the Obligations on terms and pursuant to documentation reasonably satisfactory to the Administrative Agent;

(k) Permitted Acquisition Indebtedness and any Permitted Refinancing thereof; provided that at the time such Indebtedness is assumed, the Company would be in compliance with the Incurrence Financial Covenant, determined on a pro forma basis as of the last day of the most recently ended fiscal quarter for which the Company’s consolidated financial statements have been delivered hereunder;

(l) Indebtedness under Hedge Agreements permitted under Section 7.15;

(m) Indebtedness arising under any performance or surety bond or arising under any indemnity agreement relating thereto or in respect of any letters of credit (other than Letters of Credit) issued for the account of any Foreign Subsidiary to secure such Foreign Subsidiary’s obligations under a vendor or customer contract (any such letter of credit, a “Vendor Contract Letter of Credit”), in each case incurred or entered into in the ordinary course of business;

(n) Indebtedness in respect of overdraft or similar facilities incurred in the ordinary course of business in connection with deposit accounts;

(o) [reserved]; and

(p) additional Indebtedness of the Company or any of its Subsidiaries in an aggregate principal amount (for the Company and all Subsidiaries) not to exceed the greater of (x) $27,500,000 and (y) 1.5% of the Consolidated Total Assets of the Company as determined as of the last day of the most recent fiscal period for which financial statements have been delivered hereunder at any one time outstanding.

Section 7.03. Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, except for:

(a) Liens for taxes not yet due or that are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Company or its Subsidiaries, as the case may be, in conformity with GAAP;

(b) Liens of landlords arising by statute, inchoate, statutory or construction liens and liens of suppliers, mechanics, carriers, materialmen, warehousemen, producers, operators or workmen and other Liens imposed by law, in each case created in the ordinary course of business for amounts not more than 60 days past due or that are being contested in good faith by appropriate proceedings;

(c) pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation;

(d) pledges or deposits to secure (i) obligations in respect of Vendor Contract Letters of Credit (as defined in Section 7.02(m)) (which pledges or deposits shall be limited to property of Foreign Subsidiaries) or (ii) the performance of or in connection with bids, contracts (other than for borrowed money), sales, leases (other than in respect of Capital Lease Obligations), statutory obligations, surety, appeal and customs bonds, performance bonds and other obligations of a like nature, in each case incurred in the ordinary course of business;

(e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, do not materially interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries;

(f) Liens in existence on the Amendment Effective Date listed on Schedule 7.03(f), securing Indebtedness permitted by Section 7.02(d), provided that no such Lien is spread to cover any additional Property after the Amendment Effective Date and that the principal amount of Indebtedness secured thereby is not increased;

(g) Liens securing Indebtedness of the Company or any Subsidiary incurred pursuant to Section 7.02(c) to finance the acquisition or improvement of fixed or capital assets, provided that (i) such Liens shall be created within 90 days of the acquisition of such fixed or capital assets, (ii) such Liens do not at any time encumber any Property other than the Property financed by such Indebtedness, and (iii) the principal amount of Indebtedness secured thereby is not increased;

(h) Liens securing Indebtedness permitted pursuant to Section 7.02(k); provided that (i) any such Lien may not extend to any other Property of the Company or any Subsidiary other than the applicable Permitted Acquisition Target and Subsidiaries thereof and (ii) any such Lien was not created in anticipation of or in connection with the Permitted Acquisition pursuant to which such Person became a Subsidiary of the Company;

(i) Liens securing subordinated Indebtedness of the Company incurred pursuant to Section 7.02(j) and subject to intercreditor arrangements satisfactory to the Administrative Agent;

(j) any Liens (i) created pursuant to the Security Documents or (ii) granted in favor of an Issuing Lender pursuant to arrangements designed to eliminate such Issuing Lender’s risk with respect to any Defaulting Lender’s or Defaulting Lenders’ participation in the Letters of Credit, as contemplated by Section 2.24;

(k) any interest or title of a lessor under any operating lease entered into by the Company or any Subsidiary in the ordinary course of its business and covering only the assets so leased;

(l) any Lien securing a Permitted Refinancing of Indebtedness secured by any Lien permitted by paragraph (f), (g), (h) or (i) above;

(m) Liens arising out of judgments or awards not constituting an Event of Default under paragraph (h) of Article 8;

(n) Liens securing Indebtedness incurred to finance deferred insurance premiums permitted under paragraph (h) of Section 7.02, provided that such Liens shall be permitted only with respect to unearned premiums and dividends which may become payable under the relevant insurance policies and loss payments which reduce the unearned premiums under such insurance policies;

(o) any Lien that is customary in the banking industry and constituting a right of set-off, revocation, refund or chargeback under a deposit agreement or under the Uniform Commercial Code of a bank or other financial institution where deposits are maintained by the Company or any Subsidiary;

(p) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(q) Liens securing Indebtedness incurred pursuant to Section 7.02(i); provided no assets of the Company or any Subsidiary Guarantor are subject thereto;

(r) Liens not otherwise permitted by this Section 7.03 so long as neither (i) the aggregate outstanding principal amount of the obligations secured thereby nor (ii) the aggregate fair market value (determined, in the case of each such Lien, as of the date such Lien is incurred) of the assets subject thereto exceeds (as to the Company and all Subsidiaries) the greater of (x) $16,500,000 and (y) 1% of the Consolidated Total Assets of the Company as determined as of the last day of the most recent fiscal period for which financial statements have been delivered hereunder at any one time; and

(s) Liens granted by Subsidiaries of the Company organized under the laws of the United Kingdom in connection with banking relationships entered into by them in the ordinary course of business.

Section 7.04. Limitation on Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of all or substantially all of its Property or business (in one transaction or in a series of related transactions), except that:

(a) (i) any Subsidiary of the Company may be merged or consolidated with or into the Company (provided that the Company shall be the continuing or surviving entity) or any other Loan Party (provided that the continuing or surviving entity is (x) a Loan Party or (y) organized in the United States or a Qualified Jurisdiction and shall be or become a Loan Party, and the Company shall comply with Section 6.08 in connection therewith promptly after the consummation of such transaction (provided that in the case of a merger or consolidation involving a Subsidiary Borrower, the surviving entity shall be a Borrower)) and (ii) any Subsidiary that is not a Subsidiary Guarantor may be merged or consolidated with or into any other Subsidiary which is not a Subsidiary Guarantor;

(b) the Company or any Subsidiary of the Company may Dispose of any or all of its assets (upon voluntary liquidation, winding up, dissolution or otherwise; provided that the Company may not liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution)) to any Loan Party or, in the case of any Subsidiary that is not a Subsidiary Guarantor, to any other Subsidiary (and, in any such case, other than in the case of the Company, liquidate, wind up or dissolve in connection therewith);

(c) any Permitted Acquisition may be structured as a merger with or into the Company (provided that the Company shall be the continuing or surviving corporation), with or into any other Loan Party (provided that the continuing or surviving corporation of any such merger shall be (x) a Loan Party or (y) organized in the United States or a Qualified Jurisdiction and shall be or shall promptly become a Loan Party, and the Company shall comply with Section 6.08 in connection therewith (provided that if any merging entity is a Subsidiary Borrower the surviving entity of any such merger shall be a Borrower) or with or into any other Subsidiary; and

(d) any Disposition of a Subsidiary permitted by Section 7.05 may be made in the form of a merger.

Section 7.05. Limitation on Disposition of Property. Dispose of any of its Property (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary’s Capital Stock to any Person, except:

(a) the Disposition of property that the Company (or any Subsidiary of the Company) reasonably determines is no longer useful in its business, has become obsolete, damaged or surplus or is replaced in the ordinary course of business, including the lease or sublease of excess or unneeded real property not constituting a sale and leaseback;

(b) the sale of inventory in the ordinary course of business;

(c) Dispositions permitted by Section 7.04(b); provided that promptly after any such Disposition of any Property to a Loan Party, all actions reasonably required by the Administrative Agent shall be taken to insure the perfection and priority of the Liens created by the Security Documents on such Property;

(d) the sale or issuance of any Subsidiary’s Capital Stock to any Loan Party or in the case of any Subsidiary that is not a Loan Party, to any other Subsidiary;

(e) the sale, lease or transfer of Property or assets from (i) a Loan Party to another Loan Party; provided that promptly after any such sale, lease or transfer, all actions reasonably required by the Administrative Agent shall be taken to insure the continued perfection and priority of the Liens created by the Security Documents on such Property and assets, (ii) from a Subsidiary that is not a Loan Party to the Company or any other Subsidiary or (iii) from a Loan Party to a Subsidiary that is not a Loan Party; provided, for the purposes of subclause (iii) of this clause (e), the aggregate amount of such sales, leases or transfers shall not exceed the sum of (1) $50,000,000 in any fiscal year (the “Permitted Disposition Amount”), plus (2) all of the unused Permitted Disposition Amount from the immediately preceding fiscal year (it being agreed that any such carried over amount shall be deemed used first in such immediately subsequent fiscal year), plus (3) all of the Permitted Disposition Amount from the immediately subsequent fiscal year (it being agreed that any such allocated amount shall be deemed used last in such immediately preceding fiscal year);

(f) discounts, adjustments or forgiveness of accounts receivable and other contract claims in the ordinary course of business or in connection with collection or compromise thereof;

(g) the Disposition of other assets in any fiscal year having an aggregate fair market value not to exceed 5.5% of the Consolidated Total Assets of the Company as determined as of the end of the immediately preceding fiscal year;

(h) any Recovery Event;

(i) Dispositions resulting from any taking or condemnation of any property of the Company or any of its Subsidiaries; and

(j) assignments and licenses of intellectual property of the Company and its Subsidiaries in the ordinary course of business;

provided, that, with respect to paragraphs (b) and (g) above, at least 75% of the consideration received therefor by the Company or such Subsidiary shall be in the form of cash or Cash Equivalents.

Section 7.06. Limitation on Restricted Payments. Declare or pay any dividend on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement, termination or other acquisition of, any Capital Stock of the Company or any Subsidiary, whether now or hereafter outstanding, or make any other distribution in respect thereof, in each case either directly or indirectly, whether in cash or property or in obligations of the Company or any Subsidiary (collectively, “Restricted Payments”), except that:

(a) (i) any Subsidiary may make Restricted Payments to any Loan Party and (ii) any Subsidiary that is not a Loan Party may make Restricted Payments to any other Subsidiary;

(b) the Company may make Restricted Payments in the form of common stock of the Company;

(c) the Company may purchase the Company’s common stock, common stock options, restricted stock, restricted stock units and similar securities from present or former officers, directors or employees of the Company or any Subsidiary upon the death, disability or termination of employment of such officer, director or employee, provided that the aggregate amount of payments made pursuant to this paragraph (c) (net of any proceeds received by the Company in connection with resales of any common stock, common stock options, restricted stock, restricted stock units and similar securities) shall not exceed $8,250,000 after the Amendment Effective Date;

(d) the Company may make Restricted Payments in connection with the redemption, repurchase, retirement or other acquisition of any Capital Stock of the Company upon or in connection with the exercise or vesting of warrants, options, restricted stock units or similar rights if such Capital Stock constitutes all or a portion of the exercise price or is surrendered (or deemed surrendered) in connection with satisfying any income tax obligation incurred in connection with such exercise or vesting;

(e) the Company may make cash payments (i) solely in lieu of the issuance of fractional shares in connection with the exercise of warrants, options, restricted stock units or other securities convertible into or exchangeable for Capital Stock of the Company; provided that any such cash payment shall not be for the purpose of evading the limitations of this Section 7.06 and (ii) to officers, directors, employees and consultants in respect of phantom stock, to the extent considered a Restricted Payment;

(f) any non-wholly owned Subsidiary may, to the extent a Restricted Payment is made to the Company or another Subsidiary under this Section 7.06, make Restricted Payments to its other shareholders on a pro rata basis;

(g) so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, the Company may make Restricted Payments in connection with the redemption, repurchase, retirement or other acquisition of any Capital Stock of the Company; provided that the aggregate amount of payments made pursuant to this Section 7.06(g) in any fiscal year shall not exceed the sum of (x) $11,000,000 and (y) the aggregate amount of cash paid to the Company for its account in such fiscal year upon the exercise or vesting of warrants, options, restricted stock units or similar rights by officers, directors or employees of the Company or its Subsidiaries in such fiscal year (it being agreed that if any portion of such permitted amount is not used in any fiscal year, then 50% of such unused portion may be used in any subsequent fiscal year and any such carried over amount shall be deemed used first in such subsequent fiscal year);

(h) the Company may make additional cash Restricted Payments pursuant to this clause (h) in an aggregate amount not to exceed the Available Amount at such time (as determined immediately before giving effect to the making of such Restricted Payment) so long as (A) no Default or Event of Default then exists or would result therefrom, (B) the Company would at the time of and immediately after giving effect to such Restricted Payment be in compliance with the Incurrence Financial Covenant, determined on a pro forma basis giving effect to such Restricted Payment as of the last day of the most recently ended fiscal quarter for which the Company’s consolidated financial statements have been delivered hereunder and (C) prior to the payment of such Restricted Payment, the Company shall have delivered to the Administrative Agent a certificate of a Responsible Officer of the Company certifying compliance with preceding sub-clauses (A) and (B) and containing the calculations (in reasonable detail) required to establish compliance with preceding sub-clause (B);

(i) the Company may enter into any Permitted Bond Hedge Transaction; and

(j) the Company may deliver common stock or preferred stock or other equity securities that constitute Qualified Capital Stock of the Company to holders upon conversion or exchange of any convertible preferred stock of the Company.

Section 7.07. Limitation on Investments. Make or hold any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase or hold any Capital Stock, bonds, notes, debentures or other debt securities of, or any assets constituting an ongoing business from, or make or permit to exist any other investment by the Company or any of its Subsidiaries in, any other Person (all of the foregoing, “Investments”), except:

(a) extensions of trade credit in the ordinary course of business;

(b) Investments in Cash Equivalents;

(c) Investments arising in connection with the incurrence of Indebtedness permitted by Section 7.02(b), (e), (f), (g) or (i);

(d) loans and advances to employees of the Company or any Subsidiaries of the Company in the ordinary course of business (including, without limitation, for travel, entertainment and relocation expenses) in an aggregate amount for the Company and Subsidiaries of the Company not to exceed $2,200,000 at any one time outstanding;

(e) Hedge Agreements permitted under Section 7.15;

(f) Investments in the Company’s business made by the Company or any of its Subsidiaries with the proceeds of any Reinvestment Deferred Amount;

(g) Investments (other than those relating to the incurrence of Indebtedness permitted by Section 7.07(c)) by (i) the Company or any of its Subsidiaries in any Loan Party or (ii) any Subsidiary that is not a Loan Party in any other Subsidiary that is not a Loan Party;

(h) Investments in connection with Permitted Acquisitions (including the formation of Subsidiaries in connection therewith);

(i) Investments by the Company and its Subsidiaries in Subsidiaries that are not Loan Parties in an aggregate amount (valued at cost) not to exceed, after the Amendment No. 2 Effective Date, the greater of (x) $75,000,000 and (y) 4.00% of Consolidated Total Assets of the Company as determined as of the last day of the most recent fiscal period for which financial statements have been delivered hereunder;

(j) any Investment made as a result of the receipt of non-cash consideration for a Disposition that was made pursuant to and in compliance with Section 7.05;

(k) Investments received as part of the settlement of litigation or in satisfaction of extensions of credit to any Person pursuant to the reorganization, bankruptcy or liquidation of such Person or a good faith settlement of debts with such Person;

(l) Investments received in settlement of amounts due to the Company or any Subsidiary of the Company effected in the ordinary course of business;

(m) Investments in accounts, contract rights and chattel paper (each as defined in the UCC), notes receivable and similar items arising or acquired from the sale of Inventory in the ordinary course of business consistent with the past practice of the Company and its Subsidiaries;

(n) in addition to Investments otherwise expressly permitted by this Section, Investments by the Company or any of its Subsidiaries in an aggregate amount (valued at cost) not to exceed, after the Amendment No. 2 Effective Date, the greater of (x) $75,000,000 and (y) 4.00% of Consolidated Total Assets of the Company as determined as of the last day of the most recent fiscal period for which financial statements have been delivered hereunder;

(o) the Company and its Subsidiaries may make additional Investments in an aggregate amount not to exceed at any time outstanding (determined without regard to any write-downs or write-offs of such Investments) the Available Amount at such time (as determined immediately before giving effect to the making of such Investment) plus an amount equal to any repayments, interest, returns, profits, distributions, dividends, income and similar amounts actually received by the Company or any of its Subsidiaries in cash in respect of any Investment pursuant to clauses (i) or (n) or this clause (o) of this Section 7.07 (in each case, so long as not otherwise included in the Available Amount) so long as (A) no Default or Event of Default then exists or would result therefrom, (B) the Company would at the time of and immediately after giving effect to such Investment be in compliance with the Incurrence Financial Covenant, determined on a pro forma basis as of the last day of the most recently ended fiscal quarter for which the Company’s consolidated financial statements have been delivered hereunder and (C) prior to the making of such Investment, the Company shall have delivered to the Administrative Agent a certificate of a Responsible Officer of the Company certifying compliance with preceding sub-clauses (A) and (B) and containing the calculations (in reasonable detail) required to establish compliance with preceding sub-clause (B);

(p) Investments by the Company and its Subsidiaries in Verint Systems GMBH in an aggregate amount (valued at cost) not to exceed the greater of (x) $25,000,000 and (y) 1.3% of Consolidated Total Assets of the Company as determined as of the last day of the most recent fiscal period for which financial statements have been delivered hereunder after the Amendment Effective Date;

(q) cash contributions by the Company and its Subsidiaries to Verint Technology UK Limited (“VTUK”) to the extent that (x) VTUK reasonably promptly after receipt of such cash applies such cash to pay accrued interest to Verint Systems Cayman Limited (“Verint Cayman”) on (i) that certain Unsecured Loan Stock 2016 dated October 31, 2011, issued by VTUK with the Tranche A original principal amount of $120,000,000 and the Tranche B original principal amount of $30,000,000, (ii) that certain Series 1 Unsecured Loan Stock 2016 dated October 31, 2011 issued by VTUK in the original principal amount of $50,000,000 or (iii) any permitted refinancings, refundings, renewals or extensions of the foregoing (collectively, the “Loan Stock”) and (y) Verint Cayman reasonably promptly after receipt of any accrued interest on the Loan Stock from VTUK pursuant to clause (x), distributes or dividends such amounts to a Loan Party (it being agreed that any such distribution or dividend of cash shall be made no later than 14 days after the date on which the applicable contribution was made to VTUK); and

(r) additional Investments by the Company or any Subsidiary that is a Loan Party in any Subsidiary that is not a Loan Party; provided that (w) the aggregate amount of such Investments shall not exceed $100,000,000 at any time outstanding (without giving effect to any write-off thereof), (x) no Default or Event of Default shall have occurred and be continuing at the time of such Investment or shall result therefrom, (y) any such Investment shall be returned to a Loan Party no later than 14 days after the date on which the applicable Investment was made and (z) such Investment shall be for the primary purpose of bona fide tax planning or bona fide cash management and shall not be for the purpose of circumventing any covenant set forth in this Agreement;

(s) Investments by the Company in any Permitted Bond Hedge Transaction; and

(t) guarantees of obligations (other than Indebtedness) of the Borrower and its Subsidiaries so long as such obligations are not prohibited to be incurred hereunder by the guaranteeing person.

Section 7.08. Limitation on Payments and Modifications of Debt Instruments, Etc. (a) Make any payment (it being agreed that any payment in cash or other property, other than common stock or preferred stock or other equity securities that constitute Qualified Capital Stock of the Company or cash in lieu of any fractional share of common stock of the Company, in connection with the conversion or exchange of any Indebtedness shall be deemed to be a payment on such Indebtedness for purposes hereof), exchange, repayment, prepayment, repurchase or redemption of, or otherwise defease, or make any payment in violation of any subordination terms of, any Indebtedness incurred pursuant to Section 7.02(j) or segregate funds for any such payment, repayment, prepayment, repurchase, redemption or defeasance (any of the foregoing, a “Payment”) (other than any Permitted Refinancing) other than (1) Payments of such Indebtedness in an aggregate amount not to exceed the Available Amount at such time (as determined immediately before giving effect to the making of such Payment) so long as (A) no Default or Event of Default then exists or would result therefrom, (B) the Company would at the time of and immediately after giving effect to such Payment be in compliance with the Incurrence Financial Covenant, determined on a pro forma basis as of the last day of the most recently ended fiscal quarter for which the Company’s consolidated financial statement shall have been delivered hereunder and (C) prior to the making of such Payment, the Company shall have delivered to the Administrative Agent a certificate of a Responsible Officer of the Company certifying compliance with preceding sub-clauses (A) and (B) and containing the calculations (in reasonable detail) required to establish compliance with preceding sub-clause (B) and (2) additional Payments of such Indebtedness so long as (A) no Default or Event of Default then exists or would result therefrom, (B) the First Lien Net Leverage Ratio at the time of and immediately after giving effect to such Payment shall not exceed 3.60 to 1.00, determined on a pro forma basis as of the last day of the most recently ended fiscal quarter for which the Company’s consolidated financial statement shall have been delivered hereunder, (C) the Consolidated Leverage Ratio at the time of and immediately after giving effect to such Payment shall not exceed 5.00 to 1.00, determined on a pro forma basis as of the last day of the most recently ended fiscal quarter for which the Company’s consolidated financial statement shall have been delivered hereunder and (D) prior to the making of such Payment, the Company shall have delivered to the Administrative Agent a certificate of a Responsible Officer of the Company certifying compliance with preceding sub-clauses (A), (B) and (C) and containing the calculations (in reasonable detail) required to establish compliance with preceding sub-clauses (B) and (C); provided that nothing herein shall restrict the Company or any of its Subsidiaries from making required payments of fees and regularly scheduled payments of interest on any Indebtedness incurred pursuant to Section 7.02(j) (provided that the payment of such fees and interest with respect to subordinated Indebtedness shall be subject to the subordination provisions governing such Indebtedness), or (b) amend, modify or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of any Indebtedness incurred pursuant to Section 7.02(j) if such Indebtedness immediately after giving effect to such amendment, modification or other change could not have been incurred under Section 7.02(j).

Section 7.09. Limitation on Transactions with Affiliates. Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate (other than (w) transactions between or among Loan Parties, (x) transactions between or among Subsidiaries that are not Loan Parties, (y) transactions between and among Loan Parties and their Subsidiaries upon terms no less favorable, taken as a whole, to the relevant Loan Party than it would obtain in comparable arm’s length transactions with a Person that is not an Affiliate and (z) transactions between and among Loan Parties and their Subsidiaries that are not in the aggregate material to such Loan Parties) unless such transaction is (a) a Restricted Payment permitted under Section 7.06, (b) an Investment permitted under Section 7.07 or (c)(i) otherwise permitted under this Agreement and (ii) upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm’s length transaction with a Person that is not an Affiliate; provided that, for the avoidance of doubt, this Section 7.09 shall not prohibit any transaction with an Affiliate that, as such, has been expressly approved by either a majority of the Company’s independent directors or a committee of the Company’s directors consisting solely of independent directors, in each case in accordance with such independent directors’ fiduciary duties in their capacity as such and upon advice from independent counsel.

Section 7.10. Limitation on Sales and Leasebacks. Enter into any arrangement with any Person providing for the leasing by the Company or any Subsidiary of real or personal property which has been or is to be sold or transferred by the Company or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Company or such Subsidiary.

Section 7.11. Limitation on Changes in Fiscal Periods. Permit the fiscal year of the Company to end on a day other than January 31 or change the Company’s method of determining fiscal quarters.

Section 7.12. Limitation on Negative Pledge Clauses. Enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of any Loan Party to create, incur, assume or suffer to exist any Lien upon any of its material Property or revenues, whether now owned or hereafter acquired, to secure the Obligations or, in the case of any Subsidiary Guarantor, its obligations under the Guarantee and Collateral Agreement or other Security Document, other than (a) this Agreement and the other Loan Documents and (b) any agreements governing any purchase money Liens (or any Permitted Refinancing in respect thereof), Capital Lease Obligations or Permitted Acquisition Indebtedness otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby and in the case of any Permitted Refinancing of purchase money Indebtedness or Permitted Acquisition Indebtedness, shall be no more restrictive, taken as a whole, than that in the relevant refinanced agreement).

Section 7.13. Limitation on Restrictions on Subsidiary Distributions. Enter into or suffer to exist or become effective any consensual contractual encumbrance or restriction on the ability of any Subsidiary to (a) make Restricted Payments in respect of any Capital Stock of such Subsidiary held by, or pay any Indebtedness owed to, the Company or any Subsidiary Guarantor, (b) make Investments in the Company or any Subsidiary Guarantor or (c) transfer any of its assets to the Company or any Subsidiary Guarantor, except for such encumbrances or restrictions existing under or by reason of (i) any restrictions existing under the Loan Documents and (ii) any restrictions with respect to a Subsidiary imposed pursuant to an agreement that has been entered into in connection with the Disposition of all or substantially all of the Capital Stock or assets of such Subsidiary, provided such Disposition is permitted hereunder; provided that this Section 7.13 shall not apply to (x) encumbrances or restrictions arising by reason of customary non-assignment or no-subletting clauses in leases or other contracts entered into in the ordinary course of business and consistent with past practices or (y) encumbrances or restrictions in agreements governing any purchase money Liens (or any Permitted Refinancing in respect thereof), Capital Lease Obligations or Permitted Acquisition Indebtedness otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby and in the case of any Permitted Refinancing of purchase money Indebtedness or Permitted Acquisition Indebtedness, shall be no more restrictive than that in the relevant refinanced agreement).

Section 7.14. Limitation on Lines of Business. Enter into any business, either directly or through any Subsidiary, except for those businesses in which the Company and its Subsidiaries are engaged on the date of this Agreement or that are reasonably related thereto.

Section 7.15. Limitation on Hedge Agreements. Enter into any Hedge Agreement other than Hedge Agreements entered into in the ordinary course of business, and not for speculative purposes.

ARTICLE 8

EVENTS OF DEFAULT

If any of the following events shall occur and be continuing:

(a) any Borrower shall fail to pay any principal of any Loan or Reimbursement Obligation when due in accordance with the terms hereof; or any Borrower shall fail to pay any interest on any Loan or Reimbursement Obligation, or any other amount payable hereunder or under any other Loan Document, within five days after any such interest or other amount becomes due in accordance with the terms hereof or thereof; or

(b) any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made; or

(c) any Loan Party shall default in the observance or performance of any agreement contained in clause (i) or (ii) of Section 6.04(a) (with respect to any Borrower only), Section 6.07(a) or Article 7, or in Article 5 of the Guarantee and Collateral Agreement or corresponding provisions in any Security Document to which a Foreign Subsidiary Guarantor is party; provided, that, any Financial Covenant Default shall not constitute an Event of Default with respect to the Term Loans until the date on which any Revolving Credit Loans have been declared to be due and payable pursuant to this Article 8 on account of a Financial Covenant Default; or

(d) any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days after the earlier of the Company’s knowledge thereof and written notice thereof to the Company from the Administrative Agent; or

(e) the Company or any of its Subsidiaries shall (i) default in making any payment of any principal of any Indebtedness (including, without limitation, any Guarantee Obligation with respect to principal of any Indebtedness, but excluding the Loans and Reimbursement Obligations) on the scheduled or original due date with respect thereto; or (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist (excluding, in the case of any Permitted Convertible Indebtedness, any event or condition that would permit the holder or beneficiary of such Permitted Convertible Indebtedness to convert such Permitted Convertible Indebtedness into cash, shares of the Company’s common stock or a combination thereof, in each case to the extent permitted hereunder), the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or to become subject to a mandatory offer to purchase by the obligor thereunder or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable; provided, that a default, event or condition described in clause (i), (ii) or (iii) of this paragraph (e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i), (ii) and (iii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate the Threshold Amount; or

(f) (i) any Borrower or any of its Significant Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or any Borrower or any of its Significant Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any Borrower or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or order or decree approving any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 consecutive days; or (iii) there shall be commenced against any Borrower or any of its Significant Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) any Borrower or any of its Significant Subsidiaries shall take any material action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) any Borrower or any of its Significant Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

(g) (i) any Person shall engage in any non-exempt “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any ERISA Event, whether or not waived, shall exist with respect to any Plan, or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Company or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings under Title IV of ERISA shall commence to have a trustee appointed under Title IV of ERISA, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Company or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders shall be likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or

(h) one or more judgments or decrees shall be entered against the Company or any of its Subsidiaries involving for the Company and its Subsidiaries taken as a whole a liability (not paid or covered by insurance) equal to or greater than the Threshold Amount, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

(i) any of the Security Documents shall cease, for any reason (other than by reason of the release thereof pursuant to Section 10.16), to be in full force and effect, or any Loan Party or any controlled Affiliate of the Company shall so assert, or any Lien created or purported to be created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby with respect to Collateral with an aggregate fair market value in excess of $5,000,000; or

(j) any guarantee contained in Section 2 of the Guarantee and Collateral Agreement or the corresponding provision in any Security Document to which a Foreign Subsidiary Guarantor is a party shall cease, for any reason (other than by reason of the release thereof pursuant to Section 10.16), to be in full force and effect or any Loan Party or any controlled Affiliate of the Company shall so assert; or

(k) any Change of Control shall occur;

then, and in any such event, (A) if such event is an Event of Default specified in paragraph (f) above with respect to any Borrower, the Commitments shall automatically and immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing or accrued under this Agreement and the other Loan Documents (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall automatically and immediately become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrowers, anything contained herein or in any other Loan Document to the contrary notwithstanding, and (B) if such event is any other Event of Default, any or all of the following actions may be taken: (i) with the consent of the Majority Revolving Credit Facility Lenders, the Administrative Agent may, or upon the request of the Majority Revolving Credit Facility Lenders, the Administrative Agent shall, by notice to the Company declare the Revolving Credit Commitments to be terminated forthwith, whereupon the Revolving Credit Commitments shall immediately terminate; (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Company, declare the Loans hereunder (with accrued interest thereon) and all other amounts accrued or owing under this Agreement and the other Loan Documents (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrowers, anything contained herein or in any other Loan Document to the contrary notwithstanding; and (iii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, exercise on behalf of itself, the Lenders and any Issuing Lender all other rights and remedies available to it, the Lenders and any Issuing Lender under the

Loan Documents. In the case of all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, the Borrowers shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired face amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrowers hereunder and under the other Loan Documents. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other Obligations of the Borrowers hereunder and under the other Loan Documents shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Company (or such other Person as may be lawfully entitled thereto).

ARTICLE 9

THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT

Each Lender and each Issuing Lender hereby irrevocably appoints the Administrative Agent and the Collateral Agent (for purposes of this Article 9, the Administrative Agent and the Collateral Agent are referred to collectively as the “Agents”) as its agents and authorizes the Agents to take such actions on its behalf and to exercise such powers as are delegated to such Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto. Without limiting the generality of the foregoing, the Agents are hereby expressly authorized to (i) execute any and all documents (including releases) with respect to the Collateral and the rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the Security Documents and (ii) negotiate, enforce or settle any claim, action or proceeding affecting the Lenders in their capacity as such, at the direction of the Required Lenders, which negotiation, enforcement or settlement will be binding upon each Lender.

The institution serving as the Administrative Agent and/or the Collateral Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Company or any Subsidiary or other Affiliate thereof as if it were not an Agent hereunder.

Neither Agent shall have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) neither Agent shall be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing, (b) neither Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that such Agent is instructed in writing to exercise by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.01), and (c) except as expressly set forth in the Loan Documents, neither Agent shall have any duty to disclose, nor shall it be liable for the failure to disclose, any information relating to the Company or any of the Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent and/or Collateral Agent or any of its Affiliates in any capacity. As between the Agents and the Lenders, neither Agent shall be liable to the Lenders for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.01) or in the absence of its own gross negligence or willful misconduct. Neither Agent shall be deemed to have knowledge of any Default or Event of Default unless and until written notice thereof is given to such Agent by the Company or a Lender, and neither Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article 5 or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to such Agent.

Each Agent shall be entitled to rely upon, and shall not incur any liability to the Lenders for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. Each Agent may also rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability to the Lenders for relying thereon. Each Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it, and shall not be liable to the Lenders for any action taken or not taken in good faith by it in accordance with the advice of any such counsel, accountants or experts.

Each Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by it. Each Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the Facilities as well as activities as Agent.

Subject to the appointment and acceptance of a successor Agent as provided below, either Agent may resign at any time by notifying the Lenders, the Issuing Lenders and the Company. Upon any such resignation, the Required Lenders shall have the right subject to the prior written approval of the Company (which approval shall not be unreasonably withheld, delayed or conditioned and shall not be required upon the occurrence and continuance of an Event of Default), to appoint a successor. If no successor Agent shall have been so appointed by the Required Lenders with, absent the occurrence and continuance of an Event of Default, the consent of the Company, and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders and the Issuing Lenders, appoint a successor Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank capable of performing the duties of the Administrative Agent or Collateral Agent, as the case may be. If no successor Agent has been appointed pursuant to the immediately preceding sentence by the 30th day after the date such notice of resignation was given by such Agent, such Agent’s resignation shall become effective and the Required Lenders shall thereafter perform all the duties of such Agent hereunder and/or under any other Loan Document until such time, if any, as the Required Lenders (subject to the prior written approval of the Company to the extent such approval would have been required under the second sentence of this paragraph) appoint a successor Administrative Agent and/or Collateral Agent, as the case may be. Any such resignation by such Agent hereunder shall also constitute, to the extent applicable, its resignation as an Issuing Lender, in which case such resigning Agent (x) shall not be required to issue any further Letters of Credit and (y) shall maintain all of its rights as Issuing Lender with respect to any Letters of Credit issued by it prior to the date of such resignation. Upon the acceptance of its appointment as Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Company to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After an Agent’s resignation hereunder, the provisions of this Article and Section 10.05 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while acting as Agent.

Each Lender acknowledges that it has, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Loan Document, any related agreement or any document furnished hereunder or thereunder.

Notwithstanding any other provision of this Agreement or any provision of any other Loan Document, each of the Joint Lead Arrangers and the Joint Bookrunners, the Co-Syndication Agents and the Co-Documentation Agents are named as such for recognition purposes only, and in their respective capacities as such shall have no duties, responsibilities or liabilities with respect to this Agreement or any other Loan Document; it being understood and agreed that each of the Joint Lead Arrangers and the Joint Bookrunners, the Co-Syndication Agents and the Co-Documentation Agents shall be entitled to all indemnification and reimbursement rights in favor of the Agents provided herein and in the other Loan Documents. Without limitation of the foregoing, neither the Joint Lead Arrangers, the Joint Bookrunners, the Co-Syndication Agents nor the Co-Documentation Agents in their respective capacities as such shall, by reason of this Agreement or any other Loan Document, have any fiduciary relationship in respect of any Lender, Loan Party or any other Person.

If at any time any Lender serving as an Agent becomes a Defaulting Lender, or an Affiliate of a Defaulting Lender is serving as an Agent, and such Defaulting Lender fails to cure all defaults that caused it to become a Defaulting Lender, and cease being a Defaulting Lender or an Affiliate of a Defaulting Lender, within ten Business Days from the date it became a Defaulting Lender, then the Required Lenders may, but shall not be required to, direct such

Agent to resign as Agent (including, without limitation, any functions and duties as Administrative Agent, Collateral Agent and/or as Issuing Lender, as the case may be), and upon the direction of the Required Lenders, such Agent shall be required to so resign, in accordance with the sixth paragraph of this Article 9.

ARTICLE 10

MISCELLANEOUS

Section 10.01. Amendments and Waivers. Neither this Agreement or any other Loan Document, nor any terms hereof or thereof, may be amended, supplemented or modified except in accordance with the provisions of this Section 10.01. The Required Lenders and each Loan Party to the relevant Loan Document may, or (with the written consent of the Required Lenders) the Administrative Agent or the Collateral Agent, as the case may be, and each Loan Party to the relevant Loan Document may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents (including amendments and restatements hereof or thereof) for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as may be specified in the instrument of waiver, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall:

(i) forgive the principal amount or extend the final scheduled date of maturity of any Loan or Reimbursement Obligation, extend the scheduled date of any amortization payment in respect of any Term Loan, reduce the stated rate of any interest or fee payable under this Agreement (except (x) in connection with the waiver of applicability of any post-default increase in interest rates (which waiver shall be effective with the consent of the Majority Facility Lenders of each adversely affected Facility) and (y) that any amendment or modification of defined terms used in the financial covenants in this Agreement shall not constitute a reduction in the rate of interest or fees for purposes of this clause (i)) or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Commitment of any Lender, in each case without the consent of each Lender directly affected thereby;

(ii) amend, modify or waive any provision of this Section 10.01 or reduce any percentage specified in the definition of Required Lenders or Required Prepayment Lenders, release all or substantially all of the Collateral or release all or substantially all of the Subsidiary Guarantors from their guarantee obligations under the Guarantee and Collateral Agreement, in each case without the consent of each Lender;

(iii) amend, modify or waive Section 10.06(a) as it relates to the assignment or transfer by any Borrower of any of its rights and obligations under this Agreement and the other Loan Documents without the consent of each Lender, the Administrative Agent and each Issuing Lender;

(iv) amend, modify or waive any condition precedent to any extension of credit under the Revolving Credit Facility set forth in Section 5.02 (including, without limitation, the waiver of an existing Default or Event of Default required to be waived in order for such extension of credit to be made) without the consent of the Majority Revolving Credit Facility Lenders;

(v) reduce the percentage specified in the definition of Majority Facility Lenders with respect to any Facility without the consent of all of the Lenders under such Facility;

(vi) amend, modify or waive any provision of Article 9, or any other provision directly affecting the rights, duties or obligations of the Administrative Agent or the Collateral Agent, as the case may be, without the consent of such Agent directly affected thereby;

(vii) amend, modify or waive the pro rata requirements of clauses (a), (b) or (c) of Section 2.16 without the consent of each Lender directly affected thereby;

(viii) amend, modify or waive any provision of Article 3 or any other provision directly affecting the rights, duties or obligations of any Issuing Lender without the consent of each Issuing Lender directly affected thereby;

(ix) impose restrictions on assignments and participations that are more restrictive than, or additional to, those set forth in Section 10.06;

(x) change the provisions of any Loan Document in a manner that by its terms directly and adversely affects the rights in respect of payments due to Lenders holding Loans of one Facility differently from the rights of Lenders holding Loans of any other Facility without the prior written consent of Lenders holding a majority in interest of the outstanding Loans and unused Commitments of each adversely affected Facility; or

(xi) modify the protections afforded to an SPC pursuant to the provisions of Section 10.06(i) without the written consent of such SPC.

Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Agents and all future holders of the Loans. In the case of any waiver, the Loan Parties, the Lenders and the Agents shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon. Any such waiver, amendment, supplement or modification shall be effected by a written instrument signed by the parties required to sign pursuant to the foregoing provisions of this Section; provided, that delivery of an executed signature page of any such instrument by facsimile or electronic transmission (e.g. .PDF or .TIF email file) shall be effective as delivery of a manually executed counterpart thereof.

Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.

Notwithstanding anything to the contrary set forth herein or in any other Loan Document but subject to the proviso in clause (c) of Article 8, (i) no Term Loan Lender shall have any right to exercise, or direct the Administrative Agent to exercise or refrain from exercising, any right or remedy arising or available hereunder or under any other Loan Document upon the occurrence or during the continuance of a Default or an Event of Default if the only such Default or Event of Default that shall have occurred and be continuing is a Financial Covenant Default, (ii) no Term Loan Lender shall have any right to approve or disapprove (X) any amendment or modification to Section 7.01, (Y) any waiver of a Financial Covenant Default or (Z) any amendment, waiver, consent or approval referred to in the proviso to the definition of “Required Lenders” and (iii) it is understood and agreed that any Term Loans held by any Term Loan Lender shall be excluded from any vote of the Lenders (and shall be deemed to not be outstanding) for the purposes described in clause (i) above and clause (ii) above, including in determining whether the “Required Lenders” have directed the Administrative Agent to exercise or refrain from exercising any such rights or remedies or to approve or disapprove any such amendment, modification or waiver. For the avoidance of doubt, nothing in this paragraph shall in any way limit or restrict the rights or remedies of the Term Loan Lenders in connection with any Default or Event of Default other than a Financial Covenant Default (whether arising before or after the occurrence of the Financial Covenant Default) or the right of any Term Loan Lenders to approve or disapprove any amendment or modification to any other provision hereof or of any other Loan Document or to waive any Default or Event of Default other than a Financial Covenant Default.

For the avoidance of doubt, this Agreement and any other Loan Document may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and each Loan Party to each relevant Loan Document (x) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof (collectively, the “Additional Extensions of Credit”) to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans and Revolving Extensions of Credit and the accrued interest and fees in respect thereof, (y) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders, Required Prepayment Lenders, Majority Facility Lenders and Majority Revolving Credit Facility Lenders and (z) to permit any such additional credit facilities which are term facilities to share ratably with the Term Loans in the application of prepayments and to permit any such credit facilities which are revolving credit facilities to share ratably with the Revolving Credit Facility in the application of prepayments and commitment reductions; provided that no such consent of the Required Lenders shall be required to make any changes contemplated by Section 2.22.

In addition, notwithstanding the foregoing, this Agreement may be amended with the written consent of the Administrative Agent, the Company and the Lenders providing the relevant Replacement Term Loans to permit the refinancing or modification of all outstanding

Term Loans (“Refinanced Term Loans”) with a replacement term loan tranche hereunder (“Replacement Term Loans”), provided that (a) the aggregate principal amount of such Replacement Term Loans shall not exceed the aggregate principal amount of such Refinanced Term Loans plus fees and expenses in connection with the Replacement Term Loans, (b) the Applicable Margin for such Replacement Term Loans shall not be higher than the Applicable Margin for such Refinanced Term Loans, (c) the weighted average life to maturity of such Replacement Term Loans shall not be shorter than the weighted average life to maturity of such Refinanced Term Loans at the time of such refinancing (except to the extent of nominal amortization for periods where amortization has been eliminated as a result of prepayment of the Refinanced Term Loans) and (d) all other terms applicable to such Replacement Term Loans shall be substantially identical to, or, taken as a whole, less favorable to the Lenders providing such Replacement Term Loans than, those applicable to such Refinanced Term Loans, except to the extent necessary to provide for covenants and other terms applicable to any period after the latest final maturity of the Term Loans in effect immediately prior to such refinancing.

If the Administrative Agent and the Company shall have jointly identified an obvious error or any error or omission of a technical or immaterial nature in any provision of the Loan Documents, then the Administrative Agent and the Company shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to any Loan Document if the same is not objected to in writing by the Required Lenders within five Business Days after notice thereof.

Notwithstanding anything herein to the contrary, the Company and the Administrative Agent may, without the input or consent of any other Lender, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate in the opinion of the Administrative Agent to effect the provisions of Section 2.22 or Section 2.23.

Section 10.02. Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of delivery by hand, overnight courier service or telecopy notice, when received, addressed (a) in the case of any Borrower and the Administrative Agent, as follows, (b) in the case of the Lenders and the other Agents, as set forth in an Administrative Questionnaire delivered to the Administrative Agent or, in the case of a Lender which becomes a party to this Agreement pursuant to an Assignment and Acceptance, in such Assignment and Acceptance or (c) in the case of any party, to such other address as such party may hereafter notify to the other parties hereto:

The Borrowers:	Verint Systems Inc. 330 South Service Road Melville, New York 11747 Attention: Chief Financial Officer Telecopy: 631-962-9623 Telephone: 631-962-9846 (Chief Financial Officer)

With a copy to:	Verint Systems Inc. 330 South Service Road Melville, New York 11747 Attention: Chief Legal Officer Telecopy: 631-962-9623 Telephone: 631-962-9462 (Chief Legal Officer)

And a further copy to:	Jones Day 222 E. 41st Street New York, New York 10017 Attention: Charles N. Bensinger III Telecopy: 212-755-7306 Telephone: 212-326-3797

The Administrative Agent:	Credit Suisse Eleven Madison Avenue, 23rd Floor New York, New York 10010 Attention: Agency Manager Telecopy: 212-322-2291 Email: agency.loanops@credit-suisse.com

Issuing Lender:	As notified by such Issuing Lender to the Administrative Agent and the Company

; provided that any notice, request or demand to or upon the any Agent, any Issuing Lender or any Lender shall not be effective until received.

The Company hereby agrees, unless directed otherwise by the Administrative Agent or unless the electronic mail address referred to below has not been provided by the Administrative Agent to the Company, that it will, or will cause its Subsidiaries to, provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to the Loan Documents or to the Lenders under Article 6 including all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (i) is or relates to a Borrowing Notice, a notice pursuant to Section 2.11 or a notice requesting the issuance, amendment, extension or renewal of a Letter of Credit pursuant to Article 3, (ii) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (iii) provides notice of any Default or Event of Default under this Agreement or any other Loan Document or (iv) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any Borrowing or other extension of credit hereunder (all such non-excluded communications being referred to herein collectively as “Communications”), by transmitting the Communications in an electronic/soft medium that is properly identified in a format acceptable to the Administrative Agent to an electronic mail address as directed by the Administrative Agent. In addition, the Company agrees, and agrees to cause its Subsidiaries, to continue to provide the Communications to the Administrative Agent or the Lenders, as the case may be, in the manner specified in the Loan Documents but only to the extent requested by the Administrative Agent.

The Company hereby acknowledges that (a) the Administrative Agent will make available to the Lenders and the Issuing Lender materials and/or information provided by or on behalf of the Company hereunder (collectively, the “Company Materials”) by posting the Company Materials on Intralinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Company or its securities) (each, a “Public Lender”). The Company hereby agrees that (w) all Company Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Company Materials “PUBLIC,” the Company shall be deemed to have authorized the Administrative Agent and the Lenders to treat such Company Materials as not containing any material non-public information with respect to the Company or its securities for purposes of United States federal and state securities laws (provided, however, that for the avoidance of doubt, to the extent such Company Materials constitute Information, they shall be subject to the provisions of Section 10.15); (y) all Company Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated as “Public Investor;” and (z) the Administrative Agent shall be entitled to treat any Company Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not marked as “Public Investor.” Notwithstanding the foregoing, the following Company Materials shall be marked “PUBLIC”, unless the Company notifies the Administrative Agent promptly that any such document contains material non-public information: (1) the Loan Documents and (2) notification of effective changes in the terms of the Facilities.

Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable law, including United States Federal and state securities laws, to make reference to Communications that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Company or its securities for purposes of United States Federal or state securities laws.

THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”. NEITHER THE ADMINISTRATIVE AGENT NOR ANY OF ITS RELATED PARTIES WARRANTS THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS OR THE ADEQUACY OF THE PLATFORM AND EACH EXPRESSLY DISCLAIMS LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS IS MADE BY THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER OR ANY OTHER PERSON FOR DAMAGES OF ANY KIND, WHETHER OR NOT BASED ON STRICT LIABILITY AND INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL

DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY SUCH PERSON IS FOUND IN A FINAL RULING BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM SUCH PERSON’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

The Administrative Agent agrees that the receipt of the Communications by the Administrative Agent at its e-mail address set forth above shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Loan Documents. Each Lender agrees that receipt of notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender agrees to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender’s e-mail address to which the foregoing notice may be sent by electronic transmission and that the foregoing notice may be sent to such e-mail address.

Nothing herein shall prejudice the right of the Administrative Agent or any Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

Section 10.03. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of any Agent, any Lender or any Issuing Lender, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder, or any abandonment or discontinuance of steps to enforce such right, remedy, power or privilege, preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided herein and in any other Loan Document are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by any Borrower or any other Loan Party therefrom shall in any event be effective unless the same shall be permitted by Section 10.01, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Borrower in any case shall entitle any Borrower to any other or further notice or demand in similar or other circumstances.

Section 10.04. Survival of Agreement. All covenants, agreements, representations and warranties made by any Borrower herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and each Issuing Lender and shall survive the making by the Lenders of the Loans and the issuance of Letters of Credit by the Issuing Lenders, regardless of any investigation made by the Lenders or the Issuing Lenders or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not been terminated. The provisions of Sections 2.17, 2.18, 2.19 and 10.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the expiration of any Letter of Credit, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent, any Lender or any Issuing Lender.

Section 10.05. Payment of Expenses; Indemnity.

(a) The Company agrees to pay all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent, each Issuing Lender and each other Agent in connection with the syndication of the Facilities (other than fees payable to syndicate members) and the preparation and administration of this Agreement and the other Loan Documents or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby or thereby contemplated shall be consummated) or incurred by the Administrative Agent, the Collateral Agent, each Issuing Lender, each other Agent or any Lender in connection with the enforcement or preservation of its rights in connection with this Agreement and the other Loan Documents or in connection with the Loans made or Letters of Credit issued hereunder, including the reasonable and documented fees, charges and disbursements of Davis Polk & Wardwell LLP, counsel for the Administrative Agent and the Collateral Agent, and, in connection with any such enforcement or preservation, the fees, charges and disbursements of any other counsel for the Administrative Agent, the Collateral Agent, the Issuing Lender, each other Agent and any Lender; provided that such payment or reimbursement obligation shall be limited to a single law firm in any jurisdiction (absent an actual conflict of interest).

(b) The Company agrees to indemnify the Administrative Agent, the Collateral Agent, each Lender, each Issuing Lender and each other Agent and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable and documented counsel fees, charges and disbursements to the extent incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto or thereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby (including the syndication of the Facilities), (ii) the use of the proceeds of the Loans or issuance of Letters of Credit, (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto (and regardless of whether such matter is initiated by a third party or by the Company, any other Loan Party or any of their respective Affiliates), or (iv) any actual or alleged presence or release of Materials of Environmental Concern on or from any Property currently or formerly owned, occupied or operated by the Company or any of the Subsidiaries, or any Environmental Liability related in any way to the Company or its Subsidiaries or any of their respective properties; provided that such indemnity shall not, as to any Indemnitee, be available with respect to any losses, claims, damages, liabilities or related expenses to the extent that such losses, claims, damages, liabilities or related expenses (A) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from (1) the bad faith, gross negligence or willful misconduct of such Indemnitee or (2) disputes arising solely among Indemnitees (other than any Agent or its Related Parties in its capacity as an Agent hereunder) and that do not involve any act or omission by the Company or its Subsidiaries or its controlled Affiliates or (B) arise from any settlement of any proceeding effected without the Company’s written consent (which consent shall not be unreasonably withheld, delayed or conditioned), but if settled with the Company’s written consent, or if there is a judgment against an Indemnitee in any such proceeding, the Company agrees to indemnify and hold harmless each Indemnitee in the manner set forth in this Section 10.05(b) (provided that the Company’s consent shall not be required to effect any settlement of any such proceeding if an Event of Default has occurred and is continuing at the time such settlement is to be effected; provided, further that, if at any time an Indemnitee shall have requested in accordance with this Agreement that the Company reimburse such Indemnitee for legal or other expenses in connection with investigating, responding to or defending any proceeding, the Company shall be liable for any settlement of any proceeding effected without the Company’s written consent if (x) such settlement is entered into more than 30 days after receipt by the Company of such request for reimbursement and (y) the Company shall not have reimbursed such Indemnitee in accordance with such request prior to the date of such settlement). Without limiting the foregoing, and to the extent permitted by applicable law, the Company agrees not to assert and to cause its Subsidiaries not to assert, and hereby waives and agrees to cause its Subsidiaries so to waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against the Indemnitee. All amounts due under this Section 10.05 shall be payable promptly after written demand upon the Company therefor together with a reasonably detailed invoice. Statements payable by the Company pursuant to this Section 10.05 shall be submitted to Chief Financial Officer (Telephone No. 631-962-9846) (Fax No. 631-962-9623), at the address of the Company set forth in Section 10.02, or to such other Person or address as may be hereafter designated by the Company in a notice to the Administrative Agent.

(c) To the extent that the Company fails to pay any amount required to be paid by it to the Administrative Agent, the Collateral Agent, any Issuing Lender or any other Agent under paragraph (a) or (b) of this Section 10.05, each Lender severally agrees to pay to the Administrative Agent, the Collateral Agent, such Issuing Lender or such other Agent, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Collateral Agent, such Issuing Lender or such other Agent in its capacity as such. For purposes hereof, a Lender’s “pro rata share” shall be determined based upon its share of the Aggregate Exposure at the time (in each case, determined as if no Lender were a Defaulting Lender).

(d) To the extent permitted by applicable law, none of the parties hereto shall assert, and each party hereto and each Indemnitee hereby waives, any claim against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, any Loan or Letter of Credit or the use of the proceeds thereof; provided that the foregoing shall not relieve the Company of its indemnification obligations set forth in Section 10.05(b) to the extent any Indemnitee is found so liable.

(e) The provisions of this Section 10.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the expiration of any Letter of Credit, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent, any Lender, any Issuing Lender or any other Agent.

Section 10.06. Successors and Assigns; Participations and Assignments. (a) This Agreement shall be binding upon and inure to the benefit of the Borrowers, the Lenders, the Agents, the Issuing Lenders, all future holders of the Loans and their respective successors and assigns, except that no Borrower may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Agents, each Issuing Lender and each Lender (provided that a Borrower may merge or consolidate with another Borrower in accordance with Section 7.04).

(b) Any Lender may, without the consent of, or notice to, any Borrower or the Administrative Agent, in accordance with applicable law, at any time sell to one or more banks, financial institutions or other entities (other than the Company or any of its controlled Affiliates) (each, a “Participant”) participating interests in any Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender’s obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Borrowers and the Agents shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the other Loan Documents. In no event shall any Participant under any such participation have any right to enforce this agreement or to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would require the consent of all Lenders, all affected Lenders or all affected Lenders under a particular Facility pursuant to Section 10.01. Each Borrower agrees that if amounts outstanding under this Agreement and the Loans are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in Section 10.07(a) as fully as if such Participant were a Lender hereunder. Each Borrower also agrees that each Participant shall be entitled to the benefits of Sections 2.17, 2.18 and 2.19 with respect to its participation in the Commitments and the Loans outstanding from time to time as if such Participant were a Lender; provided that, in the case of Section 2.18, such Participant shall have complied with the requirements of said Section, and provided, further, that no Participant shall be entitled to receive any greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and interest thereon) of each participant’s interest in the Loans or other Obligations under this Agreement (the “Participant Register”). The entries in the Participant Register shall be conclusive absent manifest error, and the Borrowers, the Lenders and each Agent shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement, notwithstanding notice to the contrary.

(c) Any Lender (an “Assignor”) may, in accordance with applicable law, at any time and from time to time assign to one or more Eligible Assignees (an “Assignee”) all or any part of its rights and obligations under this Agreement, with the written consent of the Administrative Agent, the Company and, in the case of any assignment of Revolving Credit Commitments, each Issuing Lender (in each case which shall not be unreasonably withheld, delayed or conditioned and, in the case of the Company, shall be deemed given if such consent is not received or expressly declined in writing within five Business Days after request (in accordance with Section 10.02) therefor) pursuant to an Assignment and Acceptance, substantially in the form of Exhibit D or any other form approved by the Administrative Agent (an “Assignment and Acceptance”), executed by such Assignee and such Assignor (and, where the consent of the Company, the Administrative Agent or the Issuing Lender is required pursuant to the foregoing provisions, by the Company and such other Persons) and delivered to the Administrative Agent (A) via an electronic settlement system satisfactory to the Administrative Agent or (B) if previously agreed by the Administrative Agent, manually, for its acceptance and recording in the Register; provided that no such assignment to an Assignee (other than any Lender or any Affiliate or Related Fund thereof) shall be in an aggregate principal amount (determined as of the date of the relevant Assignment and Acceptance or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) of less than $1,000,000 (other than in the case of an assignment of all of a Lender’s interests under this Agreement), unless otherwise agreed by the Company and the Administrative Agent (each such consent not to be unreasonably withheld or delayed). Any such assignment need not be ratable as among the Facilities. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with Commitments and/or Loans as set forth therein, and (y) the Assignor thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of an Assignor’s rights and obligations under this Agreement, such Assignor shall cease to be a party hereto, except as to Section 2.17, 2.18 and 10.05 in respect of the period prior to such effective date). Notwithstanding any provision of this Section 10.06 to the contrary, (I) the consent of the Company shall not be required for any assignment (x) in the case of any assignment of Term Loans, to another Lender, an Affiliate of a Lender or a Related Fund of a Lender and, in the case of any assignment of Revolving Credit Commitments, to another Revolving Credit Lender, an Affiliate of a Revolving Credit Lender or a Related Fund of a

Revolving Credit Lender, (y) that occurs at any time when any Event of Default shall have occurred and be continuing or (z) during the primary syndication of the Loans and the Commitments to Persons identified in writing to the Company as syndication targets prior to the Amendment Effective Date and (II) the consent of the Administrative Agent shall not be required for any assignment of Term Loans to another Lender, an Affiliate of a Lender or a Related Fund of a Lender. For purposes of the minimum assignment amounts set forth in this paragraph, multiple assignments by two or more Related Funds shall be aggregated.

(d) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Term Loan Commitment and Revolving Credit Commitment, and the outstanding balances of its Term Loans and Revolving Credit Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance, (ii) except as set forth in (i) above or otherwise agreed in writing between such assigning Lender and such assignee, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of the Company or any Subsidiary or the performance or observance by the Company or any Subsidiary of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is an Eligible Assignee legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements referred to in Section 4.01 or delivered pursuant to Section 6.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the Administrative Agent, the Collateral Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent and the Collateral Agent, respectively, by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

(e) The Administrative Agent, acting for this purpose as agent of the Borrowers, shall maintain at one of its addresses in the City of New York a copy of each Assignment and Acceptance delivered to it and a register (the “Register”) for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrowers, each Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of the Loans and any Notes evidencing such Loans recorded therein for all purposes of this Agreement. Any assignment of any Loan, whether or not evidenced by a Note, shall be effective only upon appropriate entries with respect thereto being made in the Register (and each Note shall expressly so provide). Any assignment or transfer of all or part of a Loan evidenced by a Note shall be registered on the Register only upon surrender for registration of assignment or transfer of the Note evidencing such Loan, accompanied by a duly executed Assignment and Acceptance; thereupon, if requested by the Assignee, one or more new Notes in the same aggregate principal amount shall be issued to the designated Assignee, and the old Notes shall be returned by the Administrative Agent to the Company marked “canceled”. The Register shall be available for inspection by the Borrowers or any Lender (with respect to any entry relating to such Lender’s Loans) at any reasonable time and from time to time upon reasonable prior notice.

(f) Upon its receipt of an Assignment and Acceptance executed by an Assignor and an Assignee (and, in any case where the consent of any other Person is required by Section 10.06(c), by each such other Person) together with payment to the Administrative Agent of a registration and processing fee of $3,500 (which fee may be waived or reduced in the sole discretion of the Administrative Agent), an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder) and any applicable tax forms, the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register. Each Borrower, at its own expense, promptly upon request, shall execute and deliver to the Administrative Agent (in exchange for the Revolving Credit Note and/or applicable Term Notes, as the case may be, of the assigning Lender) a new Revolving Credit Note and/or applicable Term Notes, as the case may be, to the order of such Assignee in an amount equal to the Revolving Credit Commitment and/or applicable Term Loans, as the case may be, assumed or acquired by it pursuant to such Assignment and Acceptance and, if the Assignor has retained a Revolving Credit Commitment and/or Term Loans, as the case may be, upon request, a new Revolving Credit Note and/or Term Notes, as the case may be, to the order of the Assignor in an amount equal to the Revolving Credit Commitment and/or applicable Term Loans, as the case may be, retained by it hereunder. Such new Note or Notes shall be dated the Amendment Effective Date and shall otherwise be in the form of the Note or Notes replaced thereby.

(g) Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 10.06, disclose to the assignee or participant or proposed assignee or participant any information relating to the Company furnished to such Lender by or on behalf of the Company, including notification of the inclusion of, if applicable, material non-public information regarding the Company and/or its Subsidiaries; provided that, prior to any such disclosure of information designated by the Borrower as confidential, each such assignee or participant or proposed assignee or participant shall execute an agreement, of which the Company is a third-party beneficiary, whereby such assignee or participant shall agree to preserve the confidentiality of such confidential information on terms no less restrictive than those applicable to the Lenders pursuant to Section 10.15.

(h) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests in Loans and Notes, including, without limitation, any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law; provided that no such assignment shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.

(i) Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPC”), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Company, the option to provide to the Borrowers all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrowers pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any state thereof. In addition, notwithstanding anything to the contrary in this Section 10.06(i), any SPC may (A) with notice to, but without the prior written consent of, the Company and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender, or with the prior written consent of the Company and the Administrative Agent (which consent shall not be unreasonably withheld, delayed or conditioned) to any financial institutions providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans, and (B) disclose on a confidential basis in accordance with Section 10.15 any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC; provided that non-public information with respect to the Company or its Subsidiaries may be disclosed only with the Company’s consent which will not be unreasonably withheld, delayed or conditioned.

(j) If any Revolving Credit Lender shall become a Defaulting Lender or S&P, Moody’s and Thompson’s BankWatch (or InsuranceWatch Ratings Service, in the case of Lenders that are insurance companies (or Best’s Insurance Reports, if such insurance company is not rated by Insurance Watch Ratings Service)) shall, after the date that any Lender becomes a Revolving Credit Lender, downgrade the long term certificate deposit ratings of such Lender, and the resulting ratings shall be below BBB-, Baa3 and C (or BB, in the case of a Lender that is an insurance company (or B, in the case of an insurance company not rated by InsuranceWatch Ratings Service)) (or, with respect to any Revolving Credit Lender that is not rated by any such ratings service or provider, any Issuing Lender shall have reasonably determined that there has occurred a material adverse change in the financial condition of any such Lender, or a material impairment of the ability of any such Lender to perform its obligations hereunder, as compared to such condition or ability as of the date that any such Lender became a Revolving Credit

Lender) then any Issuing Lender shall have the right, but not the obligation, at its own expense, upon notice to such Lender and the Administrative Agent, to replace such Lender with an assignee (in accordance with and subject to the restrictions contained in paragraph (c) above), and such Lender hereby agrees to transfer and assign without recourse (in accordance with and subject to the restrictions contained in paragraph (c) above) all its interests, rights and obligations in respect of its Revolving Credit Commitment to such assignee; provided, however, that (1) no such assignment shall conflict with any law, rule and regulation or order of any Governmental Authority and (2) such Issuing Lender or such assignee, as the case may be (but not, for the avoidance of doubt and notwithstanding anything to the contrary herein, the Company), shall pay to such Lender in immediately available funds on the date of such assignment the principal of and interest accrued to the date of payment on the Loans made by such Lender hereunder and all other amounts accrued for such Lender’s account or owed to it hereunder.

(k) So long as no Default has occurred or is continuing or would result therefrom, any Lender may, at any time, assign all or a portion of its rights and obligations under this Agreement in respect of its Term Loans to the Company on a non-pro rata basis through (and solely through) Dutch Auctions open to all Lenders, subject to the following limitations and other provisions:

(i) the maximum principal amount (calculated on the face amount thereof) of all Term Loans that the Company may offer to purchase or take assignment of shall not exceed 20% of the aggregate principal amount of Term Loans made on the Amendment Effective Date;

(ii) the Company will not be entitled to receive, and will not receive, information provided solely to Lenders by the Administrative Agent or any Lender and will not be permitted to attend or participate in, and will not attend or participate in, meetings or conference calls attended solely by the Lenders and the Administrative Agent;

(iii) borrowings shall not be made under the Revolving Credit Facility to directly or indirectly fund the purchase or assignment;

(iv) any Term Loans purchased by the Company shall be automatically and permanently cancelled immediately upon acquisition by the Company;

(v) notwithstanding anything to the contrary contained herein (including in the definitions of “Consolidated Net Income” and “Consolidated EBITDA”) any noncash gains in respect of “cancellation of indebtedness” resulting from the cancellation of any Term Loans purchased by the Company shall be excluded from the determination of Consolidated Net Income and Consolidated EBITDA;

(vi) the cancellation of Term Loans in connection with a Dutch Auction shall not constitute a voluntary or mandatory prepayment for purposes of Section 2.09 or 2.10, but the face amount of Term Loans cancelled as provided for in clause (iv) above shall be applied on a pro rata basis to the remaining scheduled installments of principal due in respect of the Term Loans;

(vii) the Company shall represent and warrant as of the date of any such purchase and assignment that neither the Company nor any of its officers has any material non-public information with respect to the Company or any of its Subsidiaries or securities that has not been disclosed to the assigning Lender (other than because such assigning Lender does not wish to receive material non-public information with respect to the Company and its Subsidiaries or securities) prior to such date to the extent such information could reasonably be expected to have a material effect upon, or otherwise be material, to a Term Loan Lender’s decision to assign Term Loans to the Company;

(viii) after giving effect to any purchase or assignment of Term Loans pursuant to this Section 10.06(k), the sum of (x) the excess of the Revolving Credit Commitments over the Revolving Extensions of Credit as of such date and (y) the aggregate amount of all unrestricted cash and Cash Equivalents of the Company and its Subsidiaries as of such date shall not be less than $100,000,000; and

(ix) at the time of the consummation of each purchase and assignment of Term Loans pursuant to this Section 10.06(k), the Company shall have delivered to the Administrative Agent an officer’s certificate as to compliance with the preceding clauses (vii) and (viii).

Section 10.07. Adjustments; Set Off. (a) Except (x) to the extent that this Agreement provides for payments to be allocated to a particular Lender or to the Lenders under a particular Facility (or provides for the application of funds arising from the existence of a Defaulting Lender) or (y) to the extent any payment is obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or L/C Disbursements to any assignee or participant (other than to the Company or any Subsidiary thereof, except pursuant to Section 10.06(k)), if any Lender (a “Benefitted Lender”) shall at any time receive any payment of all or part of the Obligations owing to it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set off, pursuant to events or proceedings of the nature referred to in paragraph (f) of Article 8, or otherwise), in a proportion greater than its pro rata share of any such payment to or collateral received by any other Lender, if any, in respect of such other Lender’s Obligations, such Benefitted Lender shall (i) notify the Administrative Agent and each other Lender of the receipt of such payment and (ii) purchase for cash at face value from the other Lenders a participating interest in such portion of each such other Lender’s Obligations, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. Each Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in a Lender’s Obligations deemed to have been so purchased may exercise any and all rights of setoff as set forth in clause (b) below by reason thereof as fully as if such Lender had made a Loan directly to such Borrower in the amount of such participation.

(b) In addition to any rights and remedies of the Lenders provided by law, each Lender and each Issuing Lender shall have the right, without prior notice to the Borrowers, any such notice being expressly waived by the Borrowers to the extent permitted by applicable law, upon any amount becoming due and payable by any Borrower hereunder (whether at the stated maturity, by acceleration or otherwise) after the occurrence and during the continuance of an Event of Default, to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or Issuing Lender or any branch or agency thereof to or for the credit or the account of any Borrower; provided that if any Defaulting Lender shall exercise such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.25 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Collateral Agent, the Issuing Lenders and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. Each Lender and each Issuing Lender agrees promptly to notify the Company and the Administrative Agent after any such setoff and application made by such Lender or such Issuing Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application.

Section 10.08. Counterparts. (a) This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile or other electronic transmission (e.g. by .PDF or ..TIF file) shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of the Amendment Agreement signed by all the parties and this Agreement shall be lodged with the Company and the Administrative Agent.

(b) The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Acceptance shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 10.09. Severability. Any provision of this Agreement that is invalid, illegal, prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality, prohibition or unenforceability without affecting, impairing or invalidating the remaining provisions hereof, and any such invalidity, illegality, prohibition or unenforceability in any jurisdiction shall not affect, impair, invalidate or render unenforceable such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 10.10. Integration. This Agreement, the other Loan Documents, the Engagement Letter and the “Agent Fee Letter” referred to therein represent the entire agreement of the Borrowers, the Agents and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by any Agent or any Lender relative to the subject matter hereof not expressly set forth herein or in the other Loan Documents.

Section 10.11. GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN LETTERS OF CREDIT AND AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS) AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION BASED UPON, ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY SUCH OTHER LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY (INCLUDING, WITHOUT LIMITATION, ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW OR OTHERWISE ARISING OUT OF THE SUBJECT MATTER HEREOF) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK. EACH LETTER OF CREDIT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OR RULES DESIGNATED IN SUCH LETTER OF CREDIT, OR IF NO SUCH LAWS OR RULES ARE DESIGNATED, THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS MOST RECENTLY PUBLISHED AND IN EFFECT, ON THE DATE SUCH LETTER OF CREDIT WAS ISSUED, BY THE INTERNATIONAL CHAMBER OF COMMERCE (THE “UNIFORM CUSTOMS”) AND, AS TO MATTERS NOT GOVERNED BY THE UNIFORM CUSTOMS, THE LAWS OF THE STATE OF NEW YORK.

Section 10.12. Submission to Jurisdiction; Waivers.

(a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its Property, to the exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Collateral Agent, any Issuing Lender or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against any Borrower or its Properties in the courts of any jurisdiction.

(b) Each of the parties hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.02. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Section 10.13. Judgment Currency. If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum due hereunder in U.S. Dollars into another currency, the parties hereto agree, to the fullest extent that they may legally and effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase U.S. Dollars with such other currency in New York, New York, on the Business Day immediately preceding the day on which final judgment is given.

The obligation of any Borrower in respect of any sum due to any Lender hereunder in U.S. Dollars shall, to the extent permitted by applicable law, notwithstanding any judgment in a currency other than Dollars, be discharged only to the extent that on the Business Day following receipt of any sum adjudged to be so due in the judgment currency such Lender may in accordance with normal banking procedures purchase U.S. Dollars in the amount originally due to such Lender with the judgment currency. If the amount of U.S. Dollars so purchased is less than the sum originally due to such Lender, each Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender against the resulting loss; and if the amount of U.S. Dollars so purchased is greater than the sum originally due to such Lender, such Lender agrees to repay such excess.

Section 10.14. Acknowledgments. Each Borrower hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

(b) no Agent nor any Lender has any fiduciary relationship with or duty to such Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Agents and the Lenders, on one hand, and the Borrowers, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Agents and the Lenders or among the Borrowers and the Lenders.

Section 10.15. Confidentiality. Each of the Agents, the Issuing Lenders and the Lenders agrees to keep confidential all Information (as defined below); provided that nothing herein shall prevent any Agent, any Issuing Lender or any Lender from disclosing any such Information (a) to any Agent, any other Lender or any Affiliate of any thereof, (b) subject to Section 10.06(g), to any Participant or Assignee (each, a “Transferee”) or prospective Transferee or to any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Company or any Subsidiary or any of their respective obligations, in each case, that agrees to comply with the provisions of this Section or substantially equivalent provisions, (c) to any of its officers, employees, directors, agents, attorneys, accountants and other professional advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (d) upon the request or demand of any Governmental Authority having jurisdiction over it, (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (f) in connection with any litigation or similar proceeding, (g) that has been publicly disclosed other than in breach of this Section 10.15, (h) to any regulatory authority or quasi-regulatory authority (such as the National Association of Insurance Commissioners or any similar organization) or any nationally recognized rating agency that requires access to information about a Lender’s investment portfolio in connection with ratings issued with respect to such Lender, (i) in connection with the exercise of any remedy hereunder or under any other Loan Document or (j) with the consent of the Company. For the purposes of this Section, “Information” shall mean all information received from or on behalf of any Loan Party and related to the Company or its Subsidiaries or any of their business, other than any such information that was available to the Administrative Agent, the Collateral Agent, any Issuing Lender or any Lender on a nonconfidential basis prior to such disclosure. Any Person required to maintain the confidentiality of Information as provided in this Section 10.15 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord its own confidential information.

Section 10.16. Release of Collateral and Guarantee Obligations.

(a) Notwithstanding anything to the contrary contained herein or in any other Loan Document, upon the request of the Company in connection with (i) any Disposition of Property permitted by the Loan Documents (other than a Disposition to a Loan Party) or (ii) any merger, consolidation or amalgamation permitted by the Loan Documents, the Administrative Agent shall (without notice to, or vote or consent of, any Lender, or any Affiliate of any Lender that is a party to any Specified Hedge Agreement or any Specified Cash Management Agreement) take such actions as shall be required to release its security interest in any Collateral being Disposed of in such Disposition (but not in any proceeds thereof) or any Capital Stock necessary to permit consummation of such merger, consolidation or amalgamation (provided, to the extent applicable, the Company shall comply with Section 6.08 in connection therewith), and to release any guarantee obligations under the Loan Documents of any Person being Disposed of in such Disposition or any entity that is not the surviving entity of any merger, consolidation or amalgamation, to the extent necessary to permit consummation of such Disposition, merger, consolidation or amalgamation in accordance with the Loan Documents.

(b) Notwithstanding anything to the contrary contained herein or in any other Loan Document, when all Obligations (other than obligations in respect of any Specified Hedge Agreement or any Specified Cash Management Agreement, contingent indemnity obligations not then due and payable and contingent reimbursement obligations in respect of outstanding Letters of Credit) have been paid in full, all Commitments have terminated or expired and no Letter of Credit shall be outstanding (or all outstanding Letters of Credit have been cash collateralized, or in respect of which back-stop letters of credit have been provided, in each case in an amount equal to 103% of the aggregate outstanding face amount thereof and pursuant to arrangements otherwise reasonably satisfactory to the Administrative Agent and the Issuing Lender), upon the request of the Company, the Administrative Agent shall (without notice to, or vote or consent of, any Lender, or any Affiliate of any Lender that is party to any Specified Hedge Agreement or any Specified Cash Management Agreement) take such actions as shall be required to release its security interest in all Collateral, and to release all guarantee obligations under any Loan Document, whether or not on the date of such release there may be outstanding Obligations in respect of Specified Hedge Agreements or Specified Cash Management Agreements. Any such release of guarantee obligations shall be deemed subject to the provision that such guarantee obligations shall be reinstated if after such release any portion of any payment in respect of the Obligations guaranteed thereby shall be rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Borrower or any Subsidiary Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Borrower or any Subsidiary Guarantor or any substantial part of its property, or otherwise, all as though such payment had not been made.

(c) Neither the Administrative Agent nor the Collateral Agent shall be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Collateral Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent or the Collateral Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

Section 10.17. WAIVERS OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.17.

Section 10.18. USA PATRIOT Act Notice. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrowers that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of the Borrowers and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrowers in accordance with the USA PATRIOT Act.

Section 10.19. Replacement Lenders. (a) The Company shall be permitted to replace any Lender that is a Defaulting Lender; provided that (A) such replacement or removal does not conflict with any Requirement of Law, (B) the Company shall be liable to such replaced Lender under Section 2.19 (as though Section 2.19 were applicable) if any Eurodollar Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period or maturity date relating thereto, (C) the replacement financial institution shall purchase, at par, all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement, (D) the replaced Lender shall be obligated to make such replacement in accordance with the other provisions of Section 10.06 (provided that the Company shall be obligated to pay the registration and processing fee referred to therein), (E) the Company shall pay all additional amounts (if any) required pursuant to Section 2.17 or 2.18, as the case may be, in respect of any period prior to the date on which such replacement shall be consummated, and (F) any such replacement shall not be deemed to be a waiver of any rights that the Company, the Administrative Agent or any other Lender shall have against the replaced Lender; provided, further that, in connection with any such assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Company and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the Collateral Agent, each Issuing Lender and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit in accordance with its Revolving Credit Percentage (and notwithstanding the foregoing, if any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs).

(b) The Company shall be permitted to replace any Lender (in the case of clause (ii) below, within 120 days of the applicable failure to consent referenced therein) (i) that requests reimbursement owing pursuant to Section 2.17 or 2.18 or (ii) in connection with any proposed amendment, modification, supplement or waiver with respect to any of the provisions of the Loan Documents as contemplated in Section 10.01 where such amendment, modification, supplement or waiver requires the consent of either (x) all or all affected Lenders, and the consent of the holders of more than 50% of the aggregate amount of the Term Loans and the then outstanding Total Revolving Credit Commitments then in effect (or, if the Revolving Credit Commitments have been terminated, the Total Revolving Extensions of Credit then outstanding) is obtained or (y) all affected Lenders under any Facility, and the consent of the holders of more than 50% of the aggregate amount of Loans or Commitments, as applicable, under the relevant Facility is obtained, and such Lender fails to consent to such proposed action; provided that (A) such replacement or removal does not conflict with any Requirement of Law, (B) the Company shall be liable to such replaced Lender under Section 2.19 (as though Section 2.19 were applicable) if any Eurodollar Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period or maturity date relating thereto, (C) the replacement financial institution shall purchase, at par, all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement and shall have consented to the proposed amendment, (D) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 10.06 (provided that the Company shall be obligated to pay the registration and processing fee referred to therein), (E) the Company shall pay all additional amounts (if any) required pursuant to Section 2.17 or 2.18, as the case may be, in respect of any period prior to the date on which such replacement shall be consummated, and (F) any such replacement shall not be deemed to be a waiver of any rights that the Company, the Administrative Agent or any other Lender shall have against the replaced Lender.

Section 10.20. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

Section 10.21. Lender Action. Each Lender agrees that it shall not take or institute any actions or proceedings, judicial or otherwise, for any right or remedy against any Loan Party or any other obligor under any of the Loan Documents (including the exercise of any right of setoff, rights on account of any banker’s lien or similar claim or other rights of self-help), or institute any actions or proceedings, or otherwise commence any remedial procedures, with respect to any Collateral or any other property of any such Loan Party, unless expressly provided for herein or in any other Loan Document, without the prior written consent of the Administrative Agent. The provisions of this Section 10.21 are for the sole benefit of the Lenders and shall not afford any right to, or constitute a defense available to, any Loan Party.

Section 10.22. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan or participation in any payment or disbursement made by an Issuing Lender pursuant to a Letter of Credit, together with all fees, charges and other amounts which are treated as interest on such Loan or such participation under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan or participation in accordance with applicable law, the rate of interest payable in respect of such Loan or participation hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan or participation but were not payable as a result of the operation of this Section 10.22 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or participations or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

Section 10.23. Amendment and Restatement; No Novation. This Agreement constitutes for all purposes an amendment and restatement of the Existing Credit Agreement. The Existing Credit Agreement, as amended and restated hereby, continues in full force and effect as so amended and restated by this Agreement. Nothing contained in the Amendment Agreement, this Agreement or any other Loan Document shall constitute or be construed as a novation of any of the Obligations.

ANNEX A

Revolving Credit Commitments

Revolving Credit Lender	Revolving Credit Commitment
Credit Suisse AG, Cayman Islands Branch	$40,000,000
Deutsche Bank Trust Company Americas	$40,000,000
Royal Bank of Canada	$40,000,000
Barclays Bank PLC	$40,000,000
HSBC Bank USA, N.A.	$40,000,000
Total:	$200,000,000